As filed with the Securities and Exchange Commission on July 14, 2004

Registration No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

(Exact Name of Registrant as Specified in Its Governing Instruments)

326 Third Street

Lakewood, New Jersey 08701

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David Lichtenstein

c/o The Lightstone Group

326 Third Street

Lakewood, New Jersey 08701

(732) 367-0129

(Name and Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

Peter M. Fass, Esq.

Proskauer Rose LLP

1585 Broadway

New York, New York 10036-8299

(212) 969-3000

Approximate Date of Commencement of Proposed Sale to Public:  As soon as practicable after the registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(e) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check, the following box:  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered		Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $.01 par value	30,000,000 shares		$10.00	$300,000,000	(1)	$38,010
Common Stock, $.01 par value	4,000,000 shares	(2)	$9.50	$38,000,000		$4,814.60
Common Stock, $.01 par value	600,000 shares	(3)	$12.00	$7,200,000		$912.24
Soliciting Dealer Warrants	600,000 shares	(4)	$0.0008	$480		$0.06

(1)	All organizational and offering expenses, dealer manager fees and selling commissions of this offering to be paid by our sponsor, The Lightstone Group, through the purchase of a special limited partner interest from Lightstone Value Plus REIT LP, our operating partnership.
(2)	Represents shares to be issued pursuant to distribution reinvestment plan. The offering price per share issuable pursuant to distribution reinvestment plan is estimated for purposes of calculating registration fee at $9.50 per share.
(3)	Represents shares that are issuable upon exercise of warrants issuable to Lightstone Securities, LLC (the “Dealer Manager”), our affiliate, which may transfer such warrants to the participating broker-dealers, pursuant to that certain Warrant Purchase Agreement between the Registrant and the Dealer Manager.
(4)	Represents warrants issuable to the Dealer Manager to purchase 600,000 shares pursuant to the Warrant Purchase Agreement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. No one may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS DATED JULY 14, 2004

1,000,000 shares of common stock—minimum offering

20,000,000 shares of common stock—maximum offering

30,000,000 shares of common stock—increased maximum offering

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

$10.00 PER SHARE Minimum Initial Purchase—100 Shares

(300 shares for Tax-exempt entities)

We are a Maryland corporation incorporated in 2004 and intend to qualify as a real estate investment trust, or REIT. We intend to acquire residential and commercial properties. Our acquisitions may include both portfolios and individual properties. We expect that our commercial holdings will consist of retail (primarily multi-tenanted shopping centers), industrial and office properties and our residential properties will be comprised of “Class B” multi-family complexes. We may also acquire mortgages secured by real estate, with a view towards acquiring such real estate.

We are offering up to 20,000,000 shares of common stock to investors who meet our suitability standards; up to an additional 10,000,000 shares of common stock, issuable at our sole discretion, in the event that we receive subscriptions for more than 20,000,000 shares of common stock; and up to 4,000,000 shares of common stock to participants in our distribution reinvestment plan. Additionally, we are registering 600,000 warrants for sale as soliciting dealer warrants, as well as 600,000 shares of common stock issuable upon exercise of those warrants.

Investing in us involves a high degree of risk. See “ Risk Factors” beginning on page 9 for a discussion of the risks which should be considered in connection with your investment in our common stock. Some of these risks include:

•	There are limitations on ownership and transferability of our shares;
•	We have no operating history or established financing sources;
•	Our investment policies and strategies may be changed without shareholder consent;
•	We do not currently own any properties and we have not identified any properties to acquire with the offering proceeds;
•	We are obligated to pay substantial fees to our advisor and its affiliates, including fees payable upon the sale of properties and termination of the advisory agreement;
•	The incentive advisor fee structure may result in our advisor recommending riskier or more speculative investments;
•	There are substantial conflicts of interest between the interests of investors and our interests or the interests of our advisor, sponsor or our respective affiliates; and
•	No public market currently exists for our shares of common stock and our shares cannot be readily sold.

A minimum of 1,000,000 shares of common stock must be sold within one year from the date of this prospectus, unless extended, or we will terminate this offering and we will promptly (but in any event within 10 days) return your subscription payments, without interest. If a refund is made for this reason, The Lightstone Group will pay any escrow fees and no amounts will be deducted from the escrow funds.

Prior to the sale of the minimum offering, your subscription payments will be placed in an escrow account held by the escrow agent, [    ]. The dealer manager of the offering, Lightstone Securities, LLC is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell 20,000,000 of our shares.

All dealer manager fees, selling commissions and other expenses in connection with this offering will be paid out of funds provided by our sponsor. Accordingly, no commissions or selling expenses will be paid out of the proceeds of this offering. Unlike other REITs, which do not have a public trading market and typically invest between 85% and 90% of gross offering proceeds toward the purchase of property, we expect that all of the gross proceeds of this offering will be available for the purchase of properties, the payment of fees and expenses associated with such properties and the establishment of reserves.

If we receive subscriptions in excess of 20,000,000 shares of common stock, we reserve the right, in our sole discretion, to sell an additional 10,000,000 shares of common stock under the terms of this offering. This offering will end no later than                     , 2005, unless we elect to extend it to a date no later than                     , 2006 in states that permit us to make this 1-year extension.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in us is not permitted.

WE ARE NOT A MUTUAL FUND OR AN INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

	Per share		Min. Offering	Max. Offering	Increased Max. Offering
Public offering price	$10.00	(1)	$10,000,000	$200,000,000	$300,000,000
Selling commissions(2)	$—		—	—	—
Dealer Manager Fee(2)	$—		—	—	—
Proceeds, before expenses, to us	$10.00		$10,000,000	$200,000,000	$300,000,000

(1)	The offering price per share of common stock issuable pursuant to our distribution reinvestment program is initially $9.50.
(2)	All dealer manager fees, selling commissions and organizational and offering expenses will be paid by our sponsor, The Lightstone Group, through the purchase of a special limited partner interest from Lightstone Value Plus REIT LP, our operating partnership. Distributions with respect to this special limited partner interest will be made only after stockholders have received a stated preferred return. Pursuant to a Warrant Purchase Agreement, we may issue to our affiliate, Lightstone Securities, LLC, warrants to purchase 600,000 shares, which warrants may be transferred to the participating broker-dealers.

SUITABILITY STANDARDS

Because an investment in our common stock is risky and is a long-term investment, it is suitable for you only if you have adequate financial means to make this investment, you have no immediate need for liquidity in your investment and you can bear the loss of your investment.

Therefore, we have established financial suitability standards for investors who purchase shares of our common stock, which we sometimes refer to as the “shares.” In addition, residents of some states must meet higher suitability standards under state law. These standards require you to meet the applicable criteria below. In determining your net worth, do not include your home, home furnishings or your automobile.

General Standards for all Investors

•	The investor has either (i) a net worth of at least $150,000, or, (ii) an annual gross income of $45,000 and a minimum net worth of $45,000.

Standards for investors from California, Iowa, Massachusetts, Michigan, North Carolina and Tennessee

•	The investor has either (i) a net worth of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth of at least $225,000.

Standards for investors from Maine

•	The investor has either (i) a net worth of at least $50,000 and an annual gross income of at least $50,000, or (ii) a net worth of at least $200,000.

Standards for investors from Missouri

•	the investor (i) invests no more than 10% of the investor’s net worth in us and (ii) has either (a) a net worth of at least $60,000 and an annual gross income of at least $60,000, or (b) a net worth of at least $225,000.

Standards for investors from New Hampshire

•	The investor has either (i) a net worth of at least $125,000 and an annual gross income of at least $50,000, or (ii) a net worth of at least $250,000.

Standards for the investors from Ohio and Pennsylvania

•	The investor has (i) a net worth of at least ten times the investor’s investment in us; and (ii) either (a) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth of at least $150,000.

In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the common stock if the donor or the grantor is the fiduciary. Investors with investment discretion over assets of an employee benefit plan covered by ERISA should carefully review the information in the section entitled “ERISA Considerations.”

In the case of gifts to minors, the suitability standards must be met by the custodian of the account or by the donor.

In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C. In addition, the soliciting dealers have the responsibility to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Executed subscription agreements will be maintained in our records for six years.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

The date of this Prospectus is [                    ] [    ], 2004

i

v

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. Because this is a summary, it does not contain all the information that may be important to you. You should read this entire prospectus and its appendices carefully before you decide to invest in our shares of common stock.

Lightstone Value Plus Real Estate Investment Trust, Inc.

We are a Maryland corporation incorporated on June 8, 2004. We intend to operate as a real estate investment trust, or a “REIT”, for federal and state income tax purposes. We were formed as a corporation with perpetual existence; however, our corporate existence may be terminated upon our dissolution and the liquidation of our assets in accordance with the terms of our charter.

Our principal executive offices are located at 326 Third Street, Lakewood, New Jersey 08701 and our telephone number is (732) 367-0129.

The types of real estate that we plan to acquire and manage

We intend to acquire residential and commercial properties. Our acquisitions may include both portfolios and individual properties. We expect that our commercial holdings will consist of retail (primarily multi-tenanted shopping centers), industrial and office properties and our residential properties will be comprised of “Class B” multi-family complexes. We may also acquire mortgages secured by real estate, with a view towards acquiring such real estate.

Some of our properties may be acquired through our affiliates. As of the date of this prospectus, we do not hold any properties. However, we may acquire properties from our affiliates that had purchased the properties from unaffiliated third parties on our behalf pending our receipt of proceeds from our initial public offering. No such properties have been acquired on our behalf to date, and no affiliates of ours are presently in negotiations to acquire such properties.

Our sponsor, promoters, advisor, dealer manager, property manager and operating partnership

Our sponsor, The Lightstone Group, is one of the largest residential and commercial real estate owners and operators in the United States today. Founded in 1985, our sponsor is ranked among the 25 largest American multi-family and commercial real estate companies with a portfolio of 15,427 residential units and 13,444,286 square feet of retail and industrial properties located in 24 states and Puerto Rico. With five regional offices across the country, our sponsor employs more than 1,000 employees. Our sponsor and its affiliates have acquired over 175 projects including numerous properties and portfolios from major national public and privately-held real estate companies such as Acadia Realty Trust (NYSE:AKR), Liberty Property Trust (NYSE:LRY), and The Rouse Company (NYSE:RSE), Prime Retail Inc. (NASDAQ:PMRE), F & W Management Company, United Dominion Realty Trust (NYSE:UDR) and Intel Corporation (NASDAQ:INTC).

Certain officers and directors of The Lightstone Group and its affiliates also have senior management positions with us, and are thus considered our promoters. These directors and executive officers, whose positions and biographical information can be found under the heading “Our Directors and Executive Officers,” below, are David Lichtenstein, Jonathan Gould, Paula Rowland, Angela Mirizzi-Olsen, Gail Grossman, Samuel Moerman and Bruno de Vinck.

Assuming we sell 20,000,000 shares in this offering, the offering expenses and selling commissions are expected to be approximately $20,000,000. Our sponsor or an affiliate will pay all costs and expenses of this offering (including organizational expenses, dealer manager fees and selling commissions) through the purchase of a special limited partner interest from Lightstone REIT LP, our operating partnership, which we sometimes refer to as the “special limited partner interest.” Thus, unlike other REITs, which do not have a public trading market and typically invest 85% - 90% of the gross proceeds of their offerings in the purchase of properties, we expect to use all of the gross proceeds of our offering in connection with the purchase of properties, the payment of fees and expenses associated with such properties and the establishment of reserves.

Lightstone Value Plus REIT LLC is wholly-owned by David Lichtenstein, the sole owner of The Lightstone Group, our sponsor, and is our advisor. Our advisor, together with our board of directors (see “Our Directors and Senior Management”), will be primarily responsible for making investment decisions. Lightstone Value Plus REIT Management LLC is also wholly-owned by David Lichtenstein, the sole owner of our sponsor, and is our property manager.

Our structure is generally referred to as an “UPREIT” structure. Substantially all of our assets will be held through Lightstone Value Plus REIT LP, a Delaware limited partnership, which we sometimes refer to as the “operating partnership.” This structure will enable us to acquire assets from other partnerships and individual owners in a manner that will defer the recognition of gain to the partners of the acquired partnerships or the individual owners, assuming certain conditions are met. We will provide our stockholders with appropriate tax information including a Form 1099.

Certain of our affiliates, including our sponsor, promoters, advisor, dealer manager and property manager will receive substantial fees and profits in connection with this offering. Such compensation is described more fully below under the heading “Compensation Table” and includes: selling commissions and a dealer manager fee payable to the dealer manager, acquisition fees, asset management fees, liquidation distributions, termination fees, termination distributions, distributions with respect to the special limited partner interest and reimbursement of certain expenses, all payable to our advisor, and property management fees payable to our property manager.

The principal executive offices of our sponsor and our advisor are located at 326 Third Street, Lakewood, New Jersey 08701 and their telephone number is (732) 367-0129.

Summary Risk Factors

Investment in shares of our common stock involves risks which are described in detail under “Risk Factors.” If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The most significant risks relating to this offering and an investment in our shares include:

•	We do not currently own any properties and we have not identified any properties to acquire with the offering proceeds;

•	The profitability of attempted acquisitions is uncertain;

•	The bankruptcy or insolvency of a major tenant would adversely impact us;

•	There are limitations on ownership and transferability of our shares;

•	We have no operating history or established financing sources;

•	Our investment policies and strategies may be changed without shareholder consent;

•	We are obligated to pay substantial fees to our advisor and its affiliates, including fees payable upon the sale of properties and termination of the advisory agreement;

•	The incentive advisor fee structure may result in our advisor recommending riskier or more speculative investments;

•	No public market currently exists for our shares of common stock and our shares cannot be readily sold;

•	There are numerous conflicts of interest between the interests of investors and our interests or the interests of our advisor, our sponsor, and their respective affiliates;

•	There are significant risks associated with maintaining as high level of leverage as permitted under our charter (which permits leverage of up to 300% of our net assets);

•	Our advisor may have an incentive to incur a high level of leverage due to the fact that asset management fees payable to our advisor are based on total assets, including assets purchased with indebtedness;

•	If only the minimum number of shares is sold in this offering, our ability to diversify our investments will be limited;

•	Our dealer manager has not conducted an independent review of this prospectus;

•	Our property manager is newly formed and has no prior experience as a property manager;

•	We may fail to qualify or continue to qualify to be treated as a REIT for taxation purposes; and

•	Our share repurchase program is subject to numerous restrictions, may be cancelled at any time and should not be relied upon as a means of liquidity.

Conflicts of interest

Conflicts of interest may exist between us and some of our affiliates, including our advisor. Some of these potential conflicts include:

•	The possibility that our affiliates may invest in properties that meet our investment profile;

•	the possibility that we may purchase properties from our affiliates;

•	competition for the time and services of personnel that work for us and our affiliates;

•	substantial compensation payable by us to our advisor, property manager, dealer manager and affiliates for their various services, which may not be on market terms and is payable, in some cases, whether or not our stockholders receive distributions;

•	the possibility that we may acquire or consolidate with our advisor or property manager; and

•	the possibility that we may do business with entities that have pre-existing relationships with our affiliates which may result in a conflict between our business and the ongoing business relationships our affiliates have with each other.

Conflicts of interest may also arise in connection with the potential sale or refinancing of our properties or the enforcement of agreements.

See “Conflicts of Interest” for more details of these and other conflicts of interest.

Factors used to determine offering price

Our board of directors determined the offering price of the common stock and such price bears no relationship to any established criteria for valuing issued or outstanding shares. It determined the offering price of our shares of common stock based primarily on the range of offering prices of other REITs that do not have a public trading market. In addition, our board of directors set the offering price of our shares at $10, a round number, in order to facilitate calculations relating to the offering price of our shares. However, the offering price of our shares of common stock may not reflect the price at which the shares may trade if they were listed on an exchange or actively traded by brokers, nor of the proceeds that a stockholder may receive if we were liquidated or dissolved.

Estimated use of proceeds

The proceeds from this offering will be used in connection with the purchase of real estate. The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. This first scenario assumes we sell the minimum number of 1,000,000 shares of common stock in this offering. The second scenario assumes that we sell the maximum of 20,000,000 shares in this offering at $10 per share and the third scenario assumes that we sell the increased maximum of 30,000,000 shares in this offering.

	Minimum Dollar Amount	Percent	Maximum Dollar Amount	Percent	Increased Maximum Dollar Amount	Percent
Gross offering proceeds(1)	$10,000,000	100%	$200,000,000	100%	$300,000,000	100%
Amount available for investment	10,000,000	100%	200,000,000	100%	300,000,000	100%
Acquisition and Rehabilitation Costs
Acquisition fees	275,000	2.75%	5,500,000	2.75%	8,250,000	2.75%
Acquisition expenses	100,000	1%	2,000,000	1%	3,000,000	1%
Initial working capital reserves	50,000	0.5%	1,000,000	0.5%	1,500,000	0.5%
Proceeds invested
Total application of proceeds	$9,575,000	95.75%	$191,500,000	95.75%	$287,250,000	95.75%

(1)	Does not include the special limited partner interest that our sponsor will receive from Lightstone Value Plus REIT LP, our operating partnership, in exchange for agreeing to pay for all organizational and offering expenses, dealer manager fees and selling commissions of this offering.

See “Estimated Use of Proceeds” for a more detailed description of the estimated use of the proceeds of the offering.

Primary business objectives and strategies

Our primary objective is to achieve capital appreciation with a secondary objective of income without subjecting principal to undue risk. We intend to achieve this goal through investments in real estate and real-estate related debt and equity securities that we believe to be undervalued. We expect that most of our investments will be in real estate properties themselves, although we may also invest in mortgages secured by real estate, with a view towards acquiring such real estate.

Unlike other REITs, which typically specialize in one sector of the real estate market, we intend to invest in both residential and commercial properties to provide a more general risk profile and take advantage of our sponsor’s expertise in acquiring larger properties and portfolios of both residential and commercial properties.

The following is descriptive of our investment objectives and policies:

•	Reflecting a flexible operating style, our portfolio is likely to be diverse and include properties of different types (such as retail, office, industrial and residential properties); both passive and active investments; and joint venture transactions. The portfolio is likely to be determined largely by the purchase opportunities that the market offers, whether on an upward or downward trend. This is in contrast to a “core” fund which is more likely to hold investments of a single type, usually as outlined by its charter.

•	We may invest in properties that are acquired “off the beaten path” and not sold through conventional marketing and auction processes. Our investments may be at a dollar cost level below those in which the “core” funds are interested.

•	We may be more likely to make investments that are outside the “trophy property” category. They may be in need of rehabilitation, redirection, remarketing and/or additional capital investment.

•	We may place major emphasis on a bargain element in our purchases, and often on the individual circumstances and motivations of the sellers.

•	We may purchase mortgage debt or securities related to real estate in addition to properties themselves.

•	We intend to pursue above average absolute returns in excess of the returns usually targeted by core real estate investors.

We cannot assure you that we will attain these objectives.

If we have not provided some form of liquidity for our stockholders or if our company is not liquidated, generally within seven to ten years after the proceeds from the offering are fully invested, we will cease reinvesting our capital and sell the properties and other assets, either on a portfolio basis or individually, or engage in another transaction approved by our board of directors, market conditions permitting, unless the directors (including a majority of the independent directors) determine that, in light of our expected life at any given time, it is deemed to be in the best interest of the stockholders to reinvest proceeds from property sales or refinancings. Alternatively, we may merge with, or otherwise be acquired by, our sponsor or its affiliates. We expect that in connection with such merger or acquisition transaction, our stockholders would receive cash or shares of a publicly traded company. The terms of any such transaction must be approved by a majority of our board of directors which includes a majority of our independent directors. Such merger or acquisition transaction would also require the affirmative vote of a majority of the shares of our common stock. To assist with this process, the board of directors or a special committee of the board of directors established to consider the transaction will retain a recognized financial advisor or institution providing valuation services to serve as its financial advisor. The financial advisor will be required to render an opinion to the board of directors or special committee with respect to the fairness to our stockholders from a financial point of view of the consideration to be paid in the merger or acquisition transaction.

While we intend to provide shareholders with liquidity through regular distributions, our ability to pay distributions will depend upon a variety of factors, and we cannot assure that distributions will be made. As such, we are unable to determine the maximum time from the closing date that an investor may have to wait to receive distributions.

Distribution Reinvestment and Share Repurchase Programs

Our distribution reinvestment program provides investors with an opportunity to purchase additional shares of our common stock at a discount, by reinvesting distributions. Our share repurchase program may, subject to restrictions, provide investors with limited, interim liquidity by enabling them to sell their shares back to us. Both programs are described in greater detail under the heading “Distribution Reinvestment and Share Repurchase Programs,” below.

Acquisition Strategy

We intend to acquire residential and commercial properties. Our acquisitions may include both portfolios and individual properties. We expect that our commercial holdings will consist of retail (primarily multi-tenanted shopping centers), industrial and office properties and our residential properties will be comprised of “Class B” multi-family complexes. We may also acquire mortgages secured by real estate, with a view towards acquiring such real estate.

We expect that we will acquire the following types of real estate interests:

•	Fee interests in market-rate, middle market multifamily properties at a discount to replacement cost located either in emerging markets or near major metropolitan areas. We will attempt to identify those sub-markets with job growth opportunities and demand demographics which support potential long-term value appreciation for multifamily properties.

•	Fee interests in well-located, multi-tenanted, community, power and lifestyle shopping centers and malls located in highly trafficked retail corridors, in selected high-barrier to entry markets and sub-markets. We will attempt to identify those sub-markets with constraints on the amount of additional property supply will make future competition less likely.

•	Fee interests in improved, multi-tenanted, industrial properties located near major transportation arteries and distribution corridors with limited management responsibilities.

•	Fee interests in improved, multi-tenanted, office properties located near major transportation arteries in urban and suburban areas.

To date, neither we nor our advisor have identified any specific properties to be purchased with the proceeds of this offering.

Financing Strategy

Our financing strategy is as follows:

We intend to utilize leverage to acquire our properties. The number of different properties we will acquire will be affected by numerous factors, including, the amount of funds available to us. When interest rates on mortgage loans are high or financing is otherwise unavailable on terms that are satisfactory to us, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. There is no limitation on the amount we may invest in any single property or on the amount we can borrow for the purchase of any property.

We intend to limit our borrowing to 75% of the aggregate value of all properties unless any excess borrowing is approved by a majority of the independent directors and is disclosed to our stockholders. By operating on a leveraged basis, we will have more funds available for investment in properties. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although our liability for the repayment of indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. We will endeavor to obtain financing on the most favorable terms available. Lenders may have recourse to assets not securing the repayment of the indebtedness. Our sponsor may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

Operations

Our property manager will manage and lease substantially all of the properties that we acquire with its existing management and leasing staff and where appropriate it may acquire and incorporate the existing management and leasing staffs of the portfolio properties we acquire.

Although we are not limited as to the geographic area where we may conduct our operations, we intend to invest in properties located near our sponsor’s existing operations to achieve economies of scale where possible. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering. We will consider relevant real estate property and financial factors, including the location of the property, its income-producing capacity, its suitability for any future development the prospects for long-range appreciation, its liquidity and income tax considerations. In this regard, our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	leases, licenses and temporary tenants;

•	plans and specifications;

•	occupancy history;

•	sales reports;

•	zoning analyses and future development potential;

•	traffic flow, car count and parking studies;

•	trends in area;

•	tenant mix;

•	environmental and engineering reports;

•	projections, surveys and appraisals;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

•	audited financial statements covering recent operations of properties having operating histories unless such statements are not required to be filed with the Securities and Exchange Commission and delivered to our shareholders; and

•	title and liability insurance policies.

Terms of the offering

We are offering a minimum of 1,000,000 shares of our common stock and a maximum of 20,000,000 shares of our common stock in this offering. We are offering these shares on a best efforts basis through the dealer manager at $10.00 per share, subject to volume discounts in some cases. An offering on a best efforts basis is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered and, therefore, no specified number of securities are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the offering.

In addition, if we receive subscriptions in excess of 20,000,000 shares of common stock, we may issue, at our sole discretion, up to an additional 10,000,000 shares of common stock, at $10.00 per share, subject to volume discount in certain cases, under the terms of this offering. Further, 75,000 shares have been authorized and reserved for issuance under our stock option plan for independent directors.

See the “Plan of Distribution” for information on the escrow and for a description of the terms of the offering.

Suitability Standards

In order to purchase shares, you must meet the financial suitability standards we have established for this offering. In general you must have either $45,000 in annual gross income and a minimum net worth of $45,000 or $150,000 minimum net worth. Residents of California, Iowa, Maine, Massachusetts, Michigan, Missouri, New Hampshire, North Carolina, Ohio, Oregon, Pennsylvania and Tennessee must meet higher financial standards, however. Employee benefit plans covered by ERISA must consider additional factors before investing. To invest in this offering, you must complete a subscription agreement which, in part, provides that you meet these standards.

Shares currently outstanding

As of the date of this prospectus, there are 20,000 shares of our common stock outstanding. The number of shares of our common stock outstanding prior to this date does not include shares issuable upon exercise of options which may be granted under our stock option plan.

Is an investment in us appropriate for you?

An investment in us might be appropriate as part of your investment portfolio if you are looking for regular distributions. Our goal is to pay regular quarterly distributions to our stockholders. We are planning to achieve this goal by acquiring and managing a portfolio of commercial and residential properties. We may also acquire mortgages secured by real estate, with a view towards acquiring such real estate. We cannot guarantee that we will achieve this goal. Moreover, distributions will be made at the discretion of our board of directors, and we cannot assure that regular distributions will be made or that any particular level of distributions established in the future, if any, will be maintained. In order to be qualified as a REIT, we are required under federal income tax law to distribute at least 90% of our REIT taxable income. If we fail to make such distributions, we will not be able to obtain or maintain qualification as a REIT.

An investment in us will not be appropriate for you unless you are prepared to retain our shares for approximately seven to ten years. There is no public trading market for our shares and we do not expect a public trading market for our shares to develop in the near term. The absence of an active public market for our shares could impair your ability to sell our stock at a profit or at all. Within seven to ten years after the net proceeds of this offering are fully invested, our board of directors may determine that it is in our best interests to apply to have the shares listed on a national stock exchange or included for quotation on a national market system if we meet the applicable listing requirements at that time. Alternatively, our board of directors may decide that it is in our best interests to liquidate or to merge or otherwise consolidate with a publicly-traded REIT or merge with, or otherwise be acquired by, our sponsor or its affiliates. Therefore, our shares should be purchased as a long term investment only.

RISK FACTORS

An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences, and are able to bear the risk of loss of their investment. While we believe that all material risks are presented in this section, you should consider the following risks as well as the other information set forth in this prospectus before making your investment decisions.

Risks Associated with our Properties and the Market

Real Estate Investment Risks

Operating risks.

Failure to generate revenue may reduce distributions to stockholders. The cash flow from equity investments in commercial and residential properties depends on the amount of revenue generated and expenses incurred in operating the properties. If our properties do not generate revenue sufficient to meet operating expenses, debt service, and capital expenditures, our income and ability to make distributions to you will be adversely affected.

Economic conditions may adversely affect our income. A commercial or residential property’s income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of “for sale” properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our properties will be located and in the market for residential, office, retail and industrial space generally. Therefore, to the extent that there are adverse economic conditions in those regions and in these markets generally that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

The profitability of attempted acquisitions is uncertain. We intend to acquire properties selectively. Acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated occupancy levels and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate.

Real estate investments are illiquid. Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. In addition, certain significant expenditures, such as debt service, real estate taxes, and operating and maintenance costs generally are not reduced in circumstances resulting in a reduction in income from the investment. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

Rising expenses could reduce cash flow and funds available for future acquisitions. Our properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. While some of our properties may be leased on a triple-net-lease basis or require the tenants to pay a portion of the expenses, renewals of leases or future leases may not be negotiated on that basis, in which event we will have to pay those costs. If we are unable to lease properties on a triple-net-lease basis or on a basis requiring the tenants to pay all or some of the expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available for distributions.

If we purchase assets at a time when the commercial and residential real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value. The commercial and residential real estate markets are currently experiencing a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

The bankruptcy or insolvency of a major commercial tenant would adversely impact us. Any or all of our commercial tenants, or a guarantor of a commercial tenant’s lease obligations, could be subject to a bankruptcy proceeding. The bankruptcy or insolvency of a significant commercial tenant or a number of smaller commercial tenants would have an adverse impact on our income and our ability to pay dividends because a tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments which would mean a reduction in our cash flow and the amount available for distributions to you.

Generally, under bankruptcy law, a tenant has the option of continuing or terminating any unexpired lease. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will continue our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected. If the tenant continues its current lease, the tenant must cure all defaults under the lease and provide adequate assurance of its future performance under the lease. If the tenant terminates the lease, we will lose future rent under the lease and our claim for past due amounts owing under the lease will be treated as a general unsecured claim and may be subject to certain limitations. General unsecured claims are the last claims paid in a bankruptcy and therefore this claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims. While the bankruptcy of any tenant and the rejection of its lease may provide us with an opportunity to lease the vacant space to another more desirable tenant on better terms, there can be no assurance that we would be able to do so.

The terms of new leases may adversely impact our income. Even if the tenants of our properties do renew their leases or we relet the units to new tenants, the terms of renewal or reletting may be less favorable than current lease terms. If the lease rates upon renewal or reletting are significantly lower than expected rates, then our results of operations and financial condition will be adversely affected. As noted above, certain significant expenditures associated with each equity investment in real estate (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances result in a reduction in rental income.

We may depend on commercial tenants for our revenue and therefore our revenue may depend on the success and economic viability of our commercial tenants. Our reliance on single or significant commercial tenants in certain buildings may decrease our ability to lease vacated space. Our financial results will depend in part on leasing space in the properties we acquire to tenants on economically favorable terms. A default by a commercial tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a commercial tenant’s election not to extend a lease upon its expiration could have an adverse effect on our income, general financial condition and ability to pay distributions. Therefore, our financial success is indirectly dependent on the success of the businesses operated by our commercial tenants of our properties.

Lease payment defaults by commercial tenants would most likely cause us to reduce the amount of distributions to stockholders. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. A default by a significant commercial tenant or a substantial number of commercial tenants at any one time on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, lease payment defaults by tenants could cause us to reduce the amount of distributions to stockholders.

Commercial tenants may have the right to terminate their leases upon the occurrence of certain customary events of default and, in other circumstances, may not renew their leases or, because of market conditions, may be able to renew their leases on terms that are less favorable to us than the terms of the current leases. If a lease is terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. Therefore, the weakening of the financial condition of a significant commercial tenant or a number of smaller commercial tenants and vacancies caused by defaults of tenants or the expiration of leases may adversely affect our operations.

A property that incurs a vacancy could be difficult to re-lease. A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. If we terminate any lease following a default by a lessee, we will have to re-lease the affected property in order to maintain our qualification as a REIT. If a tenant vacates a property, we may be unable either to re-lease the property for the rent due under the prior lease or to re-lease the property without incurring additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, in some cases, real estate taxes and insurance costs) due from, a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates may reduce cash available to make distributions to our stockholders.

In many cases, tenant leases contain provisions giving the tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center, or limit the ability of other tenants to sell such merchandise or provide such services. When re-leasing space after a vacancy is necessary, these provisions may limit the number and types of prospective tenants for the vacant space.

We also may have to incur substantial expenditures in connection with any re-leasing. A number of our properties may be specifically suited to the particular needs of our tenants. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our properties, particularly if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in less cash dividends to be distributed to stockholders. As noted above, certain significant expenditures associated with each equity investment (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investment. The failure to re-lease or to re-lease on satisfactory terms could result in a reduction of our income, funds from operations and cash available for distributions and thus affect the amount of distributions to you. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We may be unable to sell a property if or when we decide to do so. We may give some commercial tenants the right, but not the obligation, to purchase their properties from us beginning a specified number of years after the date of the lease. Some of our leases also generally provide the tenant with a right of first refusal on any proposed sale provisions. These policies may lessen the ability of the advisor and our board of directors to freely control the sale of the property.

Although we may grant a lessee a right of first offer or option to purchase a property, there is no assurance that the lessee will exercise that right or that the price offered by the lessee in the case of a right of first offer will be adequate. In connection with the acquisition of a property, we may agree on restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. Even absent such restrictions, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We may not be able to sell any property for the price or on the terms set by us, and prices or other terms offered by a prospective purchaser may not be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have funds available to correct such defects or to make such improvements.

We may not make a profit if we sell a property. The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

Our properties may not be diversified. We are making this offering on a best efforts basis and the offering is conditioned on the sale of at least 1,000,000 shares of common stock for $10,000,000. Because this offering will be made on a best efforts basis, our potential profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of funds we raise. We will be able to purchase additional properties only as additional funds are raised. We might not sell the minimum number of shares and, if we do not, all proceeds from subscribers will be returned to them together with the interest earned on the proceeds. Moreover, even if we increase the size of this offering and sell 30,000,000 shares of common stock for $300,000,000, our properties may not be well diversified and their economic performance could be affected by changes in local economic conditions.

Our current strategy is to acquire interests primarily in industrial facilities, retail space (primarily multi-tenanted shopping centers), office buildings, residential apartment communities and other income-producing real estate. As a result, we are subject to the risks inherent in investing in these industries. A downturn in the office, industrial, retail or residential industry may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments.

Our performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

We may incur liabilities in connection with properties we acquire. These acquisition activities are subject to many risks. We may acquire properties or entities that are subject to liabilities or that have problems relating to environmental condition, state of title, physical condition or compliance with zoning laws, building codes, or other legal requirements. In each case, our acquisition may be without any recourse, or with only limited recourse, with respect to unknown liabilities or conditions. As a result, if any liability were asserted against us relating to those properties or entities, or if any adverse condition existed with respect to the properties or entities, we might have to pay substantial sums to settle or cure it, which could adversely affect our cash flow and operating results. However, some of these liabilities may be covered by insurance. In addition, we intend to perform customary due diligence regarding each property or entity we acquire. We also will attempt to obtain appropriate representations and indemnities from the sellers of the properties or entities we acquire, although it is possible that the sellers may not have the resources to satisfy their indemnification obligations if a liability arises. Unknown liabilities to third parties with respect to properties or entities acquired might include:

•	liabilities for clean-up of undisclosed environmental contamination;

•	claims by tenants, vendors or other persons dealing with the former owners of the properties;

•	liabilities incurred in the ordinary course of business; and

•	claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment. We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, real estate investment trusts and U.S. institutional and foreign investors that operate in the markets in which we may operate and that will compete with us in acquiring residential, office, retail, industrial and other properties and seeking investments and tenants for these properties. Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Entities with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. In addition, those competitors that are not REITs may be at an advantage to the extent they can utilize working capital to finance projects, while we (and our competitors that are REITs) will be required by the annual distribution provisions under the Internal Revenue Code to distribute significant amounts of cash from operations to our shareholders. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced and you may experience a lower return on your investment. In addition, our properties may be located in close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters, retail customer traffic and creditworthy commercial tenants. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

We may not have control over costs arising from rehabilitation of properties. We may elect to acquire properties which may require rehabilitation. In particular, we may acquire affordable properties that we will rehabilitate and convert to market rate properties. Consequently, we intend to retain independent general contractors to perform the actual physical rehabilitation work and will be subject to risks in connection with a contractor’s ability to control rehabilitation costs, the timing of completion of rehabilitation, and a contractor’s ability to build in conformity with plans and specifications.

We may incur losses as result of defaults by the purchasers of properties we sell in certain circumstances. If we decide to sell any of our properties, we will use our best efforts to sell them for cash. However, we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law. There are no limitations or restrictions on our ability to take purchase money obligations. We may incur losses as a result of such defaults, which may adversely affect our available cash and our ability to make distributions to stockholders.

We may experience energy shortages and allocations. There may be shortages or increased costs of fuel, natural gas, water, electric power or allocations thereof by suppliers or governmental regulatory bodies in the areas where we purchase properties, in which event the operation of our properties may be adversely affected.

We may acquire properties with lock-out provisions which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties. We may acquire properties in exchange for operating partnership units and agree to restrictions on sales or refinancing, called “lock-out” provisions that are intended to preserve favorable tax treatment for the owners of such properties who sell them to us. Lock-out provisions may restrict sales or refinancings for a certain period in order to comply with the applicable government regulations. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. This would affect our ability to turn our investments into cash and thus affect cash available to return capital to you. Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in the best interests of our stockholders and, therefore, might have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Changes in applicable laws may adversely affect the income and value of our properties. The income and value of a property may be affected by such factors as environmental, rent control and other laws and regulations, changes in applicable general and real estate tax laws (including the possibility of changes in the federal income tax laws or the lengthening of the depreciation period for real estate) and interest rates, the availability of financing, acts of nature (such as hurricanes and floods) and other factors beyond our control.

Fluctuations in foreign currency values may affect our profitability. We may pursue investment opportunities in international markets and to invest in countries where the U.S. dollar is not the national currency. As a result, we may be subject to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. For example, a significant depreciation in the value of the foreign currency of one or more countries where we have a significant investment may materially adversely affect our results of operations and the value of our shares of common stock.

We may be affected by foreign government regulations and actions and foreign conditions. If we pursue investment opportunities in international markets, foreign laws and governmental regulations may be applicable to us, our affiliates and our investors. Changes in these laws and governmental regulations, or their interpretation by agencies or the courts, could occur. Further, economic and political factors, including civil unrest, governmental changes and restrictions on the ability to transfer capital across borders in the United States, but primarily in the foreign countries in which we may invest, can have a major impact on us.

Retail industry risks.

Some of the properties that we intend to own and operate may consist of retail properties (primarily multi-tenanted shopping centers). Our retail properties will be subject to the various risks discussed above. In addition, they will be subject to the risks discussed below.

Retail conditions may adversely affect our income. A retail property’s revenues and value may be adversely affected by a number of factors, many of which apply to real estate investment generally, but which also include trends in the retail industry and perceptions by retailers or shoppers of the safety, convenience and attractiveness of the retail property. In addition, to the extent that the investing public has a negative perception of the retail sector, the value of our common stock may be negatively impacted.

Some of our leases may provide for base rent plus contractual base rent increases. A number of our retail leases may also include a percentage rent clause for additional rent above the base amount based upon a specified percentage of the sales our tenants generate. Under those leases which contain percentage rent clauses, our revenue from tenants may increase as the sales of our tenants increase. Generally, retailers face declining revenues during downturns in the economy. As a result, the portion of our revenue which we may derive from percentage rent leases could decline upon a general economic downturn.

Our revenue will be impacted by the success and economic viability of our anchor retail tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space. In the retail sector, any tenant occupying a large portion of the gross leasable area of a retail center, a tenant of any of the triple-net single-user retail properties outside the primary geographical area of investment, commonly referred to as an anchor tenant, or a tenant that is our anchor tenant at more than one retail center, may become insolvent, may suffer a downturn in business, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction if another tenant’s lease is terminated. We may own properties where the tenants may have rights to terminate their leases if certain other tenants are no longer open for business. These “co-tenancy” provisions may also exist in some leases where we own a portion of a retail property and one or more of the anchor tenants leases space in that portion of the center not owned or controlled by us. If such tenants were to vacate their space, tenants with co-tenancy provisions would have the right to terminate their leases with us or seek a rent reduction from us. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A lease transfer to a new anchor tenant could also allow other tenants to make reduced rental payments or to terminate their leases at the retail center. In the event that we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to re-model the space to be able to re-lease the space to more than one tenant.

Competition with other retail channels may reduce our profitability and the return on your investment. Our retail tenants will face potentially changing consumer preferences and increasing competition from other forms of retailing, such as discount shopping centers, outlet centers, upscale neighborhood strip centers, catalogues, discount shopping clubs, internet and telemarketing. Other retail centers within the market area of our properties will compete with our properties for customers, affecting their tenants’ cash flows and thus affecting their ability to pay rent. In addition, some of our tenants’ rent payments may be based on the amount of sales revenue that they generate. If these tenants experience competition, the amount of their rent may decrease and our cash flow will decrease.

Residential industry risks.

Some of the properties that we intend to own and operate may consist of residential properties. Our residential properties will be subject to the various risks discussed above. In addition, they will be subject to the risks discussed below.

The short-term nature of our residential leases may adversely impact our income. If our residents decide not to renew their leases upon expiration, we may not be able to relet their units. Because substantially all of our residential leases will be for apartments, they will generally be for terms of no more than one or two years. If we are unable to promptly renew the leases or relet the units then our results of operations and financial condition will be adversely affected. Certain significant expenditures associated with each equity investment in real estate (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances result in a reduction in rental income.

An economic downturn could adversely affect the residential industry and may affect operations for the residential properties that we acquire. As a result of the effects of an economic downturn, including increased unemployment rates, the residential industry may experience a significant decline in business caused by a reduction in overall renters. Moreover, low residential mortgage interest rates could accompany an economic downturn and encourage potential renters to purchase residences rather than lease them. The residential properties we acquire may experience declines in occupancy rate due to any such decline in residential mortgage interest rates.

Real Estate Financing Risks

General Financing Risks

We plan to incur mortgage indebtedness and other borrowings, which may increase our business risks. We intend to acquire properties subject to existing financing or by borrowing new funds. In addition, we intend to incur or increase our mortgage debt by obtaining loans secured by selected or all of the real properties to obtain funds to acquire additional real properties. We may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

We intend to incur mortgage debt on a particular real property if we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, requiring us to use cash from other sources to make the mortgage payments on the property, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may, in some circumstances, give a guaranty on behalf of an entity that owns one of our properties. In these cases, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default.

Any mortgage debt which we place on properties may contain clauses providing for prepayment penalties. If a lender invokes these penalties upon the sale of a property or the prepayment of a mortgage on a property, the cost to us to sell the property could increase substantially, and may even be prohibitive. This could lead to a reduction in our income, which would reduce cash available for distribution to stockholders and may prevent us from borrowing more money. Moreover, if we enter into financing arrangements involving balloon payment obligations, such financing arrangements will involve greater risks than financing arrangements whose principal amount is amortized over the term of the loan. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment.

If we have insufficient working capital reserves, we will have to obtain financing from other sources. We have established working capital reserves that we believe are adequate to cover our cash needs. However, if these reserves are insufficient to meet our cash needs, we may have to obtain financing to fund our cash requirements. Sufficient financing may not be available or, if available, may not be available on economically feasible terms or on terms acceptable to us. If mortgage debt is unavailable at reasonable rates, we will not be able to place financing on the properties, which could reduce the number of properties we can acquire and the amount of distributions per share. If we place mortgage debt on the properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, our income could be reduced, which would reduce cash available for distribution to stockholders and may prevent us from borrowing more money. Additional borrowing for working capital purposes will increase our interest expense, and therefore our financial condition and our ability to pay distributions may be adversely affected.

We may not have funding or capital resources for future improvements. When a commercial tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for leasing costs, tenant improvements and tenant refurbishments to the vacated space. We will incur certain fixed operating costs during the time the space is vacant as well as leasing commissions and related costs to re-lease the vacated space. We may also have similar future capital needs in order to renovate or refurbish any of our properties for other reasons.

Also, in the event we need to secure funding sources in the future but are unable to secure such sources or are unable to secure funding on terms we feel are acceptable, we may be required to defer capital improvements or refurbishment to a property. This may cause such property to suffer from a greater risk of obsolescence or a decline in value and/or produce decreased cash flow as the result of our inability to attract tenants to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted. Or, we may be required to secure funding on unfavorable terms.

We may be adversely affected by limitations in our charter on the aggregate amount we may borrow. Our charter limits the aggregate amount we may borrow, absent approval by our independent directors and a satisfactory showing that a higher level is appropriate, to 300% of our net assets. That limitation could have adverse business consequences such as:

•	limiting our ability to purchase additional properties;

•	causing us to lose our REIT status if additional borrowing was necessary to pay the required minimum amount of cash distributions to our stockholders to maintain our status as a REIT;

•	causing operational problems if there are cash flow shortfalls for working capital purposes; and

•	resulting in the loss of a property if, for example, financing was necessary to repay a default on a mortgage.

Any excess borrowing over the 300% level will be disclosed to stockholders in our next quarterly report along with justification for such excess.

Lenders may require us to enter into restrictive covenants relating to our operations. In connection with obtaining financing, a bank or other lender could impose restrictions on us affecting our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain negative covenants limiting our ability to, among other things, further mortgage our properties, discontinue insurance coverage or replace Lightstone Value Plus REIT LLC as our advisor. In addition, prepayment penalties imposed by banks or other lenders could affect our ability to sell properties when we want.

Financing Risks on the Property Level

Some of our mortgage loans may have “due on sale” provisions. In purchasing properties subject to financing, we may obtain financing with “due-on-sale” and/or “due-on-encumbrance” clauses which, upon future refinancing or sale of the properties, may cause the maturity date of such mortgage loans to be accelerated and such financing to become due. In such event, we may be required to sell our properties on an all-cash basis, to acquire new financing in connection with the sale, or to provide seller financing. It is not our intent to provide seller financing, although it may be necessary or advisable for us to do so in order to facilitate the sale of a property. It is unknown whether the holders of mortgages encumbering our properties will require such acceleration or whether other mortgage financing will be available. Such factors will depend on the mortgage market and on financial and economic conditions existing at the time of such sale or refinancing.

Lenders may be able to recover against our other properties under our mortgage loans. We will seek secured loans (which are nonrecourse) to acquire properties. However, only recourse financing may be available, in which event, in addition to the property securing the loan, the lender may look to our other assets for satisfaction of the debt. Thus, should we be unable to repay a recourse loan with the proceeds from the sale or other disposition of the property securing the loan, the lender could look to one or more of our other properties for repayment. Also, in order to facilitate the sale of a property, we may allow the buyer to purchase the property subject to an existing loan whereby we remain responsible for the debt.

Our mortgage loans may charge variable interest. Some of our mortgage loans, will be subject to fluctuating interest rates based on certain index rates, such as the prime rate. Future increases in the index rates would result in increases in debt service on variable rate loans and thus reduce funds available for acquisitions of properties and dividends to the stockholders.

Insurance Risks.

We may suffer losses that are not covered by insurance. If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits. We intend to cause comprehensive insurance to be obtained for our properties, including casualty, liability, fire, extended coverage and rental loss customarily obtained for similar properties in amounts which our advisor determines are sufficient to cover reasonably foreseeable losses, with policy specifications and insured limits that we believe are adequate and appropriate under the circumstances. Some of our commercial tenants may be responsible for insuring their goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which our advisor determines are sufficient to cover reasonably foreseeable losses. Material losses may occur in excess of insurance proceeds with respect to any property as insurance proceeds may not provide sufficient resources to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, earthquakes, floods, hurricanes, pollution, environmental matters, mold or, in the future, terrorism which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or copayments. Insurance companies have recently begun to exclude acts of terrorism from standard coverage. Terrorism insurance is currently available at an increased premium, and it is possible that the premium will increase in the future or that terrorism coverage will become unavailable. However, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition for providing loans. We intend to obtain terrorism insurance if required by our lenders, but the terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, we may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. If such an event occurred to, or caused the destruction of, one or more of our properties, we could lose both our invested capital and anticipated profits from such property. In addition, certain losses resulting from these types of events are uninsurable and others may not be covered by our terrorism insurance. Terrorism insurance may not be available at a reasonable price or at all. In addition, many insurance carriers are excluding asbestos-related claims from standard policies, pricing asbestos endorsements at prohibitively high rates or adding significant restrictions to this coverage. Because of our inability to obtain specialized coverage at rates that correspond to the perceived level of risk, we may not obtain insurance for acts of terrorism or asbestos-related claims. We will continue to evaluate the availability and cost of additional insurance coverage from the insurance market. If we decide in the future to purchase insurance for terrorism or asbestos, the cost could have a negative impact on our results of operations. If an uninsured loss or a loss in excess of insured limits occurs on a property, we could lose our capital invested in the property, as well as the anticipated future revenues from the property and, in the case of debt that is recourse to us, would remain obligated for any mortgage debt or other financial obligations related to the property. Any loss of this nature would adversely affect us. We intend to adequately insured our properties, however, this may not be the case in the future.

Compliance with Laws.

The costs of compliance with environmental laws and regulations may adversely affect our income and the cash available for any distributions. All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances at, on, under or in its property. The costs of removal or remediation could be substantial. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

Environmental laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous or toxic materials. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages and costs resulting from environmental contamination arising from that site. The presence of hazardous or toxic materials, or the failure to address conditions relating to their presence properly, may adversely affect the ability to rent or sell the property or to borrow using the property as collateral. Persons who dispose of or arrange for the disposal or treatment of hazardous or toxic materials may also be liable for the costs of removal or remediation of such materials, or for related natural resource damages, at or from an off-site disposal or treatment facility, whether or not the facility is or ever was owned or operated by those persons. In addition, environmental laws today can impose liability on a previous owner or operator of a property that owned or operated the property at a time when hazardous or toxic substances were disposed on, or released from, the property. A conveyance of the property, therefore, does not relieve the owner or operator from liability.

There may be potential liability associated with lead-based paint arising from lawsuits alleging personal injury and related claims. Typically, the existence of lead paint is more of a concern in residential units than in commercial properties. Although a structure built prior to 1978 may contain lead-based paint and may present a potential for exposure to lead, structures built after 1978 are not likely to contain lead-based paint.

Properties’ values may also be affected by their proximity to electric transmission lines. Electric transmission lines are one of many sources of electro-magnetic fields (“EMFs”) to which people may be exposed. Research completed regarding potential health concerns associated with exposure to EMFs has produced inconclusive results. Notwithstanding the lack of conclusive scientific evidence, some states now regulate the strength of electric and magnetic fields emanating from electric transmission lines, and other states have required transmission facilities to measure for levels of EMFs. On occasion, lawsuits have been filed (primarily against electric utilities) that allege personal injuries from exposure to transmission lines and EMFs, as well as from fear of adverse health effects due to such exposure. This fear of adverse health effects from transmission lines has been considered both when property values have been determined to obtain financing and in condemnation proceedings. We may not, in certain circumstances, search for electric transmission lines near our properties, but are aware of the potential exposure to damage claims by persons exposed to EMFs.

Recently, indoor air quality issues, including mold, have been highlighted in the media and the industry is seeing mold claims from lessees rising. To date, we have not incurred any material costs or liabilities relating to claims of mold exposure or abating mold conditions. However, due to the recent increase in mold claims and given that the law relating to mold is unsettled and subject to change, we could incur losses from claims relating to the presence of, or exposure to, mold or other microbial organisms, particularly if we are unable to maintain adequate insurance to cover such losses. We may also incur unexpected expenses relating to the abatement of mold on properties that we may acquire.

Limited quantities of asbestos-containing materials are present in various building materials such as floor coverings, ceiling texture material, acoustical tiles and decorative treatment. Environmental laws govern the presence, maintenance and removal of asbestos. These laws could be used to impose liability for release of, and exposure to, hazardous substances, including asbestos-containing materials, into the air. Such laws require that owners or operators of buildings containing asbestos (1) properly manage and maintain the asbestos, (2) notify and train those who may come into contact with asbestos and (3) undertake special precautions, including removal or other abatement, if asbestos would be disturbed during renovation or demolition of a building. Such laws may impose fines and penalties on building owners or operators who fail to comply with these requirements. These laws may allow third parties to seek recovery from owners or operators of real properties for personal injury associated with exposure to asbestos fibers. As the owner of our properties, we may be potentially liable for any such costs.

We cannot assure you that properties which we acquire in the future will not have any material environmental conditions, liabilities or compliance concerns. Accordingly, we have no way of determining at this time the magnitude of any potential liability to which we may be subject arising out of environmental conditions or violations with respect to the properties we own.

The costs of compliance with laws and regulations relating to our residential properties may adversely affect our income and the cash available for any distributions.

Various laws, ordinances, and regulations affect multi-family residential properties, including regulations relating to recreational facilities, such as activity centers and other common areas. We intend for our properties to have all material permits and approvals to operate. In addition, rent control laws may also be applicable to any of the properties.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental contamination may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liabilities, and the current environmental condition of our properties might be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties.

These laws typically allow liens to be placed on the affected property. In addition, there are various local, state and federal fire, health, life-safety and similar regulations which we may be required to comply with, and which may subject us to liability in the form of fines or damages for noncompliance.

Any newly acquired or developed multi-family residential properties must comply with Title II of the Americans with Disabilities Act (the “ADA”) to the extent that such properties are “public accommodations” and/or “commercial facilities” as defined by the ADA. Compliance with the ADA requires removal of structural barriers to handicapped access in certain public areas of the properties where such removal is “readily achievable.” We intend for our properties to comply in all material respects with all present requirements under the ADA and applicable state laws. We will attempt to acquire properties which comply with the ADA or place the burden on the seller to ensure compliance with the ADA. We may not be able to acquire properties or allocate responsibilities in this manner. Noncompliance with the ADA could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages to private litigants. The cost of defending against any claims of liability under the ADA or the payment of any fines or damages could adversely affect our financial condition and affect cash available to return capital and the amount of distributions to you.

The Fair Housing Act (the FHA) requires, as part of the Fair Housing Amendments Act of 1988, apartment communities first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the FHA could result in the imposition of fines or an award of damages to private litigants. We intend for any of our properties that are subject to the FHA to be in compliance with such law. The cost of defending against any claims of liability under the FHA or the payment of any fines or damages could adversely affect our financial condition.

Risks Related to the Offering and the Common Stock

The price of our common stock is subjective and may not bear any relationship to what a stockholder could receive if it was sold. Our board of directors arbitrarily determined the offering price of the common stock and such price bears no relationship to any established criteria for valuing issued or outstanding shares. It determined the offering price of our shares of common stock based primarily on the range of offering prices of other REITs that do not have a public trading market. In addition, our board of directors set the offering price of our shares at $10, a round number, in order to facilitate calculations relating to the offering price of our shares.

However, the offering price of our shares of common stock may not reflect the price at which the shares may trade if they were listed on an exchange or actively traded by brokers, nor of the proceeds that a stockholder may receive if we were liquidated or dissolved.

The dealer manager has not made an independent review of us or this prospectus. Our dealer manager, Lightstone Securities, LLC, which we sometimes refer to as “Lightstone Securities,” is one of our affiliates and has not and will not make an independent due diligence review of us or the offering. Therefore, you will not have the benefit of a due diligence review conducted by an unaffiliated managing dealer in connection with your investment in this offering. [AS OF THE DATE HEREOF, LIGHTSTONE SECURITIES HAS BEEN FORMED. THE SPONSOR INTENDS TO OBTAIN THE APPLICABLE REGULATORY APPROVALS FOR LIGHTSTONE SECURITIES PRIOR TO THE EFFECTIVENESS OF THIS PROSPECTUS].

Our common stock is not currently listed on an exchange or trading market and cannot be readily sold. There is currently no public trading market for the shares. Following this offering, our common stock will not be listed on a stock exchange. Accordingly, we do not expect a public trading market for our shares to develop in the near term. We may never list the shares for trading on a national stock exchange or include the shares for quotation on a national market system. The absence of an active public market for our shares could impair your ability to sell our stock at a profit or at all. Therefore, our shares should be purchased as a long term investment only.

Distributions to stockholders may be reduced or not made at all. Distributions will be based principally on cash available from our properties. The amount of cash available for distributions will be affected by many factors, such as our ability to buy properties as offering proceeds become available, and the operating performance of the properties that we acquire, as well as many other variables. We may not be able to pay or maintain distributions or increase distributions over time. Therefore, we cannot determine what amount of cash will be available for distributions. Some of the following factors, which we believe are the material factors that can affect our ability to make distributions, are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions:

•	Cash available for distributions may be reduced if we are required to make capital improvements to properties.

•	Cash available to make distributions may decrease if the assets we acquire have lower cash flows than expected.

•	There may be a substantial period of time between the sale of the common stock through this offering and our purchase of real properties. During that time, we may invest in lower yielding short term instruments, which could result in a lower yield on your investment.

•	In connection with future property acquisitions, we may issue additional shares of common stock, operating partnership units or interests in other entities that own our properties. We cannot predict the number of shares of common stock, units or interests that we may issue, or the effect that these additional shares might have on cash available for distributions to you. If we issue additional shares, that issuance could reduce the cash available for distributions to you.

•	We make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

You may not be able to receive liquidity on your investment through our share repurchase program. Limitations on participation in our share repurchase program, and the ability of our board of directors to modify or terminate the plan, may restrict your ability to participate in and receive liquidity on your investment through this program. Our share repurchase program is described in greater detail below under the heading “Distribution Reinvestment and Share Repurchase Programs.”

Your percentage of ownership may become diluted if we issue new shares of stock. Stockholders have no rights to buy additional shares of stock in the event we issue new shares of stock. We may issue common stock, convertible debt or preferred stock pursuant to a subsequent public offering or a private placement, upon exercise of options, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. We may also issue common stock upon the exercise of the warrants issued and to be issued to participating broker-dealers. Investors purchasing common stock in this offering who do not participate in any future stock issues will experience dilution in the percentage of the issued and outstanding stock they own.

We are a newly formed company with no operating history upon which to evaluate our likely performance. We do not have an operating history upon which to evaluate our likely performance. We may not be able to implement our business plan successfully.

Our operations could be restricted if we become subject to the Investment Company Act of 1940. We intend to conduct our operations so that we will not be subject to regulation under the Investment Company Act of 1940. We may therefore have to forego certain investments which could produce a more favorable return. Should we fail to qualify for an exemption from registration under the Investment Company Act of 1940, we would be subject to numerous restrictions under this Act, which would have a material adverse affect on our ability to deliver returns to our stockholders.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative. Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with information to evaluate our investments prior to acquisition. You will be unable to evaluate the economic merit of real estate projects before we invest in them and will be entirely relying on the ability of our advisor to select well-performing investment properties. Furthermore, our board of directors will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

Risks Related to General Economic Conditions and Terrorism

Adverse economic conditions may negatively affect our returns and profitability. The timing, length and severity of any economic slowdown that the nation may experience cannot be predicted with certainty. Since we may liquidate within seven to ten years after the proceeds from the offering are fully invested, there is a risk that depressed economic conditions at that time could cause cash flow and appreciation upon the sale of our properties, if any, to be insufficient to allow sufficient cash remaining after payment of our expenses for a significant return on your investment.

The terrorist attacks of September 11, 2001 on the United States negatively impacted the U.S. economy and the U.S. financial markets. Any future terrorist attacks and the anticipation of any such attacks, or the consequences of the military or other response by the U.S. and its allies, may have further adverse impacts on the U.S. financial markets and the economy and may adversely affect our operations and our profitability. It is not possible to predict the severity of the effect that any of these future events would have on the U.S. financial markets and economy.

It is possible that the economic impact of the terrorist attacks may have an adverse effect on the ability of the tenants of our properties to pay rent. In addition, insurance on our real estate may become more costly and coverage may be more limited due to these events. The instability of the U.S. economy may also reduce the number of suitable investment opportunities available to us and may slow the pace at which those investments are made. In addition, armed hostilities and further acts of terrorism may directly impact our properties. These developments may subject us to increased risks and, depending on their magnitude, could have a material adverse effect on our business and your investment.

Risks Related to our Organization, Structure and Management

Limitations on Changes in Control (Anti-Takeover Provisions). Because of the way we are organized, we would be a difficult takeover target. Certain provisions in our charter, bylaws, operating partnership agreement, advisory agreement and Maryland law may have the effect of discouraging a third party from making an acquisition proposal and could thereby depress the price of our stock and inhibit a management change. Provisions which may have an anti-takeover effect and inhibit a change in our management include:

There are ownership limits and restrictions on transferability and ownership in our charter. In order for us to qualify as a REIT, no more than 50% of the outstanding shares of our stock may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year. To make sure that we will not fail to qualify as a REIT under this test, our charter provides that, subject to some exceptions, no person may beneficially own (i) more than 9.8% in value of our aggregate outstanding stock or (ii) more than 9.8% in number of shares or value of our common stock. Our board of directors may exempt a person from the 9.8% ownership limit upon such conditions as the board of directors, whichever is more restrictive, may direct. However, our board of directors may not grant an exemption from the 9.8% ownership limit to any proposed transferee if it would result in the termination of our status as a REIT.

This restriction may:

•	have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock; or

•	compel a stockholder who had acquired more than 9.8% of our stock to dispose of the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

Our charter permits our board of directors to issue preferred stock with terms that may discourage a third party from acquiring us. Our charter authorizes us to issue additional authorized but unissued shares of common stock or preferred stock. In addition, our board of directors may classify or reclassify any unissued shares of common stock or preferred stock and may set the preferences, rights and other terms of the classified or reclassified shares. Our board of directors could establish a series of Preferred Stock that could delay or prevent a transaction or a change in control that might involve a premium price for the Common Stock or otherwise be in the best interest of our stockholders.

The operating partnership agreement contains provisions that may discourage a third party from acquiring us. A limited partner in Lightstone Value Plus REIT LP, a Delaware limited partnership and our operating partnership, has the option to exchange his or her limited partnership units for cash, or at our option, shares of our common stock. Those exchange rights are generally not exercisable until the limited partner has held those limited partnership units for more than one year. However, if we or the operating partnership propose to engage in any merger, consolidation or other combination with or into another person or a sale of all or substantially all of our assets, or a liquidation, or any reclassification, recapitalization or change of common and preferred stock into which a limited partnership common unit may be exchanged, each holder of a limited partnership unit will have the right to exchange the partnership unit into cash or, at our option, shares of common stock, prior to the stockholder vote on the transaction. As a result, limited partnership unit holders who timely exchange their units prior to the record date for the stockholder vote on any transaction will be entitled to vote their shares of common stock with respect to the transaction. The additional shares that might be outstanding as a result of these exchanges of limited partnership units may deter an acquisition proposal.

The advisory agreement contains provisions that may discourage a third party from acquiring us. If the advisory agreement is terminated (a) in connection with our change of control, (b) by us for any reason other than “cause” as defined in the advisory agreement, or (c) by the advisor for “good reason” as defined in the advisory agreement, the advisor will also be entitled to the payment of a termination fee. In addition, we will be required to pay our sponsor a special termination distribution which, at a minimum, will be equal to the purchase price paid by our sponsor for the special limited partner interest, less distributions received by our sponsor under the partnership agreement. These payments could have the effect of discouraging offers from third parties to acquire us.

Maryland law may discourage a third party from acquiring us. Maryland law restricts mergers and other business combinations and provides that control shares of a Maryland corporation acquired in a control share acquisition have limited voting rights. These provisions of Maryland law are more fully described below under the heading “Provisions of Maryland Law and of our Charter and Bylaws.” The business combination statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer. The control share statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by the sponsor and its affiliates of shares of our stock, however, this provision may be amended or eliminated at any time in the future.

Management and Policy Changes

We may not be reimbursed by our advisor for certain operational stage expenses. Our advisor may be required to reimburse us for certain operational stage expenses. In the event our advisor’s net worth or cash flow is not sufficient to cover these expenses, we will not be reimbursed. This may adversely affect our financial condition and our ability to pay distributions.

Our rights and the rights of our stockholders to take action against the directors and the advisor are limited. Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of the advisor, require us to indemnify our directors, officers, employees and agents and the advisor for actions taken by them in good faith and without negligence or misconduct or, in the case of independent directors, for actions taken in good faith and without gross negligence or, willful misconduct. As a result, we and the stockholders may have more limited rights against our directors, officers, employees and agents, and the advisor than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or the advisor in some cases.

Stockholders have limited control over changes in our policies. Our board of directors determines our major policies, including our investment objectives, financing, growth, debt capitalization, REIT qualification and distributions. Subject to the investment objections and limitations set forth in our charter, our board of directors may amend or revise these and other policies without a vote of the stockholders. This means that stockholders will have limited control over changes in our policies.

Certain of our affiliates will receive substantial fees prior to the payment of dividends to our stockholders. We will pay or cause to be paid substantial compensation to our dealer manager, advisor, property manager, management and affiliates and their employees. We will pay various types of compensation to affiliates of The Lightstone Group and such affiliates’ employees, including salaries and other cash compensation, options and other noncash compensation. In addition, our affiliates, Lightstone Securities and Lightstone Value Plus REIT LLC, will receive compensation for acting, respectively, as our dealer manager and advisor. In general, this compensation will not be dependent on our success or profitability. These payments are payable before the payment of dividends to the stockholders and none of these payments are subordinated to a specified return to the stockholders. Also, Lightstone Value Plus REIT Management LLC, our property manager and an affiliate of The Lightstone Group, will receive compensation under the Management Agreement though, in general, this compensation would be dependent on our gross revenues. In addition, other affiliates may from time to time provide services to us if and as approved by the disinterested directors. It is possible that we could obtain such goods and services from unrelated persons at a lesser price.

Conflicts of Interest

There are conflicts of interest between our dealer manager, advisor, property manager and their affiliates and us. Our operation and management may be influenced or affected by conflicts of interest arising out of our relationship with our affiliates.

There is competition for the time and services of the personnel of our advisor and its affiliates. Our sponsor and its affiliates may compete with us for the time and services of the personnel of our advisor and its other affiliates in connection with our operation and the management of our assets. Specifically, employees of our sponsor, the advisor and the property manager will face conflicts of interest relating to time management and allocation of resources and investment opportunities.

We do not have employees. Likewise, our advisor will rely on the employees of the sponsor and its affiliates to manage and operate our business. The sponsor is not restricted from acquiring, developing, operating, managing, leasing or selling real estate through entities other than us and will continue to be actively involved in operations and activities other than our operations and activities. The sponsor currently controls and/or operates other entities that own properties in many of the markets in which we may seek to invest. The sponsor spends a material amount of time managing these properties and other assets unrelated to our business. Our business may suffer as a result because we lack the ability to manage it without the time and attention of our sponsor’s employees. We encourage you to read the “Conflicts of Interest” section of this prospectus for a further discussion of these topics.

Our sponsor and its affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours. Because the sponsor and its affiliates have interests in other real estate programs and also engage in other business activities, they may have conflicts of interest in allocating their time and resources among our business and these other activities. Our officers and directors, as well as those of the advisor, may own equity interests in entities affiliated with our sponsor from which we may buy properties. These individuals may make substantial profits in connection with such transactions, which could result in conflicts of interest. Likewise, such individuals could make substantial profits as the result of investment opportunities allocated to entities affiliated with the sponsor other than us. As a result of these interests, they could pursue transactions that may not be in our best interest. Also, if our sponsor suffers financial or operational problems as the result of any of its activities, whether or not related to our business, the ability of our sponsor and its affiliates, our advisor and property manager, to operate our business could be adversely impacted.

Certain of our affiliates who provide services to us may be engaged in competitive activities. Our advisor, property manager and their respective affiliates may, in the future, be engaged in other activities that could result in potential conflicts of interest with the services that they will provide to us. In addition, after 75% of the total gross proceeds from the offering of the shares offered for sale pursuant to this offering, following the final closing of this offering, have been invested or committed for investment in real properties, real estate investment programs which our sponsor and its affiliates may, in the future, sponsor, may compete with us for both the acquisition and/or financing of properties of a type suitable for our investment.

If we invest in joint ventures, the objectives of our partners may conflict with our objectives. In accordance with one of our acquisition strategies, we may make investments in joint ventures or other partnership arrangements between us and affiliates of our sponsor or with unaffiliated third parties. Investments in joint ventures which own real properties may involve risks otherwise not present when we purchase real properties directly. For example, our co-venturer may file for bankruptcy protection, may have economic or business interests or goals which are inconsistent with our interests or goals, or may take actions contrary to our instructions, requests, policies or objectives. Among other things, actions by a co-venturer might subject real properties owned by the joint venture to liabilities greater than those contemplated by the terms of the joint venture or other adverse consequences.

These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. The partition rights of each owner in a jointly owned property could reduce the value of each portion of the divided property. Moreover, there is an additional risk that the co-venturers may not be able to agree on matters relating to the property they jointly own. In addition, the fiduciary obligation that our sponsor or our board of directors may owe to our partner in an affiliated transaction may make it more difficult for us to enforce our rights.

We may purchase properties from affiliates. We may purchase properties from our affiliates if the purchase is consistent with our investment procedures, objectives and policies and if other conditions are met. Every transaction entered into between us and our affiliates is subject to an inherent conflict of interest, although our charter provides that any such transactions will be approved by a majority of the independent directors. We cannot guarantee that the prices paid to our affiliates for future acquisitions of properties from our affiliates, if any, would not exceed the price that would be paid by an unaffiliated buyer.

We may purchase real properties from persons with whom affiliates of our advisor have prior business relationships. If we purchase properties from third parties who have sold properties in the past, or may sell properties in the future, to our advisor or its affiliates, our advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers.

Property management services are being provided by an affiliated party. Our property manager is owned by our sponsor, and is thus subject to an inherent conflict of interest. In addition, our advisor may face a conflict of interest when determining whether we should dispose of any property we own that is managed by the property manager because the property manager may lose fees associated with the management of the property. Specifically, because the property manager will receive significant fees for managing our properties, our advisor may face a conflict of interest when determining whether we should sell properties under circumstances where the property manager would no longer manage the property after the transaction. As a result of this conflict of interest, we may not dispose of properties when it would be in our best interests to do so.

Our advisor and its affiliates receive commissions, fees and other compensation based upon our investments. Some compensation is payable to our advisor whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our advisor and its affiliates benefit from us retaining ownership of our assets and leveraging our assets, while our stockholders may be better served by sale or disposition or not leveraging the assets. In addition, the advisor’s ability to receive fees and reimbursements depends on our continued investment in real properties. Therefore, the interest of the advisor and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock. Because asset management fees payable to our advisor are based on total assets under management, including assets purchased using indebtedness, our advisor may have an incentive to incur a high level of leverage in order to increase the total amount of assets under management.

Our sponsor may face conflicts of interest in connection with the management of our day-to-day operations and in the enforcement of agreements between our sponsor and its affiliates. The property manager and the advisor manage our day-to-day operations and properties pursuant to a management agreement and an advisory agreement. These agreements were not negotiated at arm’s length and certain fees payable by us under such agreements are paid regardless of our performance. Our sponsor and its affiliates may be in a conflict of interest position as to matters relating to these agreements. Examples include the computation of fees and reimbursements under such agreements, the enforcement and/or termination of the agreements and the priority of payments to third parties as opposed to amounts paid to our sponsor’s affiliates. These fees may be higher than fees charged by third parties in an arm’s-length transaction as a result of these conflicts.

We may compete with other entities affiliated with our sponsor for tenants. The sponsor and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. The sponsor or its affiliates may own and/or manage properties in most if not all geographical areas in which we expect to acquire real estate assets. Therefore, our properties may compete for tenants with other properties owned and/or managed by the sponsor and its affiliates. The sponsor may face conflicts of interest when evaluating tenant opportunities for our properties and other properties owned and/or managed by the sponsor and its affiliates and these conflicts of interest may have a negative impact on our ability to attract and retain tenants.

We have the same legal counsel as our sponsor and its affiliates. Proskauer Rose LLP serves as our general legal counsel, as well as special counsel to our sponsor and various affiliates including, our advisor. The interests of our sponsor and its affiliates, including our sponsor, may become adverse to ours in the future. Under legal ethics rules, Proskauer Rose LLP may be precluded from representing us due to any conflict of interest between us and our sponsor and its affiliates, including our advisor.

The “Conflicts of Interest” section discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

Limitations on Liability and Indemnification

The liability of directors and officers is limited to the fullest extent permitted under Maryland law. As a result, our directors and officers will not be liable for monetary damages unless the director or officer actually received an improper benefit or profit in money, property or services or to us or our stockholders is adjudged to be liable based on a finding that his or her action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Our directors are also required to act in good faith in a manner believed by them to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. A director who performs his or her duties in accordance with the foregoing standards should not be liable to us or any other person for failure to discharge his obligations as a director. We are permitted to purchase and maintain insurance or provide similar protection on behalf of any directors, officers, employees and agents, including our advisor and its affiliates, against any liability asserted which was incurred in any such capacity with us or arising out of such status, except as limited by our charter.

We may indemnify our directors, officers and agents against loss. Under our charter, we will, under specified conditions, indemnify and pay or reimburse reasonable expenses to our directors, officers, employees and other agents, including our advisor and its affiliates, against all liabilities incurred in connection with their serving in such capacities to the fullest extent permitted under Maryland law, subject to the limitations set forth in our charter. We may also enter into any contract for indemnity and advancement of expenses in this regard. This may result in us having to expend significant funds, which will reduce the available cash for distribution to our stockholders.

Tax Risks

Your investment has various federal income tax risks. Although the provisions of the Internal Revenue Code relevant to your investment are generally described in the section of the prospectus titled “Federal Income Tax Considerations,” we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment and on your individual tax situation.

If we fail to qualify as a REIT or to maintain our REIT status, our dividends will not be deductible to us, and our income will be subject to taxation. We intend to qualify as a REIT under the Internal Revenue Code which will afford us significant tax advantages. The requirements for this qualification, however, are complex. If we fail to meet these requirements, our dividends will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay distributions and your yield on your investment. In addition, tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT test or if we voluntarily revoke our election, we would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost. This could materially and negatively affect your investment by causing a loss of common stock value.

You may have tax liability on distributions you elect to reinvest in common stock. If you participate in our distribution reinvestment program, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

The opinion of Proskauer Rose LLP regarding our status as a REIT does not guarantee our ability to remain a REIT. Our legal counsel, Proskauer Rose LLP, has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. Our qualification as a REIT depends upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Proskauer Rose LLP will not review these operating results or compliance with the qualification standards. We may not satisfy the REIT requirements in the future. Also, this opinion represents Proskauer Rose LLP’s legal judgment based on the law in effect as of the date of this prospectus and is not binding on the Internal Revenue Service or the courts, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively. Failure to qualify as a REIT or to maintain such qualification could materially and negatively impact your investment and its yield to you by causing a loss of common share value and by substantially reducing our cash available to pay distributions.

If the operating partnership fails to maintain its status as a partnership, its income may be subject to taxation. We intend to maintain the status of the operating partnership as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.

Even REITS are subject to federal and state income taxes. Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a “prohibited transaction,” such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. This will result in our stockholders being treated for tax purposes as though they had received their proportionate shares of such retained income. However, to the extent we have already paid income taxes directly on such income, our stockholders will also be credited with their proportionate share of such taxes already paid by us. Stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets.

We may not be able to continue to satisfy the REIT requirements, and it may cease to be in our best interests to continue to do so in the future.

Future changes in the income tax laws could adversely affect our profitability. Future events, such as court decisions, administrative rulings and interpretations and changes in the tax laws or regulations, including the REIT rules, that change or modify these provisions could result in treatment under the federal income tax laws for us and/or our stockholders that differs materially and adversely from that described in this prospectus; both for taxable years arising before and after such event. Future legislation, administrative interpretations or court decisions may be retroactive in effect.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and may adversely affect the taxation of our stockholders.

In view of the complexity of the tax aspects of the offering, particularly in light of the fact that some of the tax aspects of the offering will not be the same for all investors, prospective investors are strongly advised to consult their tax advisors with specific reference to their own tax situation prior to an investment in shares of our common stock.

Employee Benefit Plan Risks

An investment in our common stock may not satisfy the requirements of ERISA or other applicable laws. When considering an investment in our common stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA or other applicable laws should consider whether the investment satisfies the requirements of Section 404 of ERISA or other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(1)(C ) of ERISA in light of all the facts and circumstances, including the portion of the plan’s portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our common stock, and whether the investment is permissible under the plan’s governing instrument. We have not, and will not, evaluate whether an investment in our common stock is suitable for any particular plan. Rather, we will accept entities as stockholders if an entity otherwise meets the suitability standards.

The annual statement of value that we will be sending to stockholders subject to ERISA and stockholders is only an estimate and may not reflect the actual value of our shares. The annual statement of value will report the value of each common share as of the close of our fiscal year. The value will be based upon an estimated amount we determine would be received if our properties and other assets were sold as of the close of our fiscal year and if such proceeds, together with our other funds, were distributed pursuant to a liquidation. However, the net asset value of each share of common stock will be deemed to be $10 until the end of the first year following the completion of this offering. Thereafter, our advisor or its affiliates will determine the net asset value of each share of common stock. Because this is only an estimate, we may subsequently revise any annual valuation that is provided. It is possible that:

•	a value included in the annual statement may not actually be realized by us or by our stockholders upon liquidation;

•	stockholders may not realize that value if they were to attempt to sell their common stock; or

•	an annual statement of value might not comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law. We will stop providing annual statements of value if the common stock becomes listed for trading on a national stock exchange or included for quotation on a national market system.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. We based these forward-looking statements on our current expectations and projections about future events. Our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimate,” “continue,” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. The following factors could cause our actual results to differ from those implied by the forward-looking statements in this prospectus:

•	changes in economic conditions generally and the real estate market specifically;

•	legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts);

•	availability of capital, changes in interest rates and interest rate spreads; and

•	changes in generally accepted accounting principles and policies and guidelines applicable to REITs.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in the “Risk Factors” section and elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

HOW WE OPERATE

We intend to operate as a REIT for federal and state income tax purposes. Our sponsor is The Lightstone Group. Our sponsor was instrumental in our organization.

We contract with Lightstone Value Plus REIT LLC for its services as our advisor. Our advisor is owned by The Lightstone Group and has the responsibility for our day-to-day operations and the management of our assets.

In addition to the services of our advisor, we contract with Lightstone Value Plus REIT Management LLC for its services as our property manager. Our property manager may provide the day-to-day property management services for our properties. In addition, our property manager may engage one or more third parties to provide the day-to-day property management services for some or all of our properties, in which case our property manager will supervise the services provided by such parties. Our property manager is owned by The Lightstone Group.

Our sponsor, The Lightstone Group, is one of the largest residential and commercial real estate owners and operators in the United States today. Founded in 1985, our sponsor is ranked among the 25 largest American multi-family and commercial real estate companies with a portfolio of 15,427 residential units and 13,444,286 square feet of retail and industrial properties located in 24 states and Puerto Rico. With five regional offices across the country, our sponsor employs more than 1,000 employees. Our sponsor and its affiliates have acquired over 175 projects including numerous properties and portfolios from major national public and privately-held real estate companies such as Acadia Realty Trust (NYSE:AKR), Liberty Property Trust (NYSE:LRY), and The Rouse Company (NYSE:RSE), Prime Retail Inc. (NASDAQ:PMRE), F & W Management Company, United Dominion Realty Trust (NYSE:UDR) and Intel Corporation (NASDAQ:INTC).

Our structure is generally referred to as an “UPREIT” structure. Substantially all of our assets will be held through Lightstone Value Plus REIT LP, a Delaware limited partnership and our operating partnership. This structure will enable us to acquire assets from other partnerships and individual owners that will defer the recognition of gain to the partners of the acquired partnerships or the individual owners, assuming certain conditions are met.

We will be the sole general partner of the operating partnership. As the sole general partner of the operating partnership, we generally have the exclusive power under the partnership agreement to manage and conduct the business of the operating partnership.

The partnership interests in the operating partnership will be owned by us and any persons who transfer interests in properties to the operating partnership in exchange for units in the operating partnership. We will own one unit in the operating partnership for each outstanding share of our common stock. Our interest in the operating partnership will entitle us to share in cash distributions from, and in profits and losses of, the operating partnership. Holders of limited partnership units in the operating partnership will have the same rights to distributions as our holders of common stock. In addition, each limited partnership interest will be exchangeable by the holder for cash at the-then fair market value or, at our option, one share of common stock. For a detailed discussion of the structure and operation of the operating partnership, including the responsibilities of the partners thereof, please see the section titled “OPERATING PARTNERSHIP AGREEMENT,” below.

We expect most of the properties to be owned by the operating partnership through subsidiary limited partnerships or limited liability companies.

The following chart depicts the services that affiliates or the sponsor will render to the Firm and the structure:

CONFLICTS OF INTEREST

We are subject to conflicts of interest arising out of our relationships with our sponsor, advisor, property manager and their affiliates. All of our agreements and arrangements with such parties, including those relating to compensation, are not the result of arm’s-length negotiations. Some of the conflicts inherent in our transactions with our sponsor, advisor, property manager and their affiliates, and the limitations on such parties adopted to address these conflicts, are described below. Our sponsor, advisor, property manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock.

We may purchase properties from affiliates. We may purchase properties from our affiliates if the purchase is consistent with our investment procedures objectives and policies and if other conditions are met. Every transaction entered into between us and our affiliates is subject to an inherent conflict of interest. The board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliates. Under our charter, we may purchase property from our affiliates only if: (i) a majority of the directors (including a majority of the independent directors) who otherwise are not interested in the transaction approve the transaction as being fair and reasonable to us; and (ii) the property is purchased by us for a price no greater than the cost to the affiliate (provided, however, that the price may be greater than the cost to the affiliate, but in no event more than the appraised value, if certain requirements set forth in our charter are met). In no event will the cost of such property to us exceed its appraised value. We cannot guarantee that the prices paid to our affiliates for future acquisitions of properties from our affiliates, if any, would not exceed the price that would be paid by an unaffiliated buyer. To date, we have not purchased any properties and have not identified any specific properties as being suitable for our requirements.

We may purchase real properties from persons with whom affiliates of our advisor have prior business relationships. We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our advisor or its affiliates. If we purchase properties from these third parties, our advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. Nevertheless, our advisor has a fiduciary obligation to us.

We may compete with other entities affiliated with our sponsor for tenants. The sponsor and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. The sponsor or its affiliates may own and/or manage properties in most if not all geographical areas in which we expect to acquire real estate assets. Therefore, our properties may compete for tenants with other properties owned and/or managed by the sponsor and its affiliates. The sponsor may face conflicts of interest when evaluating tenant opportunities for our properties and other properties owned and/or managed by the sponsor and its affiliates and these conflicts of interest may have a negative impact on our ability to attract and retain tenants.

Property management services are being provided by a company owned by The Lightstone Group. Our property manager, which is owned by our sponsor, provides property management services to us pursuant to management services agreements which we can terminate only in the event of gross negligence or willful misconduct on the part of the property manager. In addition, our property manager may engage one or more third parties to provide such services for some or all of our properties, in which case our property manager will supervise the services provided by such parties. Our property management services agreement provides that we pay our property manager a monthly management fee (including all rent-up, leasing, and re-leasing fees and bonuses paid to any person) of 5% of the gross revenues from our residential and retail properties. In addition, for the management and leasing of our office and industrial properties, we will pay to our property manager, property management and leasing fees of up to 4.5% of gross revenues from our office and industrial properties.

In addition, we may pay our property manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed office and industrial properties in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to up to two months’ rent).

Notwithstanding the foregoing, our property manager may be entitled to receive higher fees in the event our property manager demonstrates to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered. In the event that our property manager engages one or more third parties to perform the day-to-day property management services for some or all of our properties, the fees payable to such parties for such services will be deducted from the monthly management fee payable to our property manager pursuant to the immediately preceding sentence or paid by our property manager.

The advisor and the property manager believe that the property manager has sufficient personnel and other required resources to discharge all responsibilities to us.

Our advisor and its affiliates receive commissions, fees and other compensation based upon our investments. We believe that the compensation we pay to our advisor and its affiliates is no more than what we would pay for similar services performed by independent firms. Some compensation is payable whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our advisor and its affiliates benefit from us retaining ownership of our assets and leveraging our assets, while our stockholders may be better served by sale or disposition or not leveraging the assets. In addition, the advisor’s ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Therefore, the interest of the advisor and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock. Because asset management fees payable to our advisor are based on total assets under management, including assets purchased using indebtedness, our advisor may have an incentive to incur a high level of leverage in order to increase the total amount of assets under management. Our advisor and its affiliates recognize that they have a fiduciary duty to us and our stockholders, and have represented to us that their actions and decisions will be made in the manner taking into account our interests and those of our stockholders.

While we will not make loans to our advisor or its affiliates, we may borrow money from them for various purposes, including funding working capital requirements and funding acquisitions before we receive the proceeds of this offering. If we do, the terms, such as the interest rate, security, fees and other charges, will be at least as favorable to us as those which would be charged by unaffiliated lending institutions in the same locality on comparable loans.

Our advisor and its affiliates may do business with others who also do business with us, although presently there are no instances of this. However, our advisor or its affiliates may not receive rebates or participate in any reciprocal business arrangements which would have the effect of circumventing our agreement with our advisor.

Our advisor may have conflicting fiduciary obligations if we acquire properties with its affiliates. Our advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. In these circumstances, our advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. In order to minimize the conflict between these fiduciary duties, the advisory agreement provides guidelines for investments in joint ventures with affiliates. In addition, our charter requires a majority of our disinterested directors to determine that the transaction is fair and reasonable to us and is on terms and conditions no less favorable than from unaffiliated third parties entering into the venture.

There is competition for the time and services of our advisor. We rely on our advisor and its affiliates for our daily operation and the management of our assets. Personnel of our advisor and its affiliates have conflicts in allocating their management time, services and functions among our sponsor, the real estate investment programs it currently services and any future real estate investment programs or other business ventures which they may organize or serve, as applicable. Our advisor and its affiliates believe they have enough staff to perform their responsibilities in connection with all of the real estate programs and other business ventures in which they are involved. In addition, other persons employed by the advisor may devote such time to our business as is necessary.

Our advisor may face a conflict of interest when determining whether we should dispose of any property. Our advisor may face a conflict of interest when determining whether we should dispose of any property we own that is managed by the property manager because the property manager may lose fees associated with the management of the property. Specifically, because the property manager will receive significant fees for managing our properties, our advisor may face a conflict of interest when determining whether we should sell properties under circumstances where the property manager would no longer manage the property after the transaction. As a result of this conflict of interest, we may not dispose of properties when it would be in our best interests to do so.

We do not have arm’s-length agreements with our advisor, property manager and dealer manager. As we have noted, our agreements and arrangements with our advisor, property manager, dealer manager, or any of their affiliates, including those relating to compensation, are not the result of arm’s-length negotiations. However, we believe these agreements and arrangements approximate the terms of arm’s-length transactions, as they contain similar terms as recent similar agreements and arrangements with unaffiliated third parties.

Our dealer manager is affiliated with us and will not perform an independent due diligence review. Because our dealer manager is affiliated with us, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities, although the participating broker-dealers will perform a due diligence review of us and the offering. The participating broker-dealers will be qualified independent underwriters within the meaning of Rule 2720 issued by the National Association of Securities Dealers.

We may acquire our advisor or property manager without further action by our stockholders. During the term of our agreements with our advisor and property manager, we have the option to cause the businesses conducted by our advisor and property manager (including all assets) to be acquired by us, under certain circumstances, without any consent of our stockholders, the advisor, the property manager or their boards of directors or stockholders. We may elect to exercise such right at any time after the effectiveness of this prospectus. Our decision to exercise such right will be determined by a vote of a majority of our directors not otherwise interested in the transaction (including a majority of our independent directors). The advisor, the property manager and their stockholders will receive in connection with such an acquisition and in exchange for the transfer of all of their stock or assets, and for termination of its contractual relationships with us and the release or waiver of all fees payable under the provisions of any contractual arrangements until their stated termination, but not paid, shares of our common stock. We will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of such acquisitions. See “Management—The Advisory Agreement” for an explanation of how the number of shares will be determined. In the event such an acquisition transaction is structured as a purchase of assets by us or a share exchange in which we are the acquiring corporation, our articles and Maryland corporate law permit us to enter into and to consummate such a transaction without obtaining the approval of our stockholders. Any such transaction will occur, if at all, only if our board of directors obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefor is fair, from a financial point of view, to our stockholders.

There may be conflicting investment opportunities among us and affiliates of our advisor and The Lightstone Group. Our advisor does not advise any entity other than us. However, our advisor may, in the future, advise entities that invest in properties that meet our investment criteria. Likewise, David W. Lichtenstein, a principal of our sponsor may, in the future, invest in properties that meet our investment criteria. Therefore, our sponsor, our advisor and their affiliates could, in the future, face conflicts of interest in determining which investment programs or joint ventures will finance or acquire real properties and other assets as they become available. Such conflicts could result in a particular property being offered to an affiliate rather than to us. If our advisor, in the future, offers our sponsor or its other affiliates the opportunity to acquire or finance such properties, they may decide not to pursue investments in such properties. In such case these investments may be offered to us.

Under the advisory agreement, before our advisor may take advantage of an investment opportunity for its own account or recommend it to others, it is obligated to present such opportunity to us if (i) such opportunity is compatible with our investment objectives and policies (including our requirements relating to all pertinent factors, including diversification, property type and location), (ii) such opportunity is of a character which could be taken by us, and (iii) we have the financial resources to take advantage of such opportunity. In addition, neither our advisor nor any affiliate of our advisor may make any investment in property where the investment objective is substantially similar to our investment objectives until such time as 75% of the total gross proceeds from the offering of the shares offered for sale pursuant to this offering, following the final closing of this offering, have been invested or committed for investment in properties.

Our sponsor and advisor will each use their respective best efforts to present suitable investments to us consistent with our investment procedures, objectives and policies. If our sponsor or advisor or any of their respective affiliates is presented with a potential investment in a property which might be made by more than one investment entity which it advises or manages, the decision as to the suitability of the property for investment by a particular entity will be based upon a review of the investment portfolio of each entity and upon factors such as:

•	cash flow from the property;

•	the effect of the acquisition of the property on the diversification of each entity’s portfolio;

•	the amount of equity required to make the investment;

•	the policies of each entity relating to leverage;

•	the funds of each entity available for investment; and

•	the length of time the funds have been available for investment and the manner in which the potential investment can be structured by each entity.

To the extent that a particular property might be determined to be suitable for more than one investment entity, priority generally will be given to the investment entity having uninvested funds for the longest period of time. In addition, our advisor currently believes that sufficient investment opportunities exist so that we and any REITs, programs and joint ventures that our sponsor may form in the future will have enough properties meeting our respective investment objectives in which to invest.

Finally, all actions that occur between us and our advisor or its affiliates that present potential conflicts with us must be approved by a majority of our independent directors.

We have the same legal counsel as our advisor. Proskauer Rose LLP serves as our general legal counsel, as well as special counsel to our sponsor and various affiliates. The interests of our advisor may become adverse to ours in the future. Under legal ethics rules, Proskauer Rose LLP may be precluded from representing us due to any conflict of interest between us and our advisor. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, other counsel may be retained for one or more parties. Proskauer Rose LLP is not representing the prospective investors in connection with the transactions contemplated by this prospectus.

COMPENSATION TABLE

The compensation arrangements between us, our advisor, property manager, dealer manager, The Lightstone Group and their affiliates were not determined by arm’s-length negotiations. See “Conflicts of Interest.” The following table discloses the compensation which we may pay such parties. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, our affiliates may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category.

We define net income as total revenues less expenses other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. When we use the term “net income” for purposes of calculating some expenses and fees, it excludes the gain from the sale of our assets. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., which we sometimes refer to as “NASAA,” but it is not in accordance with generally accepted accounting principles in the United States, because depreciation and other non-cash reserves are not deducted in determining net income under the NASAA REIT Statement.

We define the term “net investment” to mean the original issue price paid for our common stock, reduced by distributions from the sale or financing of our properties.

Nonsubordinated Payments

The following aggregate amounts of compensation, allowances and fees we may pay to our affiliates are not subordinated to the returns on initial investments that we are required to pay to our stockholders.

Type of compensation and recipient	Method of compensation	Estimated maximum dollar amount
Organizational and Offering Stage

Selling commissions paid to Lightstone Securities

Up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Lightstone Securities, our dealer manager, intends to reallow 100% of commissions earned for those transactions that involve participating broker-dealers.

Our sponsor or an affiliate will pay all selling commissions through the purchase of a special limited partner interest of our operating partnership.

We currently estimate that approximately $21,000,000 of selling commissions will be incurred if the maximum offering of 30,000,000 shares is sold (without giving effect to any special sales or volume discounts which could reduce selling commissions).

Dealer manager fee paid to Lightstone Securities	Up to 1% of gross offering proceeds before reallowance to participating broker-dealers. Lightstone Securities, in its sole discretion, may reallow a portion of its dealer manager fee of up to 2% of the gross offering proceeds to be paid to such participating broker-dealers. This fee is in addition to the reimbursement of organizational and offering expenses described below.	We currently estimate that approximately $3,000,000 of a dealer manager fee will be incurred if the maximum offering of 30,000,000 shares is sold.

Type of compensation and recipient	Method of compensation	Estimated maximum dollar amount
Our sponsor or an affiliate will pay all dealer manager fees through the purchase of a special limited partner interest of our operating partnership.

Soliciting Dealer Warrants issuable to Lightstone Securities	Up to 600,000 warrants will be sold to Lightstone Securities at a purchase price of $0.0008 each. Lightstone Securities, in its sole discretion, may reallow a portion of these warrants to participating broker dealers. Each warrant will be exercisable for one share of our common stock at an exercise price of $12.00 per share.	Not determinable at this time.

Reimbursement of organization and offering expenses paid to our advisor or its affiliates

Up to 2% of gross offering proceeds. All organization and offering expenses will be advanced by our advisor or its affiliates.

Our sponsor or an affiliate will pay all organization and offering expenses paid to our advisor or its affiliates through the purchase of a special limited partner interest of our operating partnership.

We currently estimate that approximately $6,000,000 of organization and offering costs will be incurred if the maximum offering of 30,000,000 shares is sold.

Acquisition Stage

Acquisition fee and expenses paid to our advisor.

Our advisor will be paid an amount, equal to 2.75% of the gross contract purchase price (including any mortgage assumed) of the property purchased, as an acquisition fee. Our advisor will also be reimbursed for expenses that they incur in connection with purchase of the property.

The acquisition fee and expenses for any particular property, including amounts payable to affiliates, will not exceed, in the aggregate, 6% of the gross contract purchase price (including any mortgage assumed) of the property.

If we request additional services, the compensation will be provided on separate agreed-upon terms and the rate will be approved by a majority of disinterested directors, including a majority of the disinterested independent directors, as fair and reasonable for us. (1)

The following amounts may be paid as an acquisition fee and for the reimbursement of acquisition expenses:

approximately $687,500 if the minimum number of shares are sold ($2,750,000, assuming long-term permanent leverage of approximately 75%); or

approximately $5,500,000 if 20,000,000 shares are sold ($22,000,000, assuming long-term permanent leverage of approximately 75%); or

approximately $8,250,00 if 30,000,000 shares are sold ($33,000,000, assuming long-term permanent leverage of approximately 75%).

However, the actual amounts cannot be determined at the present time.

Type of compensation and recipient	Method of compensation	Estimated maximum dollar amount
Operational Stage

Property management fee paid to our property manager, Lightstone Value Plus REIT Management LLC. This fee will be paid for services in connection with the rental, leasing, operation and management of the properties and the supervision of any third parties that are engaged by our property manager to provide such services.

Residential and Retail Properties:

Our property manager will be paid a monthly management fee (including all rent-up, leasing, and re-leasing fees and bonuses paid to any person) of 5% of the gross revenues from our residential and retail properties.

Office and Industrial Properties:

For the management and leasing of our office and industrial properties, we will pay to our property manager, property management and leasing fees of up to 4.5% of gross revenues from our office and industrial properties. In addition, we may pay our property manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to up to two months’ rent).

Notwithstanding the foregoing, our property manager may be entitled to receive higher fees in the event our property manager demonstrates to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered.

Our property manager will also be paid a monthly fee for any extra services equal to no more than that which would be payable to an unrelated party providing the services.

The property manager may subcontract its duties for a fee that may be less than the fee provided for in the management services agreements. In the event that the property manager subcontracts its duties with respect to some or all of our properties, the fees payable to such parties for such services will be deducted from the monthly management fee payable to our property manager by us or paid directly by our property manager.

The actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time.

Type of compensation and recipient	Method of compensation	Estimated maximum dollar amount
Asset management fee paid to our advisor.

Our advisor will be paid an advisor asset management fee of 0.55% of our average invested assets. Average invested assets means the average of the aggregate book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debt or other similar non-cash reserves. We will compute the average invested assets by taking the average of these values at the end of each month during the quarter for which we are calculating the fee. The fee will be payable quarterly in an amount equal to 0.1375 of 1% of average invested assets as of the last day of the immediately preceding quarter. (1)

For any year in which we qualify as a REIT, our advisor must reimburse us for the amounts, if any, by which our total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of:

(1) 2% of our average invested assets for that fiscal year, or

(2) 25% of our net income for that fiscal year;

Items such as interest payments, taxes, non-cash expenditures, the special liquidation distribution, the special termination distribution, organization and offering expenses, and acquisition fees and expenses are excluded from the definition of total operating expenses, which otherwise includes the aggregate expenses of any kind paid or incurred by us. See “Management—Our Advisory Agreement” for an explanation of circumstances where the excess amount specified in clause (1) may not need to be reimbursed.

The amount of the fee depends on the cost of the average invested assets at the time the fee is payable and, therefore, cannot be determined now.

Reimbursable expenses to our advisor. These may include costs of goods and services, administrative services and non-supervisory services performed directly for us by independent parties.	We will reimburse some expenses of the advisor. The compensation and reimbursements to our advisor will be approved by a majority of our directors and a majority of our independent directors as fair and reasonable for us.	The actual amounts of reimbursable expenses in connection with this offering are dependent upon results of operations and, therefore, cannot be determined at the present time. The reimbursable expenses are subject to aggregate limitations on our operating expenses referred to under “Non-Subordinating Payments—Operational Stage—Asset Management Fee” above.

Type of compensation and recipient	Method of compensation	Estimated maximum dollar amount
Subordinated Payments	Operational Stage

Distributions with respect to the special limited partner interest, payable to our sponsor

Until the holders of our common stock shall have first received dividends in an amount equal to a cumulative non-compounded return of 7% per year on their net investment, our operating partnership will not pay to our sponsor any distributions with respect to the purchase price of the special limited partner interest that it received in exchange for agreeing to pay the costs and expenses of this offering, including dealer manager fees and selling commissions.

After the holders of our common stock shall have received dividends in an amount equal to a cumulative non-compounded return of 7% per year on their net investment and until our sponsor receives from our operating partnership distributions in an amount equal to a cumulative non-compounded return of 7% per year on the purchase price of the special limited partner interest, our operating partnership will make all of its distributions to our sponsor.

After the holders of our common stock shall have first received dividends in an amount equal to a cumulative non-compounded return of 7% per year on their net investment and our sponsor receives from our operating partnership distributions in an amount equal to a cumulative non-compounded return of 7% per year on the purchase price of the special limited partner interest, and until the holders of our common stock shall have received dividends in an amount equal to a cumulative non-compounded return of 12% per year on their net investment (including, for the purpose of the calculation of such amount, the amounts paid to the holders of our common stock described in the first paragraph of this section), 70% of the aggregate amount of any additional distributions by our operating partnership will be payable to the holders of our common stock (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement) and 30% of such amount will be payable by our operating partnership to our sponsor.

The actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time.

Type of compensation and recipient	Method of compensation	Estimated maximum dollar amount
After the holders of our common stock shall have first received dividends in an amount equal to the sum of a cumulative non-compounded return equal to 12% per year on their net investment (including, for the purpose of the calculation of such amount, the amounts paid to the holders of our common stock described in the preceding paragraphs of this section), 60% of the aggregate amount of any additional distributions by our operating partnership will be payable by us to the holders of our common stock (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement) and 40% of such amount will be payable by our operating partnership to our sponsor.(2)

Liquidation Stage

Termination fee payable to our advisor, only if the advisory agreement is terminated under certain circumstances.

The advisor will be paid a termination fee, not limited to a specific dollar amount, which will be payable in an amount equal to 15% of the amount, if any, by which (i) the appraised value of the properties on the date of termination of the advisory agreement less amounts of all indebtedness secured by the properties, exceeds (ii) the sum of (1) a cumulative non-compounded return equal to 7% per year on the stockholders net investment; and (2) their initial investment.

The amount of the termination fee that we pay the advisor will be reduced by the amount of any special liquidation distributions and special termination distributions that we pay, if applicable, to our sponsor.

Not determinable at this time.

The termination fee will only become due and payable if the advisory agreement is terminated under certain enumerated circumstances.(3) (4)

Special liquidation distribution and special termination distribution, payable to our sponsor	Unless the holders of our common stock have first received an amount equal to the sum of (x) a cumulative non-compounded return equal to 7% per year on their net investment, plus (y) their initial investment, our operating partnership will not pay to our sponsor any special liquidation distribution in connection with our liquidation with respect to the purchase price of the special limited partner	The actual amounts to be received depend upon the net sale proceeds upon our liquidation and, therefore, cannot be determined at the present time.

Type of compensation and recipient	Method of compensation	Estimated maximum dollar amount

interest that it received in exchange for agreeing to pay the costs and expenses of this offering, including dealer manager fees and selling commissions. If the holders of our common stock have received such returns, our sponsor will receive special liquidation distributions in the amounts set forth below:

(i) After the holders of our common stock have first received an amount referred to in the immediately preceding paragraph and until our sponsor receives from our operating partnership distributions in an amount equal to a cumulative non-compounded return of 7% per year on the purchase price of the special limited partner interest, our operating partnership will make all of its distributions to our sponsor until it pays to our sponsor an amount equal to the sum of (x) the purchase price of the special limited partner interest, and (y) a cumulative non-compounded return equal to 7% per year on the purchase price of the special limited partner interest;

(ii) After our sponsor receives the distributions described in clause (i) above, and until the holders of our common stock have first received an amount equal to the sum of (x) a cumulative non-compounded return equal to 12% per year on their net investment, plus (y) their initial investment (including, for the purpose of the calculation of such amount, the amounts paid to the holders of our common stock described in the preceding paragraphs of this section), 70% of the aggregate amount of any additional distributions by our operating partnership will be payable to the holders of our common stock (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement) and 30% of such amount will be payable by our operating partnership to our sponsor; and

(iii) After the holders of our common stock and our sponsor receive the distributions described in clause (ii) above, 60% of the aggregate amount of any additional distributions by our operating partnership will be payable to the holders of our common stock (and the limited partners entitled to such

Type of compensation and recipient	Method of compensation	Estimated maximum dollar amount

distributions under the terms of the operating partnership’s operating agreement) and 40% of such amount will be payable by our operating partnership to our sponsor.(5)

In addition, in the event of termination of the advisory agreement, our sponsor will receive special termination distributions with respect to the purchase price of the special limited partner interest that it received in exchange for agreeing to pay the costs and expenses of this offering, including dealer manager fees and selling commissions, in the amounts set forth below:

(i) the purchase price of the special limited partner interest plus a cumulative non-compound return on the purchase price of the special limited partner interest equivalent to the cumulative non-compound return paid to the holders of our common stock until the date of termination; and

(ii) if the holders of our common stock receive distributions after the date of termination, our sponsor will receive distributions equal to a cumulative non-compound return on the purchase price of the special limited partner interest equivalent to the cumulative non-compound return paid to the holders of our common stock, until our sponsor receives an amount equal to 15% of the amount, if any, by which (i) the appraised value of the properties on the date of termination of the advisory agreement less amounts of all indebtedness secured by the properties, exceeds (ii) the sum of (z) a cumulative non-compounded return equal to 7% per year on the stockholders net investment; and (2) their initial investment.

The amount of the special termination distribution that we pay our sponsor will be reduced by the amount of any distributions received by our sponsor until the date of termination.

The special termination distribution will only become due and payable if the advisory agreement is terminated under certain enumerated circumstances.(3) (4) (5)

Type of compensation and recipient	Method of compensation	Estimated maximum dollar amount
Compensation to Officers and Directors

Independent Director fees	Each of our Independent directors receives an annual fee of $10,000 and reimbursement of out-of-pocket expenses incurred. Our officers who are also our directors do not receive director fees. These fees are subject to change from time to time.	We will pay the three independent directors, annually, $30,000 in the aggregate.

Stock options to our independent directors.	Each of our independent directors receives each year on the date of the stockholders’ annual meeting, an option to purchase 3,000 shares of common stock at an exercise price equal to the then fair market value per share. For additional information on this option plan, see “Management—Stock Option Plan.”	This form of compensation is not paid in cash.

(1)	We expect to incur long-term permanent indebtedness of up to 75% of the fair market value of all properties. We may also incur short-term indebtedness, having a maturity of two years or less, which is likely to be collateralized by our properties. The actual leverage percentage we experience will impact the amount of acquisition fees earned by our advisor because these fees are based primarily on the total dollars invested in properties and the amount available for investment will be affected by the amount we borrow (i.e., the more that is borrowed, the more funds available for investment in properties).
(2)	The following table sets forth a hypothetical example of distributions that may be made to holders of our common stock and to our sponsor. There can be no assurances that any distributions will ever be made. It assumes that the aggregate proceeds of this offering are $200,000,000 (net investment), our sponsor received a special limited partner interest in exchange for paying $20,000,000 of the costs and expenses of this offering, including dealer manager fees and selling commissions, and no liquidation amounts have been paid by us. It also assumes that the operating partnership did not admit any additional limited partners and does not account for amounts payable to our advisor, the sole limited partner as of the date hereof, in connection with its limited partnership interest. Finally, it assumes that the proceeds of this offering are paid to us on January 1, 2005 and our first distribution occurs on January 1, 2006.

Amount of January 1, 2006 Distribution	Amount Payable to Holders of our Common Stock	Amount Payable to our Sponsor
$14,000,000 (7% of net investment of holders of our common stock)	$14,000,000	$0
$15,400,000 (7% of net investment of holders of our common stock and of purchase price of special limited partner interest)	$14,000,000	$1,400,000
$26,400,000 (12% of net investment of holders of our common stock and of purchase price of special limited partner interest)	$21,700,000	$4,700,000
$33,000,000 (15% of net investment of holders of our common stock and of purchase price of special limited partner interest)	$25,989,000	$7,011,000

(3)

If the advisory agreement is terminated (a) in connection with our change of control, (b) by us for any reason other than “cause” as defined in the advisory agreement, or (c) by the advisor for “good reason” as defined in the advisory agreement, the advisor and the sponsor will be entitled to the payment of a termination fee and a special termination distribution under the advisory agreement and the partnership agreement, respectively. In such event, the amounts payable to our advisor and our sponsor will be determined based on the returns that would have been payable to the holders of our common stock had we been liquidated (and the proceeds of such liquidation been distributed to the holders of our common stock) on the date of the termination of the advisory agreement. However, the amount of the termination fee that we pay the advisor will be reduced by the amount of any special termination distribution that we pay, if applicable, to our sponsor. The advisor will be entitled to receive all accrued but unpaid compensation in cash within 30 days of the effective date of the termination. The advisor termination fee will be paid in 12 equal quarterly installments. The sponsor’s special termination distribution is determinable on the date of termination and will be immediately due and payable. The portion of the sponsor special termination distribution which may accrue after the date of termination will be payable at the same time distributions are made to the holders of our common stock. Notwithstanding the preceding sentences, any amounts which may be deemed payable at the date the obligation to pay the termination fee and the special termination distribution is incurred, which relate to the appreciation of the properties (a) will be an amount which provides compensation to the terminated advisor and sponsor only for that portion of the holding period for the respective properties during which the terminated advisor provided services to us, (b) will not be due and payable until the property to which the fees relate is sold or refinanced, and (c) will not bear interest until the property to which the fees relate is sold or refinanced.

(4)	Cumulative non compounded return is calculated as follows: for the period for which the calculation is being made, the percentage resulting from dividing: (i) the total distributions paid on each distribution payment date during the designated period, by (ii) the product of (a) the average adjusted investor capital for such period (calculated on a daily basis), and (b) the number of years (including the fractions thereof) elapsed during the specified period.
(5)	The following table sets forth a hypothetical example of the payments that may be made upon our liquidation to holders of our common stock and to our sponsor. There can be no assurances that any such payments will ever be made. It assumes that the aggregate proceeds of this offering are $200,000,000 (net investment), our sponsor received a special limited partner interest in exchange for paying $20,000,000 of the costs and expenses of this offering, including dealer manager fees and selling commissions, and no liquidation amounts have been paid by us prior to the date of our liquidation. It also assumes that the operating partnership did not admit any additional limited partners and does not account for amounts payable to our advisor, the sole limited partner as of the date hereof, in connection with its limited partnership interest. Finally, it also assumes that we are liquidated on January 1, 2012 and the aggregate amount available for distribution on that date is $400,000,000.

Cumulative Non- Compounded Return Paid to Holders of our Common Stock Prior to Liquidation	Amount Payable to Holders of our Common Stock	Special Liquidation Distribution Payable to our Sponsor
7%	$326,000,000 ($200,000,000 return of net investment plus $126,000,000 (equal to 70% of residual proceeds))	$74,000,000 ($20,000,000 return of purchase price of special partnership interest plus $54,000,000 (equal to 30% of residual proceeds))

12%	$308,000,000 ($200,000,000 return of net investment plus $126,000,000 (equal to 60% of residual proceeds))	$92,000,000 ($20,000,000 return of purchase price of special partnership interest plus $54,000,000 (equal to 40% of residual proceeds))

ESTIMATED USE OF PROCEEDS

The proceeds from this offering will be used in connection with the purchase of real estate. The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. This first scenario assumes we sell the minimum number of 1,000,000 shares of common stock in this offering. The second scenario assumes that we sell the maximum of 20,000,000 shares in this offering at $10 per share and the third scenario assumes that we sell the increased maximum of 30,000,000 shares in this offering. Under each of these scenarios we have not given effect to the following:

•	any special sales or volume discounts which could reduce selling commissions;

•	the sale of up to an additional 10,000,000 shares of common stock in our sole discretion if we receive subscriptions in excess of 20,000,000 shares of common stock;

•	the sale of the maximum of 4,000,000 shares of common stock in our distribution reinvestment program at $9.50 per share; or

•	the issuance of up to an additional 600,000 shares of common stock upon exercise of the soliciting dealer warrants.

	Minimum Dollar Amount	Percent	Maximum Dollar Amount	Percent	Increased Maximum Dollar Amount	Percent
Gross offering proceeds	$10,000,000	100%	$200,000,000	100%	$300,000,000	100%
Less Offering Expenses (1)
Selling commissions and dealer manager fee (2)	800,000-	8%	16,000,000-	8%	24,000,000-	8%
Organizational and offering expenses (3)	200,000-	2%	4,000,000-	2%	6,000,000-	2%
Amount available for investment (4)	10,000,000	100%	200,000,000	100%	300,000,000	100%
Acquisition and rehabilitation Costs
Acquisition fees (5)	275,000	2.75%	5,500,000	2.75%	8,250,000	2.75%
Acquisition expenses (6)	100,000	1%	2,000,000	1%	3,000,000	1%
Initial working capital reserves	50,000	0.5%	1,000,000	0.5%	1,500,000	0.5%
Proceeds invested
Total application of proceeds	$9,575,000	95.75%	$191,500,000	95.75%	$287,250,000	95.75%

(1)	All dealer manager fees, selling commissions and organizational and offering expenses will be paid by our sponsor. In consideration for its agreement to pay such amounts, our sponsor will receive a special limited partner interest of our operating partnership, the purchase price of which will be repaid only after stockholders receive a stated preferred return and their net investment.
(2)

Includes selling commissions generally equal to 7% of aggregate gross offering proceeds and a dealer manager fee equal to 1% of aggregate gross offering proceeds, both of which are payable to Lightstone Securities, our affiliate. See “Plan of Distribution—Volume Discounts” for a description of volume discounts. Lightstone Securities in its sole discretion, intends to reallow selling commissions of up to 7% of gross offering proceeds to other broker-dealers participating in this offering attributable to the amount of shares sold by them. In addition, Lightstone Securities may reallow a portion of its dealer manager fee to participating dealers in the aggregate amount of up to 1% of gross offering proceeds to be paid to such participating dealers as marketing fees, based upon such factors as the volume of sales of such participating dealers, the level of marketing support provided by such participating dealers and the assistance of such participating dealer in marketing the offering, or to reimburse representatives of such participating dealers for the costs and expenses of attending our educational conferences and seminars. The amount of selling commissions may often be reduced under certain circumstances for volume discounts. See the “Plan of Distribution” section of this prospectus for a description of such provisions.
(3)	Organizational and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, including amounts to reimburse our advisor, for all marketing related costs and expenses including, but not limited to, salaries and direct expenses of our advisor’s employees while engaged in registering and marketing the shares and other marketing and organization costs, technology costs and expenses attributable to the offering, costs and expenses of conducting our educational conferences and seminars, payment or reimbursement of bona fide due diligence expenses, and costs and expenses we incur for attending retail seminars conducted by broker-dealers. Our advisor will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1% of aggregate gross offering proceeds from all of our offerings without recourse against or reimbursement by us. We currently estimate that approximately $6,000,000 of organizational and offering costs, other than selling commissions and the dealer manager fee, will be incurred if the maximum offering of 30,000,000 shares is sold. Notwithstanding the above, in no event shall organization and offering expenses, including selling commissions, the dealer manager fee and all other underwriting compensation, exceed 10% of the gross offering proceeds.
(4)	Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, the working capital reserves of the Lightstone Value Plus Real Estate Investment Trust, Inc., may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.
(5)	Acquisition and advisory fees do not include acquisition expenses. Acquisition fees exclude any construction fee paid to a person who is not our affiliate in connection with construction of a project after our acquisition of the property. Although we assume that all the foregoing fees will be paid by the sellers of property, sellers generally fix the selling price at a level sufficient to cover the cost of any acquisition fee so that, in effect, we, as purchaser, will bear such fee as part of the purchase price. The presentation in the table is based on the assumption that we will not borrow any money to purchase properties.
(6)	Acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties, whether or not acquired. We will reimburse our advisor for acquisition expenses up to a maximum amount which, collectively with all acquisitions fees and expenses, will not exceed, in the aggregate, 6% of the gross offering proceeds.

PRIOR PERFORMANCE OF AFFILIATES OF OUR SPONSOR

Prior Performance Summary

The following paragraphs contain information on prior programs sponsored by our sponsor and its owner, David Lichtenstein, to invest in real estate. This discussion is a narrative summary of Mr. Lichtenstein’s experience in the last ten years with all other programs sponsored by him, both public and nonpublic, that have invested in real estate regardless of the investment objectives of the program. The information set forth is current as of May 31, 2004, except where a different date is specified.

The information contained in this section is included solely to provide prospective investors with background to be used to evaluate the real estate experience of our sponsor and its affiliates. The information summarized below is set forth in greater detail in the Prior Performance Tables included in this prospectus. Investors should direct their attention to the Prior Performance Tables for further information regarding the prior performance of the sponsor and its affiliates. In addition, as part of its Registration Statement, we have filed certain tables with the Securities and Exchange Commission which report more detailed information regarding property acquisitions by prior programs. Investors can obtain copies of such tables, without charge, by requesting Table VI from Part II of this registration statement from us.

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS SPONSORED BY OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

Our Sponsor

Our sponsor, The Lightstone Group, is one of the largest residential and commercial real estate owners and operators in the United States today. Founded in 1985, our sponsor is ranked among the 25 largest American multi-family and commercial real estate companies with a portfolio of 15,427 residential units and 13,444,286 square feet of retail and industrial properties located in 24 states and Puerto Rico. With five regional offices across the country, our sponsor employs more than 1,000 employees. Our sponsor and its affiliates have acquired over 175 projects including numerous properties and portfolios from major national public and privately-held real estate companies such as Acadia Realty Trust (NYSE:AKR), Liberty Property Trust (NYSE:LRY), The Rouse Company (NYSE:RSE), Prime Retail Inc. (NASDAQ:PMRE), F & W Management Company, United Dominion Realty Trust (NYSE:UDR) and Intel Corporation (NASDAQ:INTC).

During the past ten years, our sponsor, The Lightstone Group, and its owner, David Lichtenstein, have invested in numerous real estate properties. Generally, our sponsor acquired such properties for its own account. However, our sponsor also purchased certain real estate properties through programs in which it raised funds from outside investors. In 1994, our sponsor acquired Edgemere Apartments, a 398 unit residential property located in Somerset, New Jersey. In 1996, our sponsor acquired Northwood Apartments, a 392 unit residential property located in Baltimore, Maryland. In 1997, our sponsor acquired Chelsea Village, a 261 unit residential property located in Atlantic City, New Jersey. In 1998, our sponsor acquired Towne Oaks, a 99 unit residential property located in Boundbrook, New Jersey, Liberty Gardens, a 232 unit residential property located in Bergenfield, New Jersey, Plaza Village, a 114 unit residential property located in Morrisville, Pennsylvania and Lakewood Mazal, a 26 unit residential property located in Lakewood, New Jersey. During the same year our sponsor also acquired 150 Grand Street, a 84,770 square foot office property located in White Plains, New York and Matawan Mall, a 20,585 square foot retail property located in Matawan, New Jersey. In 1999, our sponsor acquired 801 Madison, a 46 unit residential property located in Lakewood, New Jersey, Fairfield Towers, a 983 unit residential property located in Brooklyn, New York, Pinewood Chase, a 492 unit residential property located in Suitland, Maryland, and Reisterstown Square, a 493 unit residential property located in Baltimore, Maryland. In 2000, our sponsor acquired two industrial properties containing 263,979 square feet and located in Maryland and a portfolio of four shopping centers containing 379,686 square feet, located in Connecticut and Massachusetts. (For a discussion of the properties that our sponsor acquired since 2001, see “Three Year Summary of Acquisitions.”)

As of June 30, 2004, our sponsor and its affiliates have raised approximately $54,575,000 from 85 investors. These programs have acquired interests in properties with an aggregate investment of approximately $1,065,156,720. These properties are located throughout the United States. Seventy-five percent of all the properties acquired are retail, nineteen percent of all the properties acquired are residential and six percent of all the properties acquired are office and industrial. None of the properties included in such figures were newly constructed, and none of them have been sold. Each of these programs are similar to our program because they invested in the same property types, retail, residential, industrial and office.

Adverse Business Developments

All of the programs sponsored by The Lightstone Group and its affiliates have met and continue to meet their principal investment objectives. Over time some of these programs have acquired troubled properties or mortgage bonds or loans; however, none of the troubled properties or mortgage bonds or loans have been material nor have they prevented the programs from meeting their objectives.

Three Year Summary of Acquisitions

In 2001, our sponsor acquired Belford Towers, a 467 unit residential property located in Takoma Park, Maryland. It also acquired Burrstone and Midtown, each of which are 100 unit residential properties located in New York. In addition, our sponsor acquired a portfolio of over 700,000 square feet of office properties located in Pennsylvania and Florida.

During 2002, our sponsor acquired a portfolio of 17 shopping centers located in the Eastern U.S. containing approximately 2,300,000 square feet. In addition, our sponsor acquired shopping centers containing an aggregate of approximately 300,000 square feet, located in Mount Laurel, New Jersey, and Barceloneta, Puerto Rico.

In 2003, our sponsor acquired International Village and Regency Park South, residential properties located in Indianapolis, Indiana and containing an aggregate of 764 units. It also acquired a portfolio of 19 apartment buildings in Virginia containing 1,808 units. In addition, our sponsor acquired Prime Outlets, which owns 32 outlet centers, containing approximately 8.7 million square feet, located throughout the United States. Finally, it acquired a six-building high-tech industrial complex, containing approximately 375,000 square feet, located in Las Piedras, Puerto Rico and three shopping centers containing approximately 193,000 square feet, located in New Jersey.

Table VI in Part II of the Registration Statement of which this Prospectus is a part, titled “Acquisition of Property by Programs,” provides additional information with respect to acquisitions by our sponsor and its affiliates since 2001. Upon request to the address indicated below, and for no fee, the REIT will provide a copy of such Table to any investor.

Additional Information on Programs

We will provide, upon request, for no fee, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission within the previous 24 months by any prior public program sponsored by our sponsor or any of its affiliates to the extent the same are required to be filed. The REIT will also provide, upon request, for a reasonable fee, the exhibits to each such Form 10-K. A request for an Annual Report on Form 10-K should be addressed to Lightstone Value Plus Real Estate Investment Trust, Inc., 326 Third Street, Lakewood, New Jersey 08701. Attention: Investor Relations.

Undertakings

Potential investors are encouraged to examine the Prior Performance Tables included in the back of the prospectus for more detailed information regarding the prior experience of The Lightstone Group and its affiliates. Table VI is not part of this prospectus and is contained in Part II of the registration statement of which it is a part. We will furnish copies of these tables to you upon request.

MANAGEMENT

Our Affiliated Companies

Overview

Our sponsor, The Lightstone Group, is one of the largest residential and commercial real estate owners and operators in the United States today. Founded in 1985, our sponsor is ranked among the 25 largest American multi-family and commercial real estate companies with a portfolio of 15,427 residential units and 13,444,286 square feet of retail and industrial properties located in 24 states and Puerto Rico. With five regional offices across the country, our sponsor employs more than 1,000 employees. Our sponsor and its affiliates have acquired over 175 projects including numerous properties and portfolios from major national public and privately-held real estate companies such as Acadia Realty Trust (NYSE:AKR), Liberty Property Trust (NYSE:LRY), The Rouse Company (NYSE:RSE), Prime Retail Inc. (NASDAQ:PMRE), F & W Management Company, United Dominion Realty Trust (NYSE:UDR) and Intel Corporation (NASDAQ:INTC).

Our General Management

We operate under the direction of our board of directors. Our board of directors is responsible for the overall management and control of our affairs. Investment decisions will be made either by the advisor or by the board of directors. As described in greater detail under “Our Advisor,” below, our advisor will be responsible for making investment decisions where the purchase price of a particular property is less than $15,000,000 and the investment does not exceed stated leverage limitations. Where such leverage limitations are exceeded, or where the purchase price is equal to or greater than $15,000,000, investment decisions will be made by our board of directors.

Our Directors and Executive Officers

The following table sets forth information with respect to our directors and executive officers.

NAME	AGE		POSITION AND OFFICE
David Lichtenstein	43		Chief Executive Officer, President and Chairman of the Board of Directors
Jonathan Gould	45		Senior Vice-President, Acquisitions and Director
Paula Rowland	48		Chief Operating Officer
Angela Mirizzi-Olsen	42		Chief Investment Officer
Gail Grossman	34		Chief Financial Officer and Treasurer
Samuel Moerman	41		Vice-President, Property Management
Bruno de Vinck	60		Senior Vice-President and Secretary
[To Be Added By Amendment](*)	[	]	Director
[To Be Added By Amendment](*)	[	]	Director
[To Be Added By Amendment](*)	[	]	Director

(*)	Prior to the effective date of this registration statement, three independent directors will be elected.

DAVID LICHTENSTEIN is the Chairman of our board of directors and our Chief Executive Officer and President. Mr. Lichtenstein founded both American Shelter Corporation and The Lightstone Group in 1985 and directs all aspects of the acquisition, financing and management of a diverse portfolio of multi-family, retail and industrial properties located in 24 states and Puerto Rico that is owned by these companies. He a member of the International Council of Shopping Centers and NAREIT. Mr. Lichtenstein is the Chairman of the Board of Directors of Prime Retail and Park Avenue Bank. In 2003, Mr. Lichtenstein oversaw the acquisition of International Village and Regency Park South, residential properties located in Indianapolis, Indiana and containing an aggregate of 764 units. He also directed the acquisition of a portfolio of 19 apartment buildings in

Virginia containing 1,808 units and the acquisition of Prime Outlets, which owns 32 outlet centers, containing approximately 8.6 million square feet, located throughout the United States. Finally, Mr. Lichtenstein was responsible for acquiring a six-building high-tech industrial complex, containing approximately 375,000 square feet, located in Las Piedras, Puerto Rico and three shopping centers containing approximately 187,000 square feet, located in New Jersey. Mr. Lichtenstein is a frequent lecturer on Real Estate matters. He is often interviewed by a variety of major financial and real estate publications including Commercial Property News, Globe St., The New York Times and The Wall Street Journal.

JONATHAN GOULD is our Senior Vice-President-Acquisitions and a member of our board of directors. Mr. Gould directs the acquisition, underwriting and financing of The Lightstone Group’s portfolio acquisitions throughout the United States. In 2003, Mr. Gould spearheaded the $638 million acquisition of Prime Retail, Inc. (NASDAQ: PMRE), a publicly traded REIT with 32 outlet centers throughout the United States, with over 8.6 Million square feet. Prior to joining The Lightstone Group, Mr. Gould was Senior Vice President at SL Green Realty Corporation (NYSE: SLG) from 1998 to 2001, where he was responsible for the REIT’s acquisitions, dispositions and financing of over $1,000,000,000 of commercial office and retail properties. His acquisitions included: 1 Park Avenue ($233.9 million/913,000 SF); 317 Madison Avenue ($105.6 million/490,000 SF); 1370 Broadway ($50.5 million/254,600 SF), and; 469 Seventh Avenue ($45.7 million/239,000 SF). In addition, Mr. Gould was responsible for the dispositions of several major office properties including: 1412 Broadway ($91.5 million/389,000 SF); 90 Broad Street ($60 million/341,000 SF), and; 321 West 44th Street ($28.4 million/203,000 SF). From 1988 to 1998, Mr. Gould was a partner and Executive Vice President in charge of Acquisitions and Real Estate at TMO, Inc., a privately held owner/operator of parking facilities, commercial and multi-family properties and development sites in Manhattan. During his tenure, he led the company through its principal expansion period, growing its portfolio of parking properties from 52 to 115 locations (making it New York City’s largest private owner of parking facilities) and positioning the company for its eventual recapitalization in a transaction valued over $275,000,000 to the Whitehall Fund, an affiliate of Goldman Sachs. In addition, Mr. Gould founded Gould Equities Corporation, a diversified real estate brokerage firm. Mr. Gould is a graduate of the Boston University School of Management and New York Law School and was admitted to both the New York and Connecticut Bars.

PAULA ROWLAND is our Chief Operating Officer. Ms. Rowland has an extensive background in business integration, strategic planning and human resources management. After substantial tenures at the Golden Nugget Casino in Atlantic City, New Jersey and the New Jersey Press, Ms. Rowland provided targeted consulting services to foreign transplant and evolving companies. Her client list includes relationships with Honda America, Panasonic, Kamenstein Products, Marcal Paper Mills, Ahold USA, Usui International and Cahners Business Information (a division of Reed-Elsevier). Ms. Rowland is a graduate of Monmouth University.

ANGELA MIRIZZI-OLSEN is our Chief Investment Officer. Ms. Mirizzi-Olsen directs the underwriting and financing of all The Lightstone Group’s acquisitions and refinancing of existing properties and is involved in a variety of complex joint venture and wholly-owned transactions. Ms. Olsen has extensive experience in varied property types including multifamily, hotel, retail, office, and industrial. Ms. Olsen has over 20 years of real estate banking and structured finance. Prior to joining The Lightstone Group in 2001, Ms. Mirizzi-Olsen was a Vice President of Arbor Commercial Mortgage, a national real estate financing organization. Ms Olsen underwrote, structured and originated mezzanine, bridge and preferred equity transactions. In addition, Ms. Mirizzi-Olsen was a Vice President at ARCS from 1996 to 1997, where she underwrote Fannie Mae and Freddie Mac mortgages. She has also worked as an independent consultant for Citicorp Securities from 1993 to 1996 and as an Assistant Vice President at American Savings Bank from 1991 until 1993.

GAIL GROSSMAN is our Chief Financial Officer and Treasurer. Ms. Grossman currently serves as Controller and Chief Financial Officer of our sponsor. As supervisor of 30 staff accountants, Ms. Grossman is responsible for the daily accounting activities relating to residential and commercial properties owned by our sponsor. Ms. Grossman received a degree in Business Administration and Accounting from Touro College. Prior to her employment with out sponsor, she was a partner in a residential real estate acquisition company in Southern New

Jersey, where she was responsible for identifying investment opportunities and negotiating sales contracts. She joined our sponsor in March 1997 as Assistant Controller and was promoted to Controller and Chief Financial Officer in 1998.

SAMUEL MOERMAN is our Vice-President-Property Management. Mr. Moerman has the same position with our sponsor, where his responsibilities range from ensuring smooth absorption of our sponsor’s diverse acquisitions to the oversight of the property and asset management teams tasked with enhancing the performance of our sponsor’s portfolio. Mr. Moerman also coordinates resources for all capital projects and tenant build-outs. Before joining our sponsor, Mr. Moerman was Chief Operating Officer of Webspan Communications, an internet service provider, where he was responsible for creating the company’s infrastructure and aggressively growing its membership and revenues, which ultimately led to its acquisition by a large public company.

BRUNO DE VINCK is our Senior Vice-President and Secretary. Mr. de Vinck is involved in the management and renovation of various multi-family, retail and industrial properties for The Lightstone Group. Mr. de Vinck studied Architecture at Pratt Institute and then worked for the Bechtel Corporation from 1965 to 1970 in the engineering department. Since 1973 he has overseen the management, construction and development of commercial and residential investments. During that time, Mr. de Vinck was the general manager for Heritage Management Co., Inc., AKS Management Co., Inc. and JN Management Co. Mr. de Vinck is a past New Jersey chapter president for the Institute of Real Estate Management (IREM).

Committees of Our Board of Directors

Our charter authorizes our board of directors to establish such committees as it deems appropriate, so long as a majority of the members of each committee are independent directors, as defined by the NASAA REIT Guidelines and any applicable rules promulgated by the Securities and Exchange Commission and, in the case of the audit committee, all members are independent directors. Currently, we intend to form the committees listed below:

Nominating and Corporate Governance Committee. Our board of directors will establish a nominating and corporate governance committee. Our nominating and corporate governance committee will be comprised of 3 directors. It will be formed to establish and implement our corporate governance practices and to nominate individuals for election to the board of directors. Our nominating and corporate governance committee will operate pursuant to a written charter to be adopted by our board of directors. Among other things, the committee charter will call upon the nominating and corporate governance committee to:

•	develop criteria for selecting new directors and to identify individuals qualified to become board members and members of the various committees of the board;

•	select, or to recommend that the board select, the director nominees for each annual meeting of stockholders and the committee nominees; and

•	develop and recommend to the board a set of corporate governance principles applicable to the corporation.

The nominating and corporate governance committee will consider nominees recommended by stockholders.

Audit Committee. Our board of directors will establish an audit committee consisting of three independent directors. These independent directors will include at least one person who is a financial expert, as defined by applicable rules promulgated by the Securities and Exchange Commission. Our audit committee will operate pursuant to a written charter to be adopted by our board of directors. Among other things, the audit committee charter will call upon the audit committee to:

•	oversee the accounting and financial reporting processes and compliance with legal and regulatory requirements on behalf of our board of directors and report the results of its activities to the board;

•	be directly and solely responsible for the appointment, retention, compensation, oversight, evaluation and, when appropriate, the termination and replacement of our independent auditors;

•	review the annual engagement proposal and qualifications of our independent auditors;

•	prepare an annual report as required by applicable SEC disclosure rules;

•	review the integrity, adequacy and effectiveness of our internal controls and financial disclosure process;

•	review and approve all related party transactions, including all transactions with our advisor; and

•	manage our relationship with our advisor under the advisory agreement.

The audit committee shall have such additional powers, duties and responsibilities as may be delegated by the board of directors or contained in an audit committee charter that is approved by the board of directors.

Our charter provides that in order to be considered an independent director, the director may not, other than in his or her capacity as a director:

•	own any interest in the sponsor, the advisor or their affiliates, other than us;

•	be or have been employed by the advisor, the sponsor or their affiliates, or by us or our affiliates, on the date of determination or for two years prior to the date of determination;

•	serve as an officer or director of the sponsor, the advisor or any of their affiliates, other than as a member of our board of directors;

•	perform services, other than as a member of our board of directors;

•	serve as a director, including as a member of our board of directors, of more than three real estate investment trusts organized by the sponsor or advised by the advisor; or

•	maintain a “material” business or professional relationship with the sponsor, the advisor or any of their affiliates. A business or professional relationship qualifies as “material” if the aggregate gross revenue derived by the director from the sponsor, the advisor and their affiliates exceeds five percent of either the director’s annual gross income during either of the last two years or the director’s net worth on a fair market value basis.

In addition, an independent director may not maintain, or have maintained, any of these prohibited associations either directly or indirectly. According to our charter, an indirect association with the sponsor or the advisor includes circumstances in which a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the sponsor, the advisor, any of their affiliates or us.

Compensation Committee. Our board of directors will establish a compensation committee. Our board of directors will determine that all of the compensation committee members qualify as: “non-employee directors” under Exchange Act rule 16b-3; and “outside directors” under Internal Revenue Code section 162(m). Our compensation committee will be comprised of 3 directors.

Our compensation committee will operate pursuant to a written charter to be adopted by our board of directors. Among other things, the compensation committee charter calls upon the compensation committee to:

•	develop the overall compensation policies and the corporate goals and objectives, if any, relevant to the chief executive officer’s compensation from our company;

•	evaluate the chief executive officer’s performance in light of those goals and objectives, if any;

•	be directly and solely responsible for establishing the chief executive officer’s compensation level, if any, based on this evaluation;

•	make recommendations to the board regarding the compensation, if any, of officers junior to the chief executive officer, incentive-compensation plans and equity-based plans; and

•	produce an annual report on executive compensation for inclusion in our proxy statement.

Compensation of Directors

We pay our independent directors an annual fee of $10,000 and reimbursement of their out-of-pocket expenses incurred. In addition, under our stock option plan, our independent directors will receive options to purchase shares of our common stock.

Compensation of Officers

Our officers will not receive any cash compensation from us for their services as our officers. Our officers are officers of one or more of our affiliates and are compensated by those entities (including our sponsor), in part, for their services rendered to us.

Stock Option Plan

We have adopted a stock option plan under which our independent directors are eligible to receive annual nondiscretionary awards of nonqualified stock options. Our stock option plan is designed to enhance our profitability and value for the benefit of our stockholders by enabling us to offer independent directors stock-based incentives, thereby creating a means to raise the level of equity ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and our stockholders.

We have authorized and reserved 75,000 shares of our common stock for issuance under our stock option plan. The compensation committee may make appropriate adjustments to the number of shares available for awards and the terms of outstanding awards under our stock option plan to reflect any change in our capital structure or business, stock dividend, stock split, recapitalization, reorganization, merger, consolidation or sale of all or substantially all of our assets. Generally, the exercise price for all stock options granted under our stock option plan will be fixed at $10 per share until the termination of our initial public offering.

Our stock option plan provides for the automatic grant of a nonqualified stock option to each of our independent directors, without any further action by our board of directors or the stockholders, to purchase 3,000 shares of our common stock (or a pro rata portion for less than a full year of service) on the date of each annual stockholder’s meeting. The exercise price for stock options granted to our independent directors will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. The term of each such option will be 10 years. Options granted to non-employee directors will vest and become exercisable on the second anniversary of the date of grant, provided that the independent director is a director on the board of directors on that date.

Notwithstanding any other provisions of our stock option plan to the contrary, no stock option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

Corporate Governance

Code of Business Conduct and Ethics. Our board of directors will establish a code of business conduct and ethics. Among other matters, the code of business conduct and ethics will be designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Waivers to the code of business conduct and ethics will only be able to be granted only by the governance and nominating committee of the board. In the event that the committee grants any waivers of the elements listed above to any of our officers, we expect to announce the waiver within five business days on the corporate governance section of a corporate website that we will establish. The information on that website will not be a part of this prospectus.

Our Advisor

Our advisor, Lightstone Value Plus REIT LLC, is a Delaware limited liability company and is wholly owned by our sponsor. The following table sets forth information regarding the executive officers and directors of our advisor.

NAME	AGE	POSITION
David Lichtenstein	43	Chief Executive Officer
Jonathan Gould	45	Senior Vice-President-Acquisitions
Paula Rowland	48	Chief Operating Officer
Angela Mirizzi-Olsen	42	Chief Investment Officer
Gail Grossman	34	Chief Financial Officer and Treasurer
Samuel Moerman	41	Vice-President-Property Management
Bruno de Vinck	60	Senior Vice-President and Secretary

The biographies of Messrs. Lichtenstein, Gould, Rowland, Mirizzi-Olsen, Grossman, Moerman and de Vinck are set forth above in “Our Directors and Executive Officers.”

Our Advisory Agreement

Duties of Our Advisor. Under the terms of our advisory agreement, our advisor generally has responsibility for our day-to-day operations. Many of the services to be performed by the advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which the advisor will perform for us as our advisor, and it is not intended to include all of the services which may be provided to us by the advisor or by third parties. Under the terms of the advisory agreement, the advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, the advisor, either directly or indirectly by engaging an affiliate or third party, shall, subject to the authority of the board of directors:

•	find, present and recommend to us real estate investment opportunities consistent with our investment policies, acquisition strategy and objectives;

•	structure the terms and conditions of transactions pursuant to which acquisitions of properties will be made;

•	acquire properties on our behalf in compliance with our investment objectives and policies;

•	arrange for financing and refinancing of properties;

•	administer our bookkeeping and accounting functions;

•	serve as our consultant in connection with policy decisions to be made by our board of directors, managing our properties or causing them to be managed by another party;

•	render other services as our board of directors deems appropriate.

The advisor may not acquire any property with a purchase price that is equal to or greater than $15,000,000 or finance any such acquisition, on our behalf, without the prior approval of a majority of our board of directors. The actual terms and conditions of transactions involving investments in such properties will be determined in the sole discretion of the advisor, subject at all times to such board of directors approval. Conversely, the advisor may acquire any real property with purchase price that is lower than $15,000,000, or finance any such acquisition, on our behalf, without the prior approval of the board of directors, if the following conditions are satisfied: (i) the investment in the property would not, if consummated, violate our investment guidelines, (ii) the investment in the property would not, if consummated, violate any restrictions on indebtedness; and (iii) the consideration to be paid for such properties does not exceed the fair market value of such properties, as determined by a qualified independent real estate appraiser selected by the advisor.

Likewise, the advisor may not arrange for financing and refinancing of properties, without the approval of the board of directors, if such financing or refinancing, when consummated, causes the total leverage on all of our properties, in the aggregate, to exceed 75% of such properties’ fair market value. The actual terms and conditions of financing and refinancing will be determined in the sole discretion of the advisor, subject at all times to board of directors approval. However, the advisor may arrange for financing and refinancing of properties, without the approval of the board of directors, if such financing or refinancing, when consummated, does not cause the total leverage on all of our properties, in the aggregate, to exceed 75% of such properties’ fair market value.

Term of the advisory agreement. The advisory agreement has an initial term of one year and is renewable for successive one-year terms upon the mutual consent of the parties. It may be terminated by either party, by mutual consent of the parties or by a majority of the independent directors or the advisor, as the case may be, upon 60 days’ written notice. If the advisory agreement is terminated, the advisor must cooperate with us and take all reasonable steps requested by our board of directors to assist it in making an orderly transition of the advisory function. We will also have to pay our advisor any accrued but unpaid fees and expenses, as set forth below.

Compensation to advisor. The advisory agreement provides for the advisor to be paid fees in connection with services provided to us. (See “Management Compensation.”) These fees include:

•	a property acquisition fee; and

•	an asset management fee.

We will not reimburse the advisor or its affiliates for services for which the advisor or its affiliates are entitled to compensation in the form of a separate fee. If the advisor or its affiliates perform services that are outside of the scope of the advisory agreement, we will compensate them at rates and in amounts agreed upon by the advisor and the independent directors.

Other than as set forth in the following paragraph, the advisor bears the expenses it incurs in connection with performing its duties under the advisory agreement. These include salaries and fringe benefits of its directors and officers and travel and other administrative expenses of its directors or officers.

We will reimburse the advisor for certain costs it incurs in connection with the services it provides to us including, but not limited to: (i) organization and offering expenses in an amount up to 2% of gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to preparing the SEC registration statement, qualification of the shares for sale in the states and filing fees incurred by the advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees, including, without limitation, employee benefits, while engaged in registering and marketing the shares and other marketing and organization costs, other than selling commissions and the dealer manager fee; (ii) advertising expenses, expense reimbursements, and legal and accounting fees; (iii) the actual cost of goods and materials used by us and obtained from entities not affiliated with the advisor; (iv) administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the advisor receives a separate fee); (v) acquisition expenses, which include travel and expenses related to the selection and acquisition of properties, for goods and services provided by the advisor; (vi) rent, leasehold improvement costs, utilities or other administrative items generally constituting our advisor’s overhead; and (vi) expenses related to negotiating and servicing mortgage loans. We will not reimburse the advisor for any services for which we will pay the advisor a separate fee.

Fees payable upon termination of the advisory agreement. If the advisory agreement is terminated for any reason, the advisor will be entitled to receive payment of any earned but unpaid compensation and expense reimbursements accrued as of the date of termination. In addition, if the advisory agreement is terminated (a) in connection with our change of control, (b) by us for any reason other than “cause” as defined in the advisory agreement, or (c) by the advisor for “good reason” as defined in the advisory agreement, the advisor will be entitled to the payment of the termination fee and our sponsor will be entitled to the payment of the special termination distribution. We will have to promptly pay to our sponsor a special termination distribution equal, at a minimum, to the purchase price paid by our sponsor for the special limited partner interest in order to provide funds for our selling commissions, dealer manager fees and organizational and offering expenses, less the distributions received by our sponsor under the partnership agreement. The amount of the termination fee that we pay the advisor will be reduced by the amount of any special termination distribution that we pay, if applicable, to the sponsor.

The advisor will be entitled to receive all accrued but unpaid compensation in cash within 30 days of the effective date of the termination. The termination fee will be paid in 12 equal quarterly installments. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the termination fee is incurred, which relate to the appreciation of the properties (a) will be an amount which provides compensation to the terminated advisor only for that portion of the holding period for the respective properties during which the terminated advisor provided services to us, (b) will not be due and payable until the property to which the fees relate is sold or refinanced, and (c) will not bear interest until the property to which the fees relate is sold or refinanced. The termination fee is an amount equal to 15% of the amount, if any, by which (a) the appraised value of the properties on the date of termination of the advisory agreement, less the amount of all indebtedness secured by the properties, exceeds (ii) the total initial investment in our company plus an amount equal to a non-compounded cumulative annual return of 7% the net investment through the termination date reduced by the total distributions paid by us from our inception through the termination date.

Reimbursement by advisor. For any year in which we qualify as a REIT, our advisor must reimburse us for the amounts, if any, by which our total operating expenses paid during the previous fiscal year exceed the greater of:

•	2% of our average invested assets for that fiscal year; or

•	25% of our net income for that fiscal year;

provided, however, only so much of the excess specified above will be required to be reimbursed as the board of directors, including a majority of the independent directors, determines should justifiably be reimbursed in light of such unanticipated, unusual or non-recurring factors which may have occurred within 60 days after the end of the quarter for which the excess occurred. In this event, the stockholders will be sent a written disclosure and explanation of the factors the independent directors considered in arriving at the conclusion that the higher total operating expenses were justified.

Liability and indemnification of advisor. Under the advisory agreement, we are also required to indemnify the advisor and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to the advisor’s acts or omissions. For details of circumstances under which we are required to indemnify the advisor and to advance expenses to the advisor, see “Limitation of Liability and Indemnification of Directors, Officers and Our Advisor.”

Other activities of advisor and its affiliates. The advisor and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, the advisor must devote sufficient resources to the administration of Lightstone Value Plus Real Estate Investment Trust, Inc. to discharge its obligations. The advisor may assign the advisory agreement to an affiliate upon approval of a majority of the independent directors. We may assign or transfer the advisory agreement to a successor entity.

Potential acquisition of advisor and property manager. Many REITs which are listed on a national stock exchange or included for quotation on a national market system are considered “self-administered,” since the employees of such a REIT perform all significant management functions. In contrast, REITs that are not self-administered, like us, typically engage a third-party, such as our advisor and property manager, to perform management functions on its behalf. If for any reason our independent directors determine that we should become self-administered, the advisory agreement and the property management agreement each permit us to acquire the business conducted by the advisor and the property manager (including all of its assets). See “Conflicts of Interest.”

If we choose to acquire these businesses, their stockholders will receive in connection with such an acquisition, and in exchange for terminating any contractual arrangements and the release and waiver of all fees payable under their provisions until their stated termination, but not paid, such number of shares of our common stock as is determined in accordance with the following paragraph. We will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of such acquisitions.

The number of shares we may issue shall be determined as follows. We shall first send an election notice to the advisor or the property manager of our election to proceed with such a transaction. Next, the net income of the advisor or the property manager for the six month period immediately preceding the month in which the election notice is delivered, as determined by an independent audit conducted in accordance with generally accepted auditing standards, shall be annualized. (The advisor or the property manager shall bear the cost of any such audit.) Such amount shall then be multiplied by nine-tenths (0.90) and then divided by our “Funds from Operations per Weighted Average Share.” “Funds from Operations per Weighted Average Share” shall be equal to the annualized Funds from Operations (as defined below; i.e., four times the Funds from Operations for the quarter immediately preceding the delivery of the election notice) per weighted average share for us for such quarter, all based upon our quarterly report delivered to our stockholders for such quarter. The resulting quotient shall constitute the number of shares of our common stock to be issued, with delivery thereof and the closing of the transaction to occur within 90 days of delivery of the election notice. “Funds from Operations” means generally net income (computed in accordance with GAAP), excluding gains or losses from debt restructuring and sales of properties, plus depreciation of real property and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Under some circumstances, we can enter into and consummate such transactions without seeking specific stockholder approval. See “Conflicts of Interest.” Any such transaction will occur, if at all, only if our board of directors obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefor is fair, from a financial point of view, to our stockholders.

The Property Manager and the Management Agreement

Our property manager, Lightstone Value Plus REIT Management LLC provides property management services to us under the terms of the management agreement. Our property manager was formed in Delaware and is wholly-owned by our sponsor. The property manager provides services in connection with the rental, leasing, operation and management of our properties. We have agreed to pay the property manager a monthly management fee (including all rent-up, leasing and re-leasing fees and bonuses) of 5% of the gross revenues from our residential and retail properties. In addition, for the management and leasing of our office and industrial properties, we will pay to our property manager, property management and leasing fees of up to 4.5% of gross revenues from our office and industrial properties. We may pay our property manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed office and industrial properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to up to two months’ rent).

Notwithstanding the foregoing, our property manager may be entitled to receive higher fees in the event our property manager demonstrates to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered.

Our property manager will also be paid a monthly fee for any extra services equal to no more than that which would be payable to an unrelated party providing the services.

The property manager may subcontract its duties for a fee that may be less than the fee provided for in the management services agreements. In the event that the property manager subcontracts its duties with respect to some or all of our properties, the fees payable to such parties for such services will be deducted from the monthly management fee payable to our property manager by us or paid directly by our property manager.

We have the option to acquire our property manager. See “Conflicts of Interest” and “Management—Advisory Agreement” for a description of this right and the terms under which we may exercise it.

Lightstone Securities, LLC

Lightstone Securities, our dealer manager, is registered under the applicable federal and state securities laws and is qualified to do business as a securities broker-dealer throughout the United States. It does not render these services to anyone other than affiliates of The Lightstone Group, and it does not make sales directly to retail customers or maintain customer accounts. It is a member firm of the National Association of Securities Dealers, Inc. [AS OF THE DATE HEREOF, LIGHTSTONE SECURITIES HAS BEEN FORMED. THE SPONSOR INTEND TO OBTAIN THE APPLICABLE REGULATORY APPROVALS FOR LIGHTSTONE SECURITIES PRIOR TO THE EFFECTIVENESS OF THIS PROSPECTUS].

We will pay to Lightstone Securities, selling commissions of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Lightstone Securities will provide wholesale marketing support in connection with this offering and expects to reallow 100% of commissions earned for those transactions that involve participating broker-dealers. We will also pay to Lightstone Securities a dealer manager fee of up to 1% of gross offering proceeds before reallowance to participating broker-dealers. Lightstone Securities, in its sole discretion, may reallow a portion of its dealer manager fee of up to 1% of the gross offering proceeds to be paid to such participating broker-dealers.

LIMITATION OF LIABILITY AND INDEMNIFICATION

OF DIRECTORS, OFFICERS AND OUR ADVISOR

Our charter provides that our advisor and directors are deemed to be in a fiduciary relationship to us and our stockholders and that our directors have a fiduciary duty to the stockholders to supervise our relationship with the advisor.

The liability of our directors and officers to us or our stockholders for money damages is limited to the fullest extent permitted by Maryland law. As a result, our directors and officers will not be liable to us or our stockholders for monetary damages unless:

•	the person actually received an improper benefit or profit in money, property or services; and

•	the person is adjudged to be liable based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Except as described below, our charter authorizes and directs us to indemnify and to pay or reimburse reasonable expenses to any director, officer, employee or agent, and our advisor and its affiliates, to the fullest extent permitted by Maryland law. So long as we are subject to one NASAA REIT Guidelines, we will not indemnify any director, officer, employee, agent or the advisor or its affiliates unless:

•	the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	the person seeking indemnification was acting on our behalf or performing services for us; and

•	the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss will not have been the result of gross negligence or willful misconduct.

In any such case, the indemnification or agreement to indemnify is recoverable only out of our net assets and not from the assets of our stockholders.

So long as we are subject to one NASAA REIT Guidelines, we will not indemnify any director, officer, employee, agent or the advisor, his, her or its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	the claims have been dismissed with prejudice by a court of competent jurisdiction; or a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered and sold as to indemnification for securities law violations.

So long as we are subject to one NASAA REIT Guidelines, we will advance amounts to a person entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Maryland law and, only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification;

•	the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement;

•	the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to be entitled to indemnification.

We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee, agent or the advisor or its affiliates against any liability asserted which was incurred in any such capacity with us or arising out of such status; provided, however, that we may not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under our charter. We may enter into any contract for indemnity and advancement of expenses with any officer, employee or agent who is not a director as may be determined by the board of directors and as permitted by law. We have purchased liability insurance on behalf of our officers and directors under our sponsor’s master insurance policy, and we will reimburse our sponsor for our pro rata share of the premiums incurred under such policy.

The Lightstone Group will enter into separate indemnification agreements with each of our directors and some of our executive officers. The indemnification agreements will require The Lightstone Group to indemnify our directors and officers to the fullest extent permitted by law, subject to the limits referred to above. The Lightstone Group also may indemnify and advance expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under The Lightstone Group’s directors’ and officers’ liability insurance, if any. Although the form of indemnification agreement will offer substantially the same scope of coverage afforded by provisions in our charter and bylaws, it will provide greater assurance to directors and officers that indemnification will be available, because as a contract, it cannot be unilaterally modified by The Lightstone Group’s or our boards of directors or by the stockholders to eliminate the rights it will provide.

We have been advised that, in the opinion of the Securities and Exchange Commission, any indemnification that applies to liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table provides information as of July 14, 2004 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of July 14, 2004, we had one stockholder of record and 20,000 shares of common stock outstanding. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. However any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.

Beneficial Owner	Number of shares beneficially owned	Percent of class
The Lightstone Group (1)	20,000	100%

(1)	Includes 20,000 shares owned by our advisor. Our advisor is wholly owned by The Lightstone Group, our sponsor. Our sponsor is controlled by David W. Lichtenstein, who owns all of the membership units of our sponsor. Our sponsor, will receive a special limited partner interest of our operating partnership in exchange for agreeing to pay $20,000,000, assuming 20,000,000 shares are sold pursuant to this offering, which we will use to defray all costs and expenses of this offering, including organizational costs and selling commissions.

OUR STRUCTURE AND FORMATION

We were formed on June 8, 2004 as a Maryland corporation. The operating partnership was formed on July 12, 2004 as a Delaware limited partnership.

Structure

We operate our business using what is commonly known as an UPREIT structure. This means that we have formed the operating partnership to own all of our assets, either directly or indirectly. Our advisor contributed $200,000 to us for 20,000 shares of our common stock to form us. We have contributed the $200,000 of proceeds we received from the advisor in exchange for 20,000 general partnership units in the operating partnership. As a result, we are the sole general partner of the operating partnership. We will contribute the net proceeds of this offering to the operating partnership. We are and will be the only holder of general partnership units in the operating partnership. As the general partner of the operating partnership, we will have the exclusive power to manage and conduct the business of the operating partnership, subject to limited exceptions set forth in the operating partnership agreement. See “Operating Partnership Agreement.” The advisor holds 200 limited partnership units in the operating partnership valued at $10 each for its $2,000 capital contribution. As a result, the advisor is a limited partner in the operating partnership.

We will conduct substantially all of our business, and hold our interests in the properties in which we invest, directly or indirectly, through the operating partnership.

As a REIT, we may conduct some of our business and hold some of our interests in properties through “taxable REIT subsidiaries” which may be wholly or partially owned. Although we currently do not intend to have any taxable REIT subsidiaries, we may in the future decide to conduct some business or hold some of our interests in properties in such subsidiaries.

See “Prospectus Summary—Organizational Chart” for a diagram depicting the services to be rendered by our affiliates to us, as well as our organizational structure and the organizational structure of the operating partnership.

If (i) the minimum offering of 1,000,000 shares is sold, or (ii) the maximum offering of 20,000,000 shares is sold or (iii) the increased maximum offering of 30,000,000 shares is sold, the advisor’s 20,000 shares will, in each case, represent less than 1% of the issued and outstanding shares.

Prior to this offering, our 20,000 general partnership units represent 99.01%, and the advisor’s 200 limited partnership units represent .99%, of the outstanding units of the operating partnership. If only the minimum offering of 1,000,000 shares for gross offering proceeds of $10,000,000 is sold, we will receive 1,000,000 general partnership units for contributing such proceeds to the operating partnership (this figure includes the purchase, described in the preceding paragraph, of the shares sold to The Lightstone Group or an affiliate). If 20,000,000 of the shares offered by this prospectus are sold for gross offering proceeds of $200,000,000 as set forth on the cover page of this prospectus, we will receive 20,000,000 general partnership units for contributing such proceeds to the operating partnership (this figure includes the purchase, described in the preceding paragraph, of the shares sold to The Lightstone Group or an affiliate). If 30,000,000 of the shares offered by this prospectus are sold for gross offering proceeds of $300,000,000 as set forth on the cover page of this prospectus, we will receive 30,000,000 general partnership units for contributing such proceeds to the operating partnership (this figure includes the purchase, described in the preceding paragraph, of the shares sold to The Lightstone Group or an affiliate).

Currently, we do not own any properties. We may form entities to acquire properties. They will be owned or controlled directly or indirectly by the operating partnership. Properties that will be purchased by us in the future may be owned by entities that will be directly or indirectly owned by the operating partnership. In other instances, there likely will be other investors in the entities that own our properties, in addition to the operating partnership. These investors would be the former owners of properties that we acquired from them in exchange for interests in such entities.

We intend to comply with all of the corporate responsibility and disclosure rules related to the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

Benefits of the UPREIT Structure

The benefits of our REIT status and UPREIT structure include the following:

•	Access to capital. We believe our structure will provide us with access to capital for refinancing and growth. Sources of capital include the common stock sold in this offering and possible future issuances of debt or equity through public offerings or private placements. Our anticipated financial strength should enable us to obtain financing at advantageous rates and on acceptable terms.

•	Growth. Our structure will allow stockholders through their ownership of common stock and the limited partners through their ownership of limited partnership units, an opportunity to participate in the growth of the real estate market through an ongoing business enterprise. In addition to the portfolio of initial real properties, we give stockholders an interest in all future investments in additional properties.

•	Tax Deferral. The UPREIT structure will provide property owners who transfer their real properties to the operating partnership in exchange for limited partnership units the opportunity to defer the tax consequences that would arise from a sale of their real properties and other assets to us or to a third party. This will allow us to acquire assets without using as much of our cash and may allow us to acquire assets that the owner would otherwise be unwilling to sell because of tax considerations.

Affiliates

Throughout this prospectus, we use the term “affiliate.” For purposes of this prospectus, an “affiliate” of any natural person, partnership, corporation, association, trust, limited liability or other legal entity (a “person”) includes any of the following:

(a) any person directly or indirectly owning, controlling or holding, with power to vote 10% or more of the outstanding voting securities of such other person;

(b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person;

(c) any person directly or indirectly controlling, controlled by, or under common control with, such other person;

(d) any executive officer, director, trustee or general partner of such other person; and

(e) any legal entity for which such person acts as an executive officer, director, trustee or general partner.

SELECTED FINANCIAL DATA

As of the date of this prospectus, we have not yet had any operations. Therefore, we have not had any income, cash flow, funds from operations, or funds available for distributions, nor have we declared any distributions or issued any shares to public investors. We have sold 20,000 shares to our advisor for an aggregate purchase price of $200,000, and have contributed the proceeds from that sale to the operating partnership, for which we have acquired 20,000 general partnership units of the operating partnership. The advisor has also made a capital contribution of $2,000 to the operating partnership, for which it acquired 200 limited partnership units of the operating partnership. See “Management’s Discussion and Analysis of the Financial Condition of the Company” and our financial statements and related notes thereto appearing elsewhere in this Prospectus.

INDUSTRY BACKGROUND

Retail Properties

According to the 2003 National Research Bureau Census, there were a total of 47,104 shopping centers in the United States in 2003, a 1.4% increase from 46,438 shopping centers in 2002. The total leasable retail area of U.S. shopping centers was 5.86 billion square feet in 2003, an increase of 1.6% from 5.77 billion square feet in 2002.

According to the International Council of Shopping Centers’ “SCOPE U.S. 2004” report, or the ICSC Report, 203.1 million adults shopped in centers monthly in 2003. The ICSC Report indicates that there were $1.9803 trillion of shopping center-inclined sales in 2003, a 4.4 percent increase from $1.8972 trillion in 2002. Shopping center-inclined sales represent all sales in those stores that are typically found in shopping centers and are derived from information provided by the U.S. Commerce Department. The ICSC Report indicates that these sales represented 76% of all nonautomotive retail sales, which also exclude gas station sales.

The ICSC Report also indicates that there were 17,605,100 shopping center-related jobs in 2003, including full- and part-time employment. This number is derived from North American Industry Classification System-based U.S. Department of Labor Bureau of Labor Statistics establishment data for all employees. The ICSC Report indicates that this figure represented 14 percent of all nonagricultural employment in 2003.

According to the Summer 2004 report by Grubb & Ellis, or G&E, entitled “Retail Market Trends North America”, or the G&E Retail Report, “the retail market is at the top of its game in terms of both leasing and investment.” In fact, the G&E Retail Report indicates that retail is “the healthiest of the four core property types.”

G&E arrived at this conclusion after conducting a survey of its own retail-leasing professionals in May 2004. 61 percent of those polled indicated that retail leasing in their local markets is healthy or very healthy. 75 percent said that retail rents have risen over the past 12 months. 61 percent expect effective rents to continue increasing over the next year, although only 16 percent expect this increase to exceed 5 percent and 32 percent expect rates to stabilize during that time. 45 percent stated that vacancy rates have been flat during the last year, and the G&E Retail Report finds that “[t]hese perceptions are corroborated by” REIS data indicating that neighborhood and community center vacancy rates have remained between 6 and 7 percent for 13 consecutive quarters.

G&E’s survey also illustrates the perceived impact that Wal-Mart has and will have in the retail real estate market. 51 percent of those taking the survey indicated that Wal-Mart has little impact on grocery-anchored shopping centers and the same number indicated that Wal-Mart will have little impact over the next twelve months. Even so, G&E indicates that there was a significant difference between the number who thought that Wal-Mart had no impact over the last twelve months and those predicting it will have none over the next 12 months, and a substantial increase of those who expect Wal-Mart to have a significant impact over the next 12 months over those who thought it had such an impact during the last 12 months. G&E interprets these numbers as “suggesting that Wal-Mart’s impact is indeed growing.”

The forecast for the retail real estate market is not entirely clear. The G&E Retail Report states that expectations for consumer spending among economists are mixed. G&E expects interest and mortgage rates to rise, which will “almost certainly cool off the red-hot housing market”, including cash-back mortgage refinancing. At the same time, job growth “has caught fire” and should increase the size and spending power of the job force. Although 43 percent of those responding to G&E’s survey feel that these two factors will negate each other, 39 percent feel that job growth will have a more substantial impact on retail sales than rising interest rates. G&E concludes that “retail sales should remain strong” and may even increase during the next 12 months.

The G&E Retail Report goes on to state that investment demand for grocery anchored-centers in good locations in protected trade areas has been “insatiable”, with average capitalization rates of 7.7 percent in the first quarter of 2004, which represents a drop of around 180 basis points in two years. As a departure from recent trends, G&E indicates that power center and unanchored strip centers have also become “attractive candidates for acquisition.” In addition, many urban centers are being revitalized with the effect of increasing the market for “entertainment-oriented retail in new and adaptive reuse projects.”

The G&E Retail Report observes that the anticipated increase in interest rates might “cool investor fervor for retail properties and other commercial real estate.” Even so, G&E suggests that institutional borrowers, who “tend to be more conservative than private buyers in their use of leverage, may step in to keep activity levels high.” In addition, the Federal Reserve has indicated its intent to increase interest rates at moderate levels. G&E anticipates that these trends will lead to a “soft landing in the property investment market.”

The Second Quarter 2004 report by Citigroup Smith Barney, or CSB, entitled “Real Estate Investment Trusts Retail Economic Digest”, or the CSB Retail Digest, also paints a promising picture relating to the retail real estate market. The CSB Retail Digest reports that May preliminary retail sales other than automobile sales increased 0.7 percent from April, which were down 0.1 percent from March. In addition, year-over-year retail sales other than automobiles showed a 9.8 percent growth rate in May. Year-over-year statistics compare one time period to the same time period in the previous year.

CSB asserts that increased prices for building materials and gasoline have “been the main drivers in acceleration of retail sales growth.” While core retail sales, which exclude these components, increased 7.4 percent in May, year-over-year growth for gasoline sales was 22.5 percent in May. Building materials sales, meanwhile, increased 16.6 percent in May and have produced double digit year-over-year growth in seven of the previous eight quarters.

The CSB Retail Digest goes on to report that the Smith Barney Retail Same-Store Sales Index of 50 retailers indicates that same-store retail sales increased 5.7 percent year-over-year in May, 4.1 percent in April and 7.0 percent in March. Department store sales increased 1.5 percent and general merchandise scores rose 7.4 percent. Softlines same-store sales index increased 4.9 percent in May, 4.0 percent in April and 8.8 percent in March. Specialty apparel sales went up 5.3 percent and off-price apparel retailers increased 4.3 percent.

The CSB Retail Digest also reports Redbook Instinet Research’s finding that retail sales rose 4.6 percent year-over-year in the week ending May 31. CSB reports that retail sales demonstrated “strong growth trends” between February 2003 and March 2004, when year-over-year retail sales hit their high of 5.9 percent. Although retail sales are still growing, CSB reports that growth rates decreased in April and May. CSB reports, meanwhile, that the ICSC-UBS weekly retail chain store sales index “showed flattish growth” during the second quarter of 2004, and that year-over-year growth rates were at 6.0 percent on May 30th and “continue to be strong but are on a slowing trend.”

The CSB Retail Digest provides further statistics that affect the retail markets. Consumer confidence is improving: CSB reports that the Conference Board’s consumer confidence index increased throughout the second quarter of 2004 from 87. 3 in February to 93.2 in May, which represents a 6.8 percent increase. Another encouraging report from CSB is that, despite a steady decline through May, the University of Michigan’s consumer sentiment index bounced back to 95.2 in June 2004.

In addition, the CSB Retail Digest reports that “[e]mployment data continues to strengthen.” Non-farm payrolls jobs increased by 248,000 in May, 346,000 in April and 353,000 in March. Retail employment has increased by 52,000 jobs since last April and is up 349,000 jobs, or 1.5 percent, year-over-year on a three-month moving-average basis. CSB reports that the unemployment rate remained at its previous level of 5.6 percent in May and that initial jobless claims increased to 352,000 for the week ending June 5, 2004.

Finally, the CSB Retail Digest reports that the MBA refinancing index decreased in April and May after rising in March. Mortgage delinquencies, meanwhile, decreased in the first quarter of 2004, and CSB indicates that the current delinquency rate of 4.3 percent remains below the long-term average of 4.8 percent and “is at levels similar to that of the mid-1990s.”

Residential Properties

According to a 1st Quarter 2004 report by the U.S. Department of Housing and Urban Development Office of Policy Development and Research, which we sometimes refer to as “HUD PDR,” entitled “U.S. Housing Market Conditions”, which we sometimes refer to as the “HUD PDR Housing Report,” the housing sector “performed superbly” in the first quarter of 2004. HUD PDR reports that housing construction increased 2.1 percent during that time and remains active. The HUD PDR Housing Report observes that interest rates were low while 600,000 new jobs were created in the first quarter of 2004, leading to what the HUD PDR Housing Report terms “exceptionally strong levels of single-family activity.” Housing was relatively affordable and records were established or challenged in housing production levels, sales and home ownership.

The HUD PDR Housing Report indicates that housing production achieved levels that were unprecedented in the last 20 to 30 years. The total number of housing permits during the last two quarters were the highest in the past 30 years, housing starts during that period were the highest in 26 years and completions were the highest since 1986. The HUD PDR Housing Report observes that single-family activity represented the core of this increase in housing production. The permits that were granted for more than 1.5 million single family units set a new quarterly record, with single-family starts and completions both the second highest ever.

The HUD PDR Housing Report also observes that housing sales and marketing reached “very high levels” during the first quarter of 2004. Quarterly new homes sales were the highest ever and existing home sales were the third highest. The prices for new homes increased 2 to 3 percent while dropping 1 to 2 percent for existing homes. In all, more than 7 million homes were sold during the first quarter of 2004. HUD PDR also observes that inventories are low in relation to sales, with new home inventories constituting 3.7 months of sales and existing home inventories 4.4 months of sales. The HUD PDR Housing Report describes continuing optimism among builders, although it states that this optimism has subsided somewhat since the fourth quarter of 2003.

Citing an index published by the National Association of Realtors, the HUD PDR Housing Report observes that affordability for American families improved in the first quarter of 2004. The index rose .5 points from the fourth quarter of 2003 to 144.2, an increase that HUD PDR attributes to lower interest rates and home prices. The index uses underwriting guidelines to determine the percentage of the median home price that the median family income equals, and so a family making the median family income earned 144.2 percent of what it would need to purchase an existing home at the median price in the first quarter of 2004.

Although the HUD PDR Housing Report indicates that vacancy rates for multifamily properties, which it defines as having five or more units, are high, the level of production of these properties is also “fairly high.” In the first quarter of 2004, 300,000 units were started and 250,000 completed, which represents an increase of 11 percent. In the rental context, vacancies are at their highest rate ever despite a 13 percent increase in absorption of new multifamily units.

Industrial Properties

According to the Spring 2004 report by Grubb & Ellis, which we sometimes refer to as “G&E,” entitled “Industrial Market Trends North America”, which we sometimes refer to as the “G&E Industrial Report,” the vacancy rate for industrial real estate “remained flat” at 9.78% in the fourth quarter of 2003. Net absorption was 22.9 million square feet and there were 15.4 million square feet of space completions, making this the third straight quarter that net absorption exceeded space completion. Space under construction, meanwhile, remained constant at 60 million square feet. Two-thirds of this construction is speculative, while the remaining one-third is build-to-suit and owner-built space.

The G&E Industrial Report indicates that asking rental rates for warehouse-distribution space “continued to sag”, ending 2003 at $4.39 per square foot per year triple net. This figure represents a three cent decrease from the previous quarter and a 27 cent, or 5.7 percent, drop during 2003. R&D-flex space rents, meanwhile, ended the quarter at $11.72, which represents a 1.7 percent decline during 2003. Even so, the rate of decline for both types of rental rates has decelerated, particularly in the R&D-flex space context. Because R&D-flex space competes with office space rentals, the G&E Industrial Report concludes that “[u]nless office rents revive, which is unlikely this year, the most that landlords can hope for is that R&D-flex rents will stabilize.”

The G&E Industrial Report states that, in the capital markets, $4.6 billion worth of industrial real estate changed ownership in the fourth quarter of 2003. This figure represents the second strongest quarterly performance in the last three years. Private local firms and REITs were net buyers of industrial real estate, with all others being net sellers. Users of properties were among the largest net sellers due to downsizing by manufacturers, rationalization of networks by distribution and logistics firms and sale-leasebacks by others in order to “free up capital and take advantage of the tremendous demand for triple-net leased deals.”

G&E also reports that capitalization rates have “moved steadily and decisively lower over the past three years”, during which the average rate has been 8.2 percent for standard industrial properties and 9.0 percent for R&D-flex properties. The average price per square foot for standard industrial properties averaged almost $47 during the fourth quarter of 2003, with the price for R&D-flex properties averaging $78.51. The G&E Industrial Report concludes that industrial real estate prices “have been trending higher due both to the mix of properties sold as well as strong demand from investors and owner-users balanced against a limited supply of properties for sale.”

The G&E Industrial Report provides a positive forecast for industrial leasing and capital markets. Manufacturing orders, production and exports are more numerous than they have been for three years, thus increasing the demand placed on industrial supply chains and consequently providing increased opportunities for industrial leasing and user sales. The current weakness of the dollar also boosts export activity, which increases demand for properties that are near seaports and airports.

The G&E Industrial Report states that increasing demand for warehouse-distribution space has come largely from retailers. Although G&E expects future increases in interest rates to slow retail sales related to the housing market, it predicts that job increases will buoy retail sales and corresponding demand for distribution space. G&E predicts that the industrial leasing market is well on its way to recovering and will end 2004 with a vacancy rate of approximately 9 percent.

The G&E Industrial Report concludes that the outlook for the capital markets is satisfactory. G&E reasons that high productivity and “dormant inflation” will keep interest rates in check, and suggests that 10-Year Treasuries may rise by 150 basis points to 5.5 percent by the end of 2005. G&E surmises that the “current strong capital flows into industrial assets” and other commercial real estate cause investors to put “a premium on current income and [bet] that cap rates can absorb a modest increase in interest rates without rising to damaging levels.” G&E suggests that the potential upside in conversion of old industrial properties in markets with a high demand for land may also lead to renovation or redevelopment of such land for other uses.

Office Properties

According to the Summer 2004 report by G&E entitled “Office Market Trends North America”, which we sometimes refer to as the “G&E Office Report,” the vacancy rate for office properties decreased slightly in the fourth quarter of 2003 but rose again in the first quarter of 2004. This increase nullified any decline in vacancies in the fourth quarter of 2003 and resulted in a vacancy rate of 17.91, a new high for the current cycle.

Despite this increase in vacancies, the G&E Office Report indicates that space under construction rose slightly in the first quarter of 2004, although the 38.9 million feet currently under construction “remains very low by historical standards.” The G&E Office Report also states that asking rental rates “moved unconvincingly higher” in the first quarter of 2004, “suggesting that rates may be entering a period where they bounce along the bottom for a few quarters.”

The G&E Office Report asserts that “investors are scouring primary markets” for Class A buildings occupied by credit tenants with long-term leases, but that “lower quality assets in secondary markets face a tougher sell.” G&E predicts that rising interest rates will “magnify this dichotomy.” Specifically, institutional investors will face less competition for the most desirable assets from private investors, who typically leverage their purchases more than institutional investors, and investors will continue to pass on less desirable assets until leasing activity increases.

However, the G&E Office Report indicates that “the investment market is hot.” Investors purchased $11 billion worth of office properties in the first quarter of 2004, a sharp increase over the $8.6 billion worth of acquisitions in the first quarter of 2003. Sales were virtually even in central business districts and suburbs. Institutions, private buyers and owner-users were net sellers, with REITs and foreign investors net buyers. Capitalization rates “plunged again” in the first quarter and have dropped over the past two years by 231 basis points for central business district property sales and by 116 basis points for suburban sales. Finally, the G&E Office Report recounts the National Council of Real Estate Investment Fiduciaries’ finding that institutional-quality office properties yielded a 2.2 percent return in the first quarter of 2004. These returns have increased in four of the last five quarters.

The Global Property Alliance’s midyear 2003 report entitled “Global Market Trends Review and Statistics”, or the “GPA Report,” predicts that “American real estate markets should begin to feel greater stability in the months to come” due to “intense investor interest, readily available capital and extremely attractive borrowing terms.” The GPA report asserts that currently declining capitalization rates and expected increases in interest rates have owners “more focused on completing their transactions”, although it observes that these factors have not significantly affected prices.

The G&E Office Report, meanwhile, concludes that the office real estate market “has stabilized at the bottom of the cycle” and that “further real deterioration is unlikely”, while “a slow but discernable recovery may become visible” in the second and third quarters of 2004. G&E reports that Treasury Secretary John Snow recently indicated that job creation averaging 180,000 per month through 2004 “will propel a recovery in vacancy and absorption”, with improving rents at the beginning of 2005.

The G&E Office Report suggests, however, that other factors may preempt any rapid progress that might otherwise result from the creation of new jobs. Specifically, “[l]arge companies continue to shed employees by outsourcing various operations to domestic and overseas firms” that can perform jobs more efficiently, “often with a net decline in occupied office space.” The trend towards investment in technology instead of labor, which will only accelerate as health care costs increase, will also hamper the creation of new jobs. G&E’s most significant observation in this regard, however, is that even with absorption of 50 million square feet of office space annually, the office real estate market would need at least five years to absorb the 259 million square feet of space required to diminish the vacancy rate to the equilibrium level of ten percent. Despite some favorable indications, G&E concludes that the “the overall market is likely to favor tenants for years to come.”

INVESTMENT OBJECTIVES AND POLICIES

General

Our primary objective is to achieve capital appreciation with a secondary objective of income without subjecting principal to undue risk. We intend to achieve this goal through investments in real estate and real-estate related debt and equity securities that we believe to be undervalued. We expect that most of our investments will be in real estate properties themselves, although we may also invest in mortgages secured by real estate with a view towards acquiring such real estate.

We intend to acquire residential and commercial properties. Our acquisitions may include both portfolios and individual properties. We expect that our commercial holdings will consist of retail (primarily multi-tenanted shopping centers), industrial and office properties and our residential properties will be comprised of “Class B” multi-family complexes. We may also acquire mortgages secured by real estate, with a view towards acquiring such real estate.

Unlike other REITs, which typically specialize in one sector of the real estate market, we intend to invest in both residential and commercial properties to provide a more general risk profile and take advantage of our sponsor’s expertise in acquiring larger properties and portfolios of both residential and commercial properties.

The following is descriptive of our investment objectives and policies:

•	Reflecting a flexible operating style, our portfolio is likely to be diverse and include properties of different types (such as retail, office, industrial and residential properties); both passive and active investments; and joint venture transactions. The portfolio is likely to be determined largely by the purchase opportunities that the market offers, whether on an upward or downward trend. This is in contrast to a “core” fund which is more likely to hold investments of a single type, usually as outlined by its charter.

•	We may invest in properties that are acquired “off the beaten path” and not sold through conventional marketing and auction processes. Our investments may be at a dollar cost level below those in which the “core” funds are interested.

•	We may be more likely to make investments that are outside the “trophy property” category. They may be in need of rehabilitation, redirection, remarketing and/or additional capital investment.

•	We may place major emphasis on a bargain element in our purchases, and often on the individual circumstances and motivations of the sellers.

•	We may purchase mortgage debt or securities related to real estate in addition to properties themselves.

•	We intend to pursue above average absolute returns in excess of the returns usually targeted by core real estate investors.

We cannot assure you that we will attain these objectives.

Diversification

We will attempt to be diversified by property type. We may invest in retail (primarily multi-tenanted shopping centers), office, industrial and residential properties (“Class B” multi-family complexes). We may also acquire mortgages secured by real estate, with a view towards acquiring such real estate. The actual allocation to each property type is not predetermined and will ultimately depend on the relative attractiveness of the investments reviewed by our advisor and meeting our investment criteria and by the funds available to us to invest.

Sources of Investment Opportunities

We expect to originate transactions from real estate industry sources with whom our sponsor has built relationships over a number of years and, although less likely now due to changes in the environment, from governmental agencies acting as conservators or receivers for distressed financial institutions.

In addition, some of our purchases will be from domestic and banks, insurance companies and other regulated financial institutions, which may come into possession of real property as the result of foreclosures or surrenders.

Set forth below are summary descriptions of the investments that we expect to make.

Real Estate Investments

We may make equity investments in real estate; such investments will be made through the purchase of all or part of a fee simple ownership or a more limited form of ownership, or all or part of a leasehold interest. Investment in an equity interest will give us a right to part or all of the cash flow and capital appreciation generated by the property after satisfaction of liens on the property. Liens usually include the payment of principal and interest on mortgage loans, real estate taxes and other assessments. We may also purchase limited partnership interests, limited liability company interests and other equity securities.

We will invest in real estate that our advisor believes is available for less than its estimated worth. In addition, we may acquire real estate through foreclosure proceedings with respect to mortgages that we acquire. During the period we hold real estate, we may develop or redevelop the property, make tenant improvements or make certain onsite and offsite improvements. We may be required to maintain the property, pay property taxes and carry insurance on the property. We may elect to finance or refinance some of our real estate holdings by borrowing against them on a nonrecourse basis. We intend to acquire both portfolios and individual properties on a geographically diverse basis. We expect that our commercial holdings will consist of retail (primarily multi-tenanted shopping centers), industrial and office properties and our residential properties will be comprised of “Class B” multi-family complexes.

Asset Repositionings. We will attempt to identify and execute value-creation plans through a program of aggressive asset management. We will focus on opportunities characterized by properties that are under-performing relative to comparable assets due to inadequate management or unresolved conflicts among existing owners, lenders, tenants and managers. These situations often offer attractive risk-adjusted returns through recapitalization and the subsequent redevelopment or repositioning of the underlying real estate.

Distressed Debt. Financial institutions periodically become involuntary owners of real estate and non-performing loans due to financial and real estate market volatility. Distressed situations occur at an accelerating pace as debt matures and underlying real estate fundamentals weaken. Often institutions are forced to sell these assets as a result of an inability to manage the underlying real estate and/or recapitalize the assets, corporate balance sheet pressures, and regulatory constraints. Personnel of our advisor are experienced in evaluating both real estate fundamentals and complex bankruptcy processes, thereby creating investment opportunities to either acquire assets from financial institutions or team-up with under-capitalized borrowers who have opportunities to acquire their own debt at an attractive discount.

Mortgages

We expect to invest in mortgages secured by real estate with a view towards acquiring such real estate, and may in certain cases invest in mortgages which are in default or are perceived as likely to go into default. We may either foreclose on such properties or restructure the relevant transactions to benefit from the value of such properties.

Money Market Investments

Pending the purchase of other permitted investments, or to provide the reserve described below, we will temporarily invest in one or more unaffiliated money market mutual funds or directly in certificates of deposit, commercial paper, interest-bearing government securities and other short-term instruments.

Reserve and Cash and Cash Equivalents

Reserves

A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with our operations. We will initially allocate not less than 0.5% of the proceeds of the offering to our working capital reserve to provide for our anticipated obligations, including the payment of property taxes, insurance, improvements and maintenance costs associated with real estate held by us, the exercise of warrants and the payment of our other expenses. In addition, we may hold cash in reserve in order to maintain liquidity to take advantage of investment opportunities. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties.

We cannot assure you that we will attain any of our objectives. If we have not facilitated liquidity in our shares either through listing them for trading on a national stock exchange, including them for quotation on a stock exchange or on Nasdaq or providing liquidity by some other means, generally within seven to ten years after the net proceeds of this offering are fully invested, we will start selling our properties and other assets, either on a portfolio basis or individually, or engage in another transaction approved by the board of directors, market conditions permitting, unless the directors (including a majority of the independent directors) determine that, in light of our expected life at any given time, it is in the best interest of the stockholders to reinvest proceeds from property sales or refinancings. In making the decision to apply for listing of the shares or providing other forms of liquidity, the board of directors will try to determine whether listing the shares or liquidating will result in greater value for the stockholders. It cannot be determined at this time the circumstances, if any, under which the directors will agree to list the shares. Even if liquidity has not been facilitated, we are under no obligation to liquidate our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders which may prevail in the future. Furthermore, there can be no assurance that we will be able to liquidate our portfolio and it should be noted that we will continue in existence until all properties are sold and our other assets are liquidated. Alternatively, as discussed above, we may merge with, or otherwise be acquired by, our sponsor or its affiliates. The independent directors shall review our investment policies at least annually, and with sufficient frequency to determine that such policies are in the best interests of our shareholders.

Our strategies for accomplishing these objectives are set forth below.

Acquisition Strategy

We intend to acquire residential and commercial properties. Our acquisitions may include both portfolios and individual properties. We expect that our commercial holdings will consist of retail (primarily multi-tenanted shopping centers), industrial and office properties and our residential properties will be comprised of “Class B” multi-family complexes. We may also acquire mortgages secured by real estate, with a view towards acquiring such real estate.

We expect that we will acquire the following types of real estate interests:

•	Fee interests in market-rate, middle market multifamily properties at a discount to replacement cost located either in emerging markets or near major metropolitan areas. We will attempt to identify those sub-markets with job growth opportunities and demand demographics which support potential long-term value appreciation for multifamily properties.

•	Fee interests in well-located, multi-tenanted, community, power and lifestyle shopping centers and malls located in highly trafficked retail corridors, in selected high-barrier to entry markets and sub-markets. We will attempt to identify those sub-markets with constraints on the amount of additional property supply will make future competition less likely.

•	Fee interests in improved, multi-tenanted, industrial properties located near major transportation arteries and distribution corridors with limited management responsibilities.

•	Fee interests in improved, multi-tenanted, office properties located near major transportation arteries with limited management responsibilities.

Financing Strategy

We intend to utilize leverage to acquire our properties. The number of different properties we will acquire will be affected by numerous factors, including, the amount of funds available to us. When interest rates on mortgage loans are high or financing is otherwise unavailable on terms that are satisfactory to us, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. There is no limitation on the amount we may invest in any single property or on the amount we can borrow for the purchase of any property.

We intend to limit our borrowing to 75% of the aggregate value of all properties unless any excess borrowing is approved by a majority of the independent directors and is disclosed to our stockholders. By operating on a leveraged basis, we will have more funds available for investment in properties. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although our liability for the repayment of indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. We will endeavor to obtain financing on the most favorable terms available. Lenders may have recourse to assets not securing the repayment of the indebtedness. Our sponsor may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

Operations

Our property manager will manage and lease substantially all of the properties that we acquire with its existing management and leasing staff and where appropriate it may acquire and incorporate the existing management and leasing staffs of the portfolio properties we acquire.

Although we are not limited as to the geographic area where we may conduct our operations, we intend to invest in properties located near our sponsor’s existing operations to achieve economies of scale where possible. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering. We will consider relevant real estate property and financial factors, including the location of the property, its income-producing capacity, its suitability for any future development the prospects for long-range appreciation, its liquidity and income tax considerations. In this regard, our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	leases, licenses and temporary tenants;

•	plans and specifications;

•	occupancy history;

•	sales reports;

•	zoning analyses and future development potential;

•	traffic flow, car count and parking studies;

•	trends in area;

•	tenant mix;

•	environmental and engineering reports;

•	projections, surveys and appraisals;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

•	audited financial statements covering recent operations of properties having operating histories unless such statements are not required to be filed with the Securities and Exchange Commission and delivered to our shareholders; and

•	title and liability insurance policies.

We will not close the acquisition of any property unless and until we obtain an environmental assessment (generally a minimum of a Phase I review) for each property acquired and are generally satisfied with the environmental status of the property. In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. In acquiring, leasing and developing real estate properties, we will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	bankruptcies, financial difficulties or lease defaults by our tenants;

•	changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws;

•	changes in the cost or availability of insurance, particularly after terrorist attacks of September 11, 2001;

•	periods of high interest rates and tight money supply;

•	tenant turnover; and

•	general overbuilding or excess supply in the market area.

Distributions

Federal income tax law requires that a REIT distribute annually at least 90% of its REIT taxable income. See “Federal Income Tax Considerations—Taxation—Annual Distribution Requirements.” In order to qualify for REIT status we may be required to make distributions in excess of cash available. For a discussion of the tax treatment of distributions to you, see “Federal Income Tax Considerations.”

Distributions will be at the discretion of the board of directors. Our ability to pay distributions and the size of these distributions will depend upon a variety of factors. We cannot assure that distributions will continue to be made or that any particular level of distributions established in the future, if any, will be maintained by us.

Property Acquisition Standards

We generally intend to acquire properties located near our sponsor’s existing operations, to achieve economies of scale where possible. We intend to analyze relevant demographic, economic and financial data. Specifically, we will consider the following factors, among others, in the process of evaluating and performing due diligence on a piece of real property:

•	geographic location and type;

•	barriers to entry which would limit competition;

•	quality of tenants;

•	construction quality, condition and design;

•	current and projected cash flow and the ability to increase cash flow;

•	occupancy levels at the property and stability;

•	potential for capital appreciation;

•	lease rent roll, including the potential for rent increases;

•	potential for economic growth in the tax and regulatory environment of the community in which the property is located;

•	potential for expanding the physical layout of the property and/or the number of sites;

•	occupancy and demand by tenants for properties of a similar type in the same geographic vicinity (the overall market and submarket);

•	prospects for liquidity through sale, financing or refinancing of the property; and

•	treatment under applicable federal, state and local tax and other laws and regulations.

Before purchasing a property, we will examine and evaluate the potential value of the site, the financial condition and business history of the property, the demographics of the area in which the property is located or to be located, the proposed purchase price, geographic and market diversification and potential sales.

Description of Leases

Commercial Leases

The terms and conditions of any lease we enter into with our commercial tenants may vary substantially from those we describe in this prospectus. However, we expect that some of our industrial leases may be economically what are generally referred to as “triple-net” leases. A “triple-net” lease typically provides that, in addition to making its lease payments, the tenant will be required to pay or reimburse us for all real estate taxes, sales and use taxes, special assessments, maintenance, utilities, insurance and building repairs, and other building operation and management costs. As landlord, we will probably have responsibility for certain capital repairs or replacement of specific structural components of a property such as the roof of the building, the truck court and parking areas, as well as the interior floor or slab of the building.

We intend to include provisions in our commercial leases that increase the amount of base rent payable at various points during the lease term. In addition, we intend for our residential leases to provide for the payment of additional rent calculated as a percentage of a tenant’s gross sales above predetermined thresholds in most leases. We expect that the leases with most anchor tenants retail will generally have initial terms of 10 to 25 years, with one or more renewal options available to the tenant. By contrast, smaller commercial leases will typically have three- to ten-year terms.

Residential Leases

We expect that the majority of the leases at residential properties that we will acquire will be for a term of one or two years, which may enable us to seek increased rents upon renewal of existing leases or commencement of new leases. Such short-term leases generally minimize the risk to us of the adverse effects of inflation, although as a general rule these leases permit residents to leave at the end of the lease term without penalty.

Property Acquisition Structure

We anticipate acquiring fee interests in properties, although other methods of acquiring a property may be utilized if we deem it to be advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. We may also use separate entities to acquire a property. Such entities will be formed solely for the purpose of acquiring a property or properties. See “—Acquisition Strategy” and “—Joint Ventures” in this section and “Federal Income Tax Considerations—Taxation—Ownership of a Partnership Interest” and “—Ownership of a Qualified REIT Subsidiary.”

We may finance our property acquisitions through a variety of means, including but not limited to individual non-recourse mortgages and through the exchange of an interest in the property for limited partnership units of our operating partnership, Lightstone Value Plus REIT LP.

Our advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase or loan and temporarily hold title to the properties for the purpose of facilitating acquisition or financing by us, the completion of rehabilitation of the property or any other purpose related to our business.

Under our charter, we may purchase property from our affiliates only if: (i) a majority of the directors (including a majority of the independent directors) who otherwise are not interested in the transaction approve the transaction as being fair and reasonable to us; and (ii) the property is purchased by us for a price no greater than the cost to the affiliate (provided, however, that the price may be greater than the cost to the affiliate, but in no event more than the appraised value, if substantial justification exists for such excess and such excess is reasonable). In no event will the cost of such property to us exceed its appraised value.

Borrowing

We plan to use leverage in the form of borrowings secured by our properties. The aggregate amount of borrowings secured by all of our properties will not exceed 75% of their combined fair market value. The proceeds from such borrowings will generally be used to acquire additional properties or to finance improvements to existing properties. Our charter provides that the aggregate amount of long-term permanent borrowing in relation to the net assets, in the absence of a satisfactory showing that a higher level is appropriate, may not exceed 300% of net assets. Net assets means our total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any excess in borrowing over such 300% of net assets level must be approved by a majority of our independent directors, disclosed to our stockholders in our next quarterly report to stockholders, along with justification for such excess. We may also incur short-term indebtedness, having a maturity of two years or less.

Borrowings may consist of single-property mortgages as well as mortgages cross-collateralized by a pool of properties. Such mortgages may be put in place either at the time we acquire a property or subsequent to our purchasing a property for cash. In addition, we may acquire properties that are subject to existing indebtedness where we choose to assume the existing mortgages. Generally, though not exclusively, we intend to seek to encumber our properties with debt which will be on a non-recourse basis. This means that a lender’s rights on default will generally be limited to foreclosing on the property. However, we may, at our discretion, secure recourse financing or provide a guarantee to lenders if we believe this may result in more favorable terms. When we give a guaranty for a property owning entity, we will be responsible to the lender for the satisfaction of the indebtedness if it is not paid by the property owning entity. We also intend to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year. Accordingly, we expect that some of the mortgages on our property will provide for fixed interest rates. However, we expect that most of the mortgages on our properties will provide for a so-called “balloon” payment and that certain of our mortgages will provide for variable interest rates. There are no prescribed limits on the number or amount of mortgages which may be placed on any one property. Any mortgages secured by a property will comply with the restrictions set forth by the Commissioner of Corporations of the State of California.

We may also obtain lines of credit to be used to acquire properties. These lines of credit will be at prevailing market terms and will be repaid from offering proceeds, proceeds from the sale or refinancing of properties, working capital or permanent financing. Our sponsor or its affiliates may guarantee the lines of credit although they will not be obligated to do so. We may draw upon the lines of credit to acquire properties pending our receipt of proceeds from our initial public offering. We expect that such properties may be purchased by our sponsor’s affiliates on our behalf, in our name, in order to avoid the imposition of a transfer tax upon a transfer of such properties to us.

Sale or Disposition of Properties

Our board of directors will determine whether a particular property should be sold or otherwise disposed of after considering the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.

We currently intend to hold our properties for a minimum of seven to ten years prior to selling them. After seven to ten years, our board of directors may decide to liquidate us, list our shares on a national stock exchange or include them for quotation on a national market system (in each case if we meet the applicable listing requirements), sell our properties individually or merge or otherwise consolidate us with a publicly-traded REIT. Alternatively, as discussed above, we may merge with, or otherwise be acquired by, our sponsor or its affiliates. We may, however, sell properties prior to such time and if so, we may invest the proceeds from any sale, financing, refinancing or other disposition of our properties into additional properties. Alternatively, we may use these proceeds to fund maintenance or repair of existing properties or to increase reserves for such purposes. We may choose to reinvest the proceeds from the sale, financing and refinancing of our properties to increase our real estate assets and our net income. Notwithstanding this policy, the board of directors, in its discretion, may distribute all or part of the proceeds from the sale, financing, refinancing or other disposition of all or any of our properties to our stockholders. In determining whether to distribute these proceeds to stockholders, the board of directors will consider, among other factors, the desirability of properties available for purchase, real estate market conditions, the likelihood of the listing of our shares on a national securities exchange or including the shares for quotation on a national market system and compliance with the applicable requirements under federal income tax laws.

When we sell a property, we intend to obtain an all-cash sale price. However, we may take a purchase money obligation secured by a mortgage on the property as partial payment, and there are no limitations or restrictions on our ability to take such purchase money obligations. The terms of payment to us will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. If we receive notes and other property instead of cash from sales, these proceeds, other than any interest payable on these proceeds, will not be available for distributions until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed. Therefore, the distribution of the proceeds of a sale to the stockholders may be delayed until that time. In these cases, we will receive payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. See “Federal Income Tax Considerations.”

Change in Investment Objectives and Policies

Our stockholders have no voting rights to implement our investment objectives and policies. Our board of directors has the responsibility for our investment objectives and policies. Our board of directors may not, however, make any material changes regarding the restrictions on investments set forth in our charter without amending the charter. Any such amendment to our charter requires the affirmative vote of a majority of our outstanding shares of common stock. See “Summary of the Organizational Documents—Restrictions on Investments.”

Investment Limitations

We will not:

•	invest more than 10% of our total assets in unimproved real property (and will only invest in unimproved real property intended to be developed) or in mortgage loans on unimproved real property;

•	invest in commodities or commodity future contracts;

•	issue redeemable shares of common stock;

•	invest in or make mortgage loans unless an appraisal of an independent expert is obtained concerning the underlying property, except where the loan is insured or guaranteed by a government or government agency;

•	issue shares on a deferred payment basis or other similar arrangement;

•	operate in such a manner as to be classified as an “investment company” for purposes of the Investment Company Act. See “Summary of the Organizational Documents—Restrictions on Investments” for additional investment limitations; or

•	issue debt securities unless the historical debt service coverage in the most recently completed fiscal year, as adjusted for known charges, is sufficient to properly service that higher level of debt.

We do not engage in hedging or similar activities for speculative purposes.

We have no plans to invest any proceeds from this offering, or other funds, in the securities of other issuers for the purpose of exercising control over such other issuers. We do not intend to engage in the purchase and sale (or turnover) of properties.

Appraisals

To the extent we invest in properties, a majority of the directors will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, or if an asset is acquired from our advisor, one or more of our directors, our sponsor or any of their affiliates, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors. In addition, the advisor may purchase on our account, without the prior approval of the board of directors, properties whose purchase price is less than $15,000,000, if the following conditions are satisfied:

•	The investment in the property would not, if consummated, violate our investment guidelines;

•	The investment in the property would not, if consummated, violate any restrictions on indebtedness; and

•	The consideration to be paid for such properties does not exceed the fair market value of such properties, as determined by a qualified independent real estate appraiser selected by the advisor and acceptable to the independent directors.

Appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

Return of Uninvested Proceeds

If at least 1,000,000 shares are not sold within one year from the original effective date of this prospectus, all funds received from subscribers in connection with this offering will be promptly returned to them, together with any interest earned on the funds. In addition, any of the proceeds of this offering allocable to investments in real property which are not invested in real property or committed for investment prior to the later of 36 months from the original effective date of this prospectus or 24 months from the termination of the offering, will be distributed to the stockholders. All funds we receive out of the escrow account will be available for our general use from the time we receive them until expiration of the period discussed in the prior sentence. In addition to using these funds for investments in real property, we may use these funds to:

•	fund expenses incurred to operate the properties which have been acquired;

•	reimburse the advisor for our expenses, to the extent allowable under the advisory agreement;

•	pay the advisor its compensation under the advisory agreement; and

•	pay the property manager its property management fee under the management agreement.

See “Estimated Use of Proceeds” and “Plan of Distribution—Escrow Conditions.” We will not segregate these funds separate from our other funds pending investment, and interest will be payable to the stockholders if uninvested funds are returned to them.

Liquidation, Listing, Sale of Properties or Merger

We anticipate that within seven to ten years after the net proceeds of this offering are fully invested, our board of directors will determine whether to:

•	apply to have our shares of common stock listed for trading on a national securities exchange or included for quotation on a national market system, provided we meet the then applicable listing requirements;

•	sell our assets individually or otherwise;

•	list our shares of common stock at a future date;

•	commence the liquidation of our assets by a specified date; or

•	merge or otherwise consolidate us with a publicly-traded REIT.

Alternatively, if we have not facilitated liquidity in our shares within seven to ten years after the net proceeds of this offering are fully invested, we may merge with, or otherwise be acquired by, our sponsor or its affiliates. We expect that in connection with such merger or acquisition transaction, our stockholders would receive cash or shares of a publicly traded company. The terms of such transaction must be approved by a special committee of our board of directors which will consist of our independent directors. Such merger or acquisition transaction would also require the affirmative vote of a majority of the shares of our common stock. To assist with this process, the special committee will retain a recognized financial advisor or institution providing valuation services serve as its financial advisor. The financial advisor will be required to render an opinion to the special committee with respect to the fairness to our stockholders from a financial point of view of the consideration to be paid in the merger or acquisition transaction.

Joint Ventures and Preferred Equity Investments

We may enter into joint ventures in the future with affiliated entities for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. We may also enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating real properties (“preferred equity investments”). In determining whether to invest in a particular joint venture, we will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments. We will not enter into a joint venture to make an investment that we would not be permitted to make on our own. In connection with such a joint investment, both we and our affiliates would be required to approve any material decisions concerning the investment, including refinancing and capital improvements. We may enter into joint ventures with our affiliates for the acquisition of properties, but we may only do so provided that:

•	a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us; and

•	the investment by us and the investment by our affiliate are on substantially the same terms and conditions.

We expect to participate in preferred equity investments by acquiring limited partnership interests in partnerships or limited liability companies owning properties that are consistent with our investment objectives. The general partner or managing member of each such entity will generally be the developer of the property or an affiliate of the developer. Each such entity will be governed by a limited partnership agreement or, as applicable, an operating agreement, the terms of which will be negotiated between us and the general partner. Since the terms of these agreements have been or will be negotiated separately with each respective general partner it is not possible at this time to describe these agreements.

Other Policies

Before we purchase a particular property, we may obtain an option to purchase the property. The amount paid for the option, if any, usually would be surrendered if the property was not purchased and normally would be credited against the purchase price if the property was purchased. See “Real Property Investments—General” for a detailed description of the types of properties we may invest in.

We intend to hold all funds, pending investment in properties, in assets which will allow us to continue to qualify as a REIT. These investments will be highly liquid and provide for appropriate safety of principal and may include, but are not limited to, investments such as bonds issued by the Government National Mortgage Association, or GNMA, and real estate mortgage investment conduits also known as REMICs. See “Federal Income Tax Considerations—Taxation—REIT Qualification Tests.”

We will not make distributions-in-kind, except for:

•	distributions of readily marketable securities;

•	distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter; or

•	distributions of in-kind property which meet all of the following conditions:

•	our board of directors advises each stockholder of the risks associated with direct ownership of the in-kind property; and

•	our board of directors offers each stockholder the election of receiving in-kind property distributions and we distribute in-kind property only to those stockholders who accept the directors’ offer.

Although our charter and bylaws do not prohibit the following, we have no current plans to:

•	underwrite the securities of other issuers;

•	invest in real estate mortgages; or

•	invest the proceeds of the offering, other than on a temporary basis, in non-real estate related investments.

We may change our current plans, without stockholder approval, if our board of directors determines that it would be in the best interests of our stockholders to engage in any such transactions.

Although we are authorized to issue senior securities, we have no current plans to do so. See “Description of Securities—Preferred Stock,” “—Issuance of Additional Securities and Debt Instruments,” and “—Restrictions on Issuance of Securities.”

REAL PROPERTY INVESTMENTS

General

We intend to acquire a portfolio of residential and commercial properties. Our commercial holdings may include retail (primarily multi-tenanted shopping centers), industrial and office properties. We do not intend to invest in:

•	single family residential properties;

•	hotels or motels;

•	leisure home sites;

•	farms;

•	ranches;

•	timberlands;

•	unimproved properties not intended to be developed; or

•	mining properties.

See “Investment Objectives and Policies” generally pertaining to our policies relating to the maintenance, operation and disposition of our properties.

Insurance Coverage on Properties

We will carry comprehensive general liability coverage and umbrella liability coverage on all of our properties with limits of liability which we deem adequate to insure against liability claims and provide for the costs of defense. Similarly, we are insured against the risk of direct physical damage in amounts we estimate to be adequate to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the rehabilitation period. We intend to obtain earthquake, mold and terrorism coverage, if deemed necessary, if such coverage is available in the marketplace at terms and costs which are commercially reasonable. These coverages are currently excluded by insurance companies in standard policies. Some, but not all insurance companies, may be willing to make this coverage available for a significantly increased premium. To the extent we decide to obtain such coverage or are required to do so in connection with financings, it could increase our cost of operations.

Environmental Matters

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The cost of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to properly remediate the contamination on such property, may adversely affect the owner’s ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances at a disposal or treatment facility also may be liable for the costs of removal or remediation of a release of hazardous or toxic substances at such disposal or treatment facility, whether or not such facility is owned or operated by such person. Liability for the cost of remediating releases of toxic or hazardous substances or petroleum products may adversely affect our cash flow available for distribution. Such liabilities may not be dischargeable in bankruptcy and may under some environmental laws result in a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site. Statutes of limitations applicable to liabilities arising from releases of hazardous or toxic substances or petroleum products generally are not based on the time of disposal. In connection with our acquisition, ownership and operation of residential properties we may be potentially liable for such costs. Although we may require the seller of a property to provide a current Phase I environmental report and, if necessary, a Phase II environmental report, and we may also choose to obtain these reports ourselves, it is possible that our assessments do not reveal all environmental liabilities or that there are material environmental liabilities.

Regulatory Matters

Our properties may be subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. Prior to acquiring a property, we will ascertain whether such property has the necessary permits and approvals to operate its business.

CAPITALIZATION

The following table sets forth our historical capitalization as of July 14, 2004 and our pro forma capitalization as of that date as adjusted to give effect to (i) the sale of the minimum offering as if 1,000,000 shares were sold, (ii) the sale of the maximum offering as if 20,000,000 shares were sold, (iii) the sale of the increased maximum offering as if 30,000,000 shares were sold, and the application of the estimated net proceeds from such sales as described in “Estimated Use of Proceeds.” The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in “Management’s Discussion and Analysis of Our Financial Condition—Liquidity” and “—Capital Resources.”

	July 14, 2004 HISTORICAL	Minimum Offering	Maximum Offering	Increased Maximum Offering
MINORITY INTEREST IN PARTNERSHIP	$2,000	$2,000	$2,000	$2,000
STOCKHOLDERS’ EQUITY (1):
Preferred Stock, $.01 par value, 10,000,000 authorized, none outstanding	—	—	—	—
Common Stock, $.01 par value, 60,000,000 authorized, 20,000 shares (2) issued and outstanding historical	200	200	200	200
	199,800	9,999,800	199,999,800	299,999,800

Paid-in Capital
Total stockholders’ equity	200,000	10,000,000	200,000,000	300,000,000

Total capitalization	$202,000	$10,002,000	$200,002,000	$300,002,000

(1)	Does not include up to 10,000,000 shares of common stock which we may sell under this offering in our sole discretion if we receive subscriptions in excess of 20,000,000 shares of common stock, up to 600,000 shares of common stock that could be obtained through the exercise of soliciting dealer warrants when and if issued, 200 shares of common stock reserved for issuance on exchange of 200 outstanding limited partnership units of the operating partnership, up to 4,000,000 shares of common stock available pursuant to our dividend reinvestment plan or 75,000 shares of common stock that are reserved for issuance under our stock option plan. In addition, does not include the special limited partner interest that our sponsor will receive from Lightstone Value Plus REIT LP, our operating partnership, in exchange for agreeing to pay for all organizational and offering expenses, dealer manager fees and selling commissions of this offering.
(2)	We were originally capitalized in 2004 through the cash contribution of $200,000 by our advisor, for which our advisor received 20,000 shares of common stock, and through the capital contribution of $2,000 by the advisor to the operating partnership, for which our advisor received 200 limited partnership units of the operating partnership.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATION

Some statements contained in this “Management’s Discussion and Analysis of Our Financial Condition and Results of Operation” and elsewhere in this prospectus constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things:

•	risks associated with borrowings secured by our properties;

•	competition for tenants and customers;

•	federal, state or local regulations;

•	adverse changes in general economic or local conditions;

•	competition for property acquisitions with third parties that have greater financial resources than ours;

•	inability of lessees to meet financial obligations;

•	uninsured losses;

•	risks of failing to maintain our qualification as a REIT; and

•	potential conflicts of interest between ourselves and our affiliates, including the advisor.

You should read the following discussion along with our financial statements and the related notes included in this prospectus.

Overview

We were incorporated on June 8, 2004 and have no significant operations to date. In addition, we currently own no properties. We intend to qualify as a REIT under the Internal Revenue Code.

The proceeds of this offering and the cash flow generated from properties we will acquire and any short term investments will be our principal source of liquidity. In addition, we may borrow funds, subject to the approval of our board of directors.

Liquidity

The net proceeds of this offering will provide funds to enable us to purchase properties. It will be our policy to incur indebtedness to acquire properties, though we may pay the purchase price of each property in cash or for shares of common stock, limited partnership units, interests, or a combination thereof. We may also selectively encumber all or certain properties, if favorable financing terms are available, following acquisition. We may incur junior mortgage debt as well. The proceeds from such loans shall be used to acquire additional properties to increase cash flow and provide further diversity. In the event that this offering is not fully sold, our ability to diversify its investments may be diminished. Our advisor expects that the cash to be generated from operations of the properties which we may acquire if sufficient proceeds are raised in this offering will be adequate to pay total operating expenses and provide distributions to you as stockholders.

Our management will monitor the various qualification tests that we must meet to maintain our status as a REIT. Large share ownership is tested upon purchase to determine that no more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer persons or entities at any time. Our management also determines, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations—Taxation of the Company—REIT Qualification Tests” are met. On an ongoing basis, as due diligence is performed by both our management and the advisor’s management on potential purchases of properties or temporary investment of uninvested capital, management of both entities will determine that the income from the new asset will qualify for REIT purposes. We intend to qualify as a REIT beginning in our first taxable year.

Results of Operations

Our advisor is not aware of any known trends or uncertainties, other than national economic conditions, which have had or which may be reasonably expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties other than those referred to herein.

Capital Resources

As of the date of this prospectus, we have not identified any properties in which to invest. The number of properties to be acquired will depend upon the amount of the net proceeds of this offering. The advisor is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does it expect any material changes in the availability and relative cost of such capital resources, other than as referred to herein.

We will pay all costs and expenses of this offering (including organizational expenses, broker dealer fees and selling commissions), using for that purpose the proceeds from our sale of a share of the special limited partner interest to our sponsor or its affiliate. Accordingly, unlike other REITs, which do not have a public trading market and typically invest between 85% and 90% of gross offering proceeds toward the purchase of property, we expect up to all of the gross proceeds of this offering will be available for the purchase of properties, the payment of fees and expenses associated with such properties and the establishment of reserves.

As of the date of this prospectus, no subscriptions for shares have been received from the public. The only funds received to date are from our advisor’s contribution of $200,000 for 20,000 shares and our advisor’s contribution of $2,000 to the operating partnership for 200 limited partnership units in the operating partnership.

Impact of Accounting Principles

Our accounting policies have been established and conform with generally accepted accounting principles in the United States, which we sometimes refer to as “GAAP.” The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If our judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied; thus, resulting in a different presentation of our financial statements. Below is a discussion of the accounting policies that we consider to be critical in that they may require complex judgment in their application or require estimates about matters which are inherently uncertain.

Straight-Lined Rental Revenues

We will recognize rental income generated from all leases on real estate assets in which we have an ownership interest, either directly or through investments in joint ventures, on a straight-line basis over the terms of the respective leases. If a tenant was to encounter financial difficulties in future periods, the amount recorded as a receivable may not be realized.

Operating Cost Reimbursements

We will generally bill tenants for operating cost reimbursements, either directly or through investments in joint ventures, on a monthly basis at amounts estimated largely based on actual prior period activity and the respective lease terms. Such billings are generally adjusted on an annual basis to reflect reimbursements owed to the landlord based on the actual costs incurred during the period and the respective lease terms. Financial difficulties encountered by tenants may result in receivables not being realized.

Real Estate

We will continually monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets in which we have an ownership interest, either directly or through investments in joint ventures, may not be recoverable. When such events or changes in circumstances are present, we assess the potential impairment by comparing the fair market value of the asset, estimated at an amount equal to the future undiscounted operating cash flows expected to be generated from tenants over the life of the asset and from its eventual disposition, to the carrying value of the asset. In the event that the carrying amount exceeds the estimated fair market value, we would recognize an impairment loss in the amount required to adjust the carrying amount of the asset to its estimated fair market value.

Deferred Project Costs

We record acquisition and advisory fees and acquisition expenses payable to our advisor, by capitalizing deferred project costs and reimbursing our advisor in an amount equal to 3.5% of cumulative capital raised to date. As we invest our capital proceeds, deferred project costs are applied to real estate assets, either directly or through contributions to joint ventures, at an amount equal to 3.5% of each investment and depreciated over the useful lives of the respective real estate assets.

Deferred Offering Costs

Our advisor expects to continue to fund 100% of the organization and offering costs and recognize related expenses, to the extent that such costs exceed 3% of cumulative capital raised, on our behalf. Organization and offering costs include items such as legal and accounting fees, marketing and promotional costs, and printing costs, and specifically exclude sales costs and underwriting commissions. We record offering costs by accruing deferred offering costs, with an offsetting liability included in due to affiliates, at an amount equal to the lesser of 3% of cumulative capital raised to date or actual costs incurred from third-parties less reimbursements paid to our advisor. As the actual equity is raised, we reverse the deferred offering costs accrual and recognize a charge to stockholders’ equity upon reimbursing our advisor.

DESCRIPTION OF SECURITIES

We were incorporated under the laws of the State of Maryland. Your rights are governed by Maryland law, our charter and our bylaws. The following summary of the terms of our stock is only a summary and you should refer to our charter and bylaws for a full description. Copies of our charter and bylaws are filed as part of the registration statement of which this prospectus is a part.

Authorized Stock

Our charter provides that we may issue up to 60,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of July 14, 2004, we had 20,000 shares of common stock outstanding and no preferred stock outstanding.

As permitted by Maryland law, our charter contains a provision permitting our board of directors, without any action by the stockholders, to amend the charter to increase or decrease the aggregate number of shares of common stock or preferred stock that we are authorized to issue and to change the aggregate number of shares, change the number of shares of any class or series of stock we have the authority to issue, and classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such stock.

We believe that the power of the board of directors to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional common stock or preferred stock will generally be available for issuance without further action by our stockholders.

Common Stock

All of the common stock we are offering will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the ownership and transfer of shares of our stock, holders of our common stock will be entitled to receive distributions if authorized by our board of directors and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock can elect all of the directors then standing for election, and the holders of the remaining common stock will not be able to elect any directors.

Holders of our common stock have no conversion, sinking fund, redemption or exchange rights, and have no preemptive rights to subscribe for any of our securities. Maryland law provides that a stockholder has appraisal rights in connection with some transactions. However, as permitted by Maryland law, our charter provides that the holders of our stock do not have appraisal rights unless a majority of the board of directors determines that such rights shall apply. Shares of our common stock have equal dividend, distribution, liquidation and other rights.

Under Maryland law and our charter, we cannot make some material changes to our business form or operations without the approval of stockholders holding at least a majority of the shares of our stock entitled to vote on the matter. These include (1) amendment of our charter, (2) our liquidation or dissolution, (3) our reorganization, and (4) our merger, consolidation or the sale or other disposition of all or substantially all of our assets. The following events, however, do not require stockholder approval:

•	share exchanges in which we are the acquirer;

•	mergers with or into a 90 percent or more owned subsidiary;

•	mergers in which we are the surviving entity and which do not:

reclassify or change the terms of any of our stock that is outstanding immediately before the effective time of the merger; amend our charter; or

require us to issue in the merger more than 20 percent of the number of shares of stock outstanding immediately before the merger; and

•	transfers of less than substantially all of our assets (as defined in our charter).

Our Bylaws provide that the election of directors requires a majority of all the votes present at a meeting of our stockholders at which a quorum is present. Our charter provides that the affirmative vote of the holders of a majority of our outstanding common stock may remove any director with or without cause.

Our registrar and transfer agent will be The Lightstone Group.

Preferred Stock

Shares of preferred stock may be issued in the future in one or more series as authorized by our board of directors. Prior to the issuance of shares of any series, the board of directors is required by Maryland law and our charter to fix the number of shares to be included in each series and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. Because our board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, it may provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. Our board of directors has no present plans to issue any preferred stock.

Issuance of Additional Securities and Debt Instruments

Our directors are authorized to issue additional stock or other convertible securities for cash, property or other consideration on such terms as they may deem advisable. Subject to restrictions in our charter, our directors may cause us to issue debt obligations on such terms and conditions as they may determine, including debt with the right to convert into stock. Subject to certain restrictions, our directors may also cause us to issue warrants, options and rights to buy our common stock on such terms as they deem advisable to our stockholders, as part of a financing arrangement, or pursuant to stock option plans. Our directors may cause us to issue warrants, options and rights to buy our common stock even though their exercise could result in dilution in the value of our outstanding common stock.

Restrictions on Issuance of Securities

Our charter provides that we will not issue:

•	equity securities which are redeemable solely at the option of the holder;

•	debt securities unless the historical debt service coverage in the most recently completed fiscal year is sufficient to properly service the higher level of debt;

•	options or warrants to purchase stock to our advisor, sponsor, director(s) or any affiliates of our advisor, sponsor or directors except on the same terms as sold to the general public and in an amount not to exceed 10% of our outstanding common or preferred stock on the date of grant of any options or warrants; or

•	equity securities on a deferred payment basis or similar arrangement.

The charter also provides that we will not issue non-voting or assessable common stock or warrants, options or similar evidences of a right to buy stock unless they are issued to all holders of stock ratably, as part of a financing arrangement or as part of a stock option plan to our or our affiliates’ directors, officers or employees.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Internal Revenue Code, among other things, our charter provides that, subject to exceptions described below, no person may beneficially own, or be deemed to beneficially own by virtue of the attribution provisions of the Internal Revenue Code, (i) more than 9.8% in value of our aggregate outstanding stock or (ii) more than 9.8%, in number of shares or value, whichever is more restrictive, of our outstanding common stock. Our charter further provides that any transfer of our common stock or preferred stock that would result in our common stock and preferred stock being beneficially owned by fewer than 100 persons shall be null and void, and the intended transferee will not acquire any rights in the common stock or preferred stock intended to be transferred.

Subject to the exceptions described below, to the extent that any person beneficially owns our common or preferred stock in excess of the 9.8% ownership limit or that would cause us to be “closely held” within the meaning of the Code or would otherwise cause us to fail to qualify as a REIT, such shares will be transferred automatically by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us. The trustee will be a person unaffiliated with us who is designated by us. The automatic transfer will be effective as of the close of business on the business day prior to the date of the transfer. Within 20 days of receiving notice from us of the transfer of shares to the trust, we will authorize the trustee of the trust to sell the shares held in the trust to a person or entity who could own such shares without violating the ownership limit. The trustee will distribute to the prohibited transferee an amount equal to the lesser of the price paid by the prohibited transferee for the shares held in the trust or the sales proceeds received by the trust for such shares.

In the case of any shares held in the trust resulting from any event other than a transfer or from a transfer for no consideration, such as a gift, the trustee will be required to sell the shares held in the trust to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of the market price of the shares held in the trust as of the date of the event or the sales proceeds received by the trust for the shares held in the trust. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner, as applicable, will be distributed to the beneficiary. Prior to a sale of any of the shares by the trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividend and other distributions paid by us with respect to the shares, and also will be entitled to exercise all voting rights with respect to the shares. Subject to the MGCL, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority, in its sole discretion to:

•	rescind as void any vote cast by a prohibited transferee or prohibited owner, as applicable, prior to the discovery by us that such shares have been transferred to the trust; and

•	recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary.

However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the prohibited transferee or prohibited owner prior to the discovery by us that such shares had been automatically transferred to a trust as described above, will be required to be repaid to the trustee upon demand for distribution to the beneficiary. In the event that the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the ownership limit or such other limit as provided in the articles of incorporation or as otherwise permitted by the board of directors, our charter provides that the transfer of the excess shares will be voided.

In addition, our shares which are held in trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share on the transaction that resulted in such transfer to the trust, or, in the case of a gift, the market price at the time of the gift; and

•	the market price on the date we accept such offer.

We shall have the right to accept such offer until the trustee has sold the shares of stock held in the trust. Upon such a sale to us, the interest of the beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited transferee or prohibited owner.

Our charter requires all persons who directly or indirectly beneficially own more than 5%, or any lower percentages as required pursuant to regulations under the Internal Revenue Code, of our outstanding common and preferred stock, within 30 days after December 31 of each year, to provide to us a written statement stating their name and address, the number of shares of common and preferred stock they beneficially own directly or indirectly, and a description of how the shares are held. In addition, each beneficial owner must provide to us any additional information as we may request in order to determine the effect, if any, of their beneficial ownership on our status as a REIT and to ensure compliance with the 9.8% ownership limit.

Our board of directors may exempt a person from the 9.8% ownership limit upon certain conditions. However, our board of directors may not grant an exemption from the 9.8% ownership limit to any proposed transferee whose beneficial ownership of our common and preferred stock in excess of the ownership limit would result in the termination of our status as a REIT.

Prior to the listing of our shares on a national stock exchange, the quotation of our shares on NASDAQ or the trading of our shares in the over-the-counter market, we will not issue share certificates except to stockholders who make a written request to us therefor. Until such time, ownership of our shares will be recorded by us in book-entry form. Once issued, all certificates representing any shares of our common or preferred stock will bear a legend referring to the restrictions described above.

Section 5.9 of our charter contains certain other transfer restrictions that are applicable to all holders of our shares.

Provisions of Maryland law and of our Charter and Bylaws

The following paragraphs summarize material provisions of Maryland law and of our charter and bylaws. The following summary does not purport to be complete, and you should review our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is part.

Business Combinations. Under Maryland law, some business combinations (including a merger, consolidation, share exchange or, under some circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation’s shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an interested stockholder) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board of directors. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the Maryland business combination statute) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted under Maryland law, our board, by resolution, has exempted any business combinations involving us and The Lightstone Group or any of its affiliates from these provisions. As a result, the five-year prohibition and the super-majority vote requirement will not apply to any business combinations between any affiliate of The Lightstone Group and us. As a result, any affiliate of The Lightstone Group may be able to enter into business combinations with us, which may or may not be in the best interests of the stockholders.

Control Share Acquisition. With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares (1) owned by the acquiring person, (2) owned by officers, and (3) owned by employees who are also directors. Control shares mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our shares of stock. We cannot assure that such provision will not be amended or eliminated at any time in the future.

SHARES ELIGIBLE FOR FUTURE SALE

Shares to be Outstanding or Issuable upon Exercise or Conversion of Other Outstanding Securities

Upon the completion of the offering and the consummation of the formation transactions and subject to the assumptions set forth below, we expect to have outstanding 34,000,000 shares of common stock. This includes:

•	the 20,000 shares issued to our advisor; and

•	the 4,000,000 shares sold pursuant to our distribution reinvestment program;

and assumes that:

•	we sell all 20,000,000 shares of common stock offered on a best efforts basis in this offering;

•	we sell all 4,000,000 shares to be issued pursuant to our distribution reinvestment program; and

•	we exercise our right to sell up to an additional 10,000,000 shares if we receive subscriptions in excess of 20,000,000 shares and sell all shares on exercise of this right.

In addition, we have reserved 600,000 shares for issuance upon exercise of the soliciting dealer warrants which may be granted to Lightstone Securities and transferred to the participating broker-dealers and we have reserved 75,000 shares for issuance upon exercise of options which may be granted pursuant to our stock option plan.

Subject to the provisions of our charter, we could issue an undetermined number of shares of common or preferred stock:

•	directly for equity interests in real properties;

•	upon exchange of any units of limited partnership interest in the operating partnership, including units issued in exchange for equity interests in real properties; or

•	upon exchange of any interests in entities that own our properties or in other companies we control, which might be issued for equity interests in real properties.

•	All of the common stock we are offering by this prospectus will be freely tradable in the public market, if any, without restriction or limitation under the Securities Act of 1933 by persons other than our affiliates and soliciting dealers considered underwriters. However, the common stock will be subject to the restrictions explained under “Description Of Securities—Restrictions on Ownership and Transfer.”

Securities Act Restrictions

The common stock owned by our affiliates and the common stock issuable upon exchange of limited partnership units will be subject to Rule 144 promulgated under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144.

In general, under Rule 144, a person, or persons whose common stock is aggregated with them in accordance with Rule 144, who has beneficially owned securities acquired from an issuer or an affiliate of the issuer for at least one year, would be entitled, within any three-month period, to sell a number of shares of common stock that does not exceed the greater of (1) 1% of the then-outstanding number of shares or (2) the average weekly reported trading volume of the common stock on a national securities exchange or market during the four calendar weeks preceding each sale. Sales under Rule 144 must be transacted in a specific manner and must meet requirements for public notice as well as public information about us. Any person who (1) is not deemed to have been our affiliate at any time during the three months preceding a sale, and (2) has beneficially owned our common stock for at least two years, would be entitled to sell the common stock under Rule 144(k)

without regard to the volume limitations, manner of sale provisions, notice requirements or public information requirements. An affiliate, for purposes of the Securities Act, is a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or under common control with, us.

Stock Option Plan

We have established a stock option plan for the purposes of attracting and retaining independent directors, to our company. We have not yet issued any options to purchase shares of our common stock to our independent directors. See “Management—Stock Option Plan” for additional information regarding the stock option plan. Rule 701 under the Securities Act provides that common stock acquired on the exercise of outstanding options by affiliates may be resold by them subject to all provisions of Rule 144 except its one-year minimum holding period. We intend to register the common stock to be issued under stock option plan in a registration statement or statements on Form S-8.

Effect of Availability of Shares on Market Price of Shares

Prior to the date of this prospectus, there has been no public market for our common stock. We cannot assure that a public market for our common stock will develop. We cannot predict that future sales of common stock, including sales pursuant to Rule 144, or the availability of common stock for future sale will have on the market price, if any, prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon the exercise of options or the exchange of limited partnership units or other interests, or the perception that these sales could occur, could adversely affect prevailing market prices of our common stock and impair our ability to obtain additional capital through the sale of equity securities. See “Risk Factors—Investment Risks.” For a description of restrictions on transfer of common stock, see “Description of Securities—Restrictions on Ownership and Transfer.” Also, see the following paragraphs regarding exchange and registration rights pertaining to limited partnership units.

Exchange Rights

Limited partners in the operating partnership will have the ability to exchange their limited partnership units into cash equal to the fair market value of one share of our common stock, or, at our option, shares of our common stock. See “Operating Partnership Agreement—Limited Partner Exchange Rights.”

See also “Operating Partnership Agreement—Extraordinary Transactions” for a discussion of exchange rights triggered by mergers and other major transactions.

Similar exchange rights may be given to holders of other classes of units in the operating partnership and to holders of interests in other companies we control, if any.

Any common stock issued to a limited partner upon exchange of limited partnership units may be sold only pursuant to an effective registration under the Securities Act or pursuant to any available exemption from such registration, such as Rule 144 promulgated under the Securities Act.

Registration Rights

In the future we expect to grant “demand” and/or “piggyback” registration rights to (1) stockholders receiving our common stock directly for their equity interests in our assets, (2) limited partners receiving units of limited partnership interest in the operating partnership for their interests in properties, and (3) persons receiving interests in any real property partnership for their interests in real properties. These rights will be for registration under the Securities Act of any of our common stock acquired by them directly or upon exchange of their units or interests in the applicable partnership. The terms and conditions of any agreements for registration rights will be negotiated and determined at such future time as we determine advisable in connection with the acquisition of one or more properties.

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

Each stockholder is bound by and deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder. Our organizational documents consist of our charter and bylaws. The following is a summary of material provisions of our organizational documents and does not purport to be complete. Our organizational documents are filed as exhibits to our registration statement of which this prospectus is part. See “Where You Can Find More Information.”

Our charter in its present form was filed with the State Department of Assessments and Taxation of Maryland and became effective on July 6, 2004. The bylaws in their present form became operative when our board of directors approved them as of June 29, 2004. Neither our charter nor bylaws have an expiration date. As a result, they will remain effective in their current form throughout our existence, unless they are amended.

CHARTER AND BYLAW PROVISIONS

The stockholders’ rights and related matters are governed by our charter and bylaws and Maryland law. Some provisions of the charter and bylaws, summarized below, may make it more difficult to change the composition of our board of directors and could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Stockholders’ Meetings

Our bylaws provide that an annual meeting of the stockholders will be held on the date in the month of July in each year that the board of directors may determine, but not less than 30 days after the delivery of our annual report to stockholders. The purpose of each annual meeting of the stockholders is to elect directors and to transact any other proper business. The chairman, the president, the chief executive officer, a majority of the directors or a majority of the independent directors may call a special meeting of the stockholders. The secretary must call a special meeting when stockholders holding 10% or more of the outstanding shares entitled to vote make a written request for a meeting. The written request may be delivered in person or by mail and must state the purpose(s) of the meeting and matters proposed to be acted upon at the meeting. The meeting will be held on a date not less than 15 nor more than 60 days after the distribution of the notice for such meeting, at the time and place specified in the stockholder request. Except as provided in the preceding sentence, we will give notice of any annual or special meeting of stockholders not less than 10 nor more than 90 days before the meeting. With respect to special meetings, the notice will state the purpose of the meeting and the matters to be acted upon. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares will constitute a quorum.

Board of Directors

Our bylaws provide that we may not have less than three or more than 15 directors. A majority of the directors must be independent directors. (See “Our Directors and Executive Officers—Committees of Our Board of Directors”). Any vacancy on the board of directors may be filled by a majority of the remaining directors, whether or not the remaining directors constitute a quorum, except that upon a vacancy created by the death, resignation or incapacity of an independent director, the remaining independent directors must nominate a replacement. Any director may resign at any time and may be removed with or without cause at a meeting called for that purpose by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote generally for the election of directors.

A director must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets we are acquiring. At least one of the independent directors must have three years of relevant real estate experience. At least one of the independent directors must be a financial expert, with at least three years of equivalent financial experience.

Stockholder Voting Rights

Each share of our common stock has one vote on each matter submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights or preemptive rights. Stockholders may vote in person or by proxy.

Directors are elected when they receive a majority of the votes cast in person or by proxy at a stockholders’ meeting, provided there was a quorum when the meeting commenced. A quorum is obtained when the stockholders holding a majority of the aggregate number of shares entitled to be voted are present in person or by proxy. Any or all directors may be removed, with or without cause, at a meeting called for that purpose, by the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote generally for the election of directors. A majority of all the votes cast at a meeting of stockholders at which a quorum is present is sufficient to approve any other matter unless our charter or the MGCL require otherwise. Unless the charter of the corporation provides otherwise (which ours does not), Maryland law provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by the unanimous written consent of all common stockholders (which may be impracticable for a publicly held corporation).

The approval of our board of directors and of holders of at least a majority of the outstanding voting shares of equity stock is necessary for us to do any of the following:

•	amend our charter;

•	transfer all or substantially all of our assets other than in the ordinary course of business or in connection with liquidation and dissolution;

•	with certain exceptions, engage in mergers, consolidations or share exchanges; or

•	dissolve or liquidate.

Neither the advisor, the directors, nor any of their affiliates may vote their shares of stock or consent on matters submitted to the stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. For purposes of determining the necessary percentage in interest of shares needed to approve a matter on which the advisor, the directors and any of their affiliates may not vote or consent, the shares of our common stock owned by them will not be included.

Stockholder Lists; Inspection of Books And Records

Any stockholder or his designated representative will be permitted access to all of our records at all reasonable times and may inspect and copy any of them for a reasonable charge for the purposes specified below. We maintain an alphabetical list of names, record addresses and business telephone numbers, if any, of all stockholders with the number of shares held by each at our principal office. The stockholder list is updated at least quarterly and is open for inspection by a stockholder or his designated agent at the stockholder’s request. A stockholder may request a copy of the stockholder list to find out about matters relating to the stockholder’s voting rights and their exercise under federal proxy laws. We will mail the stockholder list to any stockholder requesting it within 10 days of receiving the request. We may impose a reasonable charge for expenses incurred in reproducing the list.

If our advisor or board of directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, then in accordance with applicable law and our charter, the advisor and the directors will be liable to the stockholder who requested the list. Their liability will include the costs, including reasonable attorneys’ fees, incurred by the stockholder in compelling the production of the list and actual damages suffered by the stockholder because of the refusal or neglect. However, the fact that the actual purpose of the request is to secure the list for the purpose of selling it, or using it for a commercial purpose unrelated to such stockholder’s interest in us is a defense against liability for refusal to supply the list. We may require the stockholder requesting the list to represent that the stockholder list is not requested for a commercial purpose unrelated to the stockholder’s interest in us.

Under Maryland law, one or more persons who together are and for at least six months have been, stockholders holding at least five percent of any class of our outstanding stock may, upon written request, inspect and copy our stock ledger.

Amendment of the Organizational Documents

Our charter may be amended, after a declaration by the board of directors that the amendment is advisable and approval by the affirmative vote of holders of a majority of all votes entitled to be cast on the matter. Our bylaws may be amended in a manner not inconsistent with the charter by a majority vote of the directors.

Dissolution or Termination

As a Maryland corporation, we may be dissolved under Maryland law and our charter, after a declaration by the board of directors that dissolution is advisable and the approval of a majority of the outstanding shares of stock entitled to vote on the matter. If our shares are listed on a national stock exchange, quoted by The Nasdaq Stock Market or traded in the over-the-counter market by the tenth anniversary of termination of our initial public offering, we shall continue perpetually unless dissolved pursuant to any applicable provision of the MGCL. If not, our board of directors must either (a) adopt a resolution that proposes an extension or elimination of this deadline by amendment to our charter, declares that such amendment is advisable and directs that the proposed amendment be submitted for consideration at a stockholder meeting, or (b) adopt a resolution that declares that a proposed liquidation and dissolution is advisable and mandates submission of the proposed plan of liquidation for consideration at a stockholder meeting. If our stockholders do not approve the amendment sought by our board of directors, then our board of directors shall seek the plan of liquidation described above. If our stockholders do not then approve the plan of liquidation, we shall continue our business. If our board of directors initially seeks the plan of liquidation and our stockholders do not approve the resolution, then our board of directors shall seek the charter amendment extending the ten-year deadline. If our stockholders do not then approve the amendment, we shall continue our business.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to our annual meeting of stockholders, nominations for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	by a stockholder who was a stockholder of record both at the time of giving notice of such nomination or proposal of business and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in the bylaws.

Our bylaws also provide that, with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations for election to the board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of the board of directors; or

•	provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving notice of such nomination or proposal of business and at the time of the meeting, who is entitled to vote at the meeting and who complied with the advance notice procedures set forth in the bylaws.

A stockholder nomination or proposal of business in connection with an annual meeting must provide the information required in our bylaws and be delivered to our secretary at our principal executive offices:

•	not less than 120 days nor more than 150 days before the first anniversary of the date on which we first mailed our notice of meeting for the prior year’s annual meeting; or

•	in the event that the maximum or minimum number of directors is increased or decreased and there is no public announcement of such action at least 130 days before the first anniversary of the date on which we first mailed our notice of the preceding year’s annual meeting, with respect to nominees for any new positions created by such increase, not later than the close of business on the tenth day following the day on which such public announcement is first made.

A stockholder nomination or proposal of business for a special meeting must provide the information required in our bylaws and be delivered to our secretary at our principal executive offices:

•	not earlier than the 120th day prior to the special meeting; and

•	not later than the close of business on the later of the 90th day prior to the special meeting or the tenth day following the first public announcement of the special meeting and the nominees proposed by the board of directors to be elected at the meeting.

Restrictions on Conversion Transactions and Roll-Ups

A roll-up entity is a partnership, REIT, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed roll-up transaction. A roll-up does not include (1) a transaction involving securities that have been listed on a national securities exchange including The NASDAQ Stock Market—NASDAQ National Market for at least 12 months, or (2) a transaction involving our conversion to a trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

•	stockholders’ voting rights;

•	our term of existence;

•	sponsor or advisor compensation; or

•	our investment objectives.

In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no current or prior business or personal relationship with our advisor or directors and who is a qualified appraiser of real estate of the type held by the Company or of other assets determined by our board of directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold. We will include a summary of the appraisal, indicating all material assumptions underlying it, in a report to our stockholders in connection with a proposed roll-up. We may not participate in any proposed roll-up which would:

•	result in the stockholders having rights which are more restrictive to stockholders than those provided in our charter, including any restriction on the frequency of meetings;

•	result in the stockholders having less voting rights than are provided in our charter;

•	result in the stockholders having greater liability than provided in our charter;

•	result in the stockholders having fewer rights to receive reports than those provided in our charter;

•	result in the stockholders having access to records that are more limited than those provided for in our charter;

•	include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;

•	limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor; or

•	place any of the costs of the transaction on us if the roll-up is not approved by the stockholders.

Stockholders who vote “no” on the proposed roll-up will have the choice of:

•	accepting the securities of the roll-up entity offered; or

•	either remaining as our stockholders and preserving their interests on the same terms and conditions as previously existed or receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

These provisions in our charter could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Limitation on Total Operating Expenses

Our charter provides that, subject to the conditions described herein, reimbursement to the advisor for total operating expenses in any four consecutive fiscal quarters shall not exceed the greater of 2% of our average invested assets or 25% of our net income. Our independent directors have the responsibility to limit our annual total operating expenses to amounts that do not exceed these limits. Our independent directors may, however, determine that a higher level of total operating expenses is justified for such period because of unusual and non-recurring expenses. Such a finding by our independent directors and the reasons supporting it shall be recorded in the minutes of meetings of our board of directors. If at the end of any fiscal quarter our total operating expenses for the 12 months then ended are more than 2% of average invested assets or more than 25% of net income, whichever is greater, as described above, we will disclose this in writing to the stockholders within 60 days of the end of the fiscal quarter. If our independent directors conclude that higher total operating expenses are justified, the disclosure will also contain an explanation of the conclusion. If total operating expenses exceed the limitations described above and if our directors are unable to conclude that the excess was justified, then the advisor will reimburse us the amount by which the aggregate annual total operating expenses we paid or incurred exceed the limitation. Our advisor must make the reimbursement within 60 days after the end of such fiscal quarter.

Transactions with Affiliates

Our charter imposes restrictions on transactions between us and our advisor, sponsor and any director or their affiliates as follows:

(1) Sales and Leases to Us. We will not purchase property from our sponsor, advisor, directors or any of their affiliates, unless a majority of the directors (including a majority of the independent directors) who otherwise are not interested in the transaction find that the transaction is fair and reasonable to us and that the property is purchased by us for a price no greater than the cost to the sponsor, advisor, directors or their affiliates (provided, however, that the price may be greater than the cost to the affiliate, but in no event more than the appraised value, if substantial justification exists for such excess and such excess is reasonable).

(2) Sales and Leases to Sponsor, Advisor, Director or any Affiliate. Our sponsor, advisor, director or any of their affiliates will not acquire assets from us unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as being fair and reasonable to us. We may lease assets to our sponsor, advisor, director or any of their affiliates, but still only if a majority of the disinterested directors, including a majority of disinterested independent directors, approves it as fair and reasonable to us.

(3) Loans. We will not, directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any of our directors or executive officers. We will not make loans to our sponsor, advisor, or any of their affiliates except as provided in clause (4) under “—Restrictions on Investments” below in this section, or to our wholly owned subsidiaries. Also, we may not borrow money from our sponsor, advisor, directors or any of their affiliates, unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.

(4) Investments. We will not invest in joint ventures with our sponsor, advisor, directors or any of their affiliates, unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint ventures.

(5) Other Transactions. All other transactions between us and our sponsor, advisor, directors or any of their affiliates, require approval by a majority of disinterested directors, including a majority of disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Restrictions on Borrowing

Our aggregate borrowings, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by our board of directors at least quarterly. We anticipate that, in general, aggregate long-term permanent borrowings will not exceed 75% of their combined fair market value. This anticipated amount of leverage will be achieved over time. Our charter provides that the aggregate amount of borrowing in relation to our net assets will, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of net assets. Any excess in borrowing over such 300% of net assets level will be:

•	approved by a majority of our independent directors and

•	disclosed to stockholders in our next quarterly report, along with justification for such excess. See “Investment Objectives and Policies—Borrowing.”

Restrictions on Investments

In addition to other investment restrictions imposed by our directors from time to time consistent with our objective to continue to qualify as a REIT, we will observe the following restrictions on our investments as set forth in our charter:

(1) Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, “unimproved real properties” does not include properties acquired for the purpose of producing rental or other operating income, properties under construction and properties for which development or construction is planned within one year.

(2) We will not invest in commodities or commodity future contracts. This limitation does not apply to interest rate futures when used solely for hedging purposes in connection with our ordinary business of investing in real estate assets and mortgages.

(3) We will not invest in contracts for the sale of real estate unless in recordable form and appropriately recorded.

(4) Mortgage indebtedness on any property shall not exceed the appraised value of the property, and we will not invest in or make mortgage loans unless we obtain an appraisal of the underlying property. In cases in which the majority of independent directors so determine, and in all cases in which the mortgage loan involves our advisor, sponsor or their affiliates, we must obtain the appraisal from an independent expert, who shall be a person with no material current or prior business or personal relationship with our advisor or directors, and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type to be acquired by us. We will keep the appraisal in our records for at least five years, where it will be available for inspection and duplication by any stockholder. In addition to the appraisal, we will also obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

(5) We will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all outstanding mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property. However, if there is substantial justification due to other underwriting criteria and provided that loans would not exceed the appraised value of the property at the date of the loans, we could invest in mortgage loans that exceed 85% of the appraised value of the property.

(6) As previously discussed, we will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the advisor, the sponsor or their affiliates. (See “Investment Objectives and Policies—Borrowing.”)

(7) We will not invest in equity securities unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable. Investments in entities affiliated with our advisor, the sponsor, any director or their affiliates are subject to the restrictions on joint venture investments.

(8) We will not engage in any short sale nor will we borrow on an unsecured basis if the borrowing will result in an asset coverage of less than 300%.

(9) To the extent we invest in properties, a majority of the directors will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, or if an asset is acquired from our advisor, one or more of our directors, our sponsor or any of their affiliates, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors. In addition, the advisor may purchase on our account, without the prior approval of the board of directors, properties whose purchase price is less than $15,000,000, if the following conditions are satisfied:

•	The investment in the property would not, if consummated, violate our investment guidelines;

•	The investment in the property would not, if consummated, violate any restrictions on indebtedness; and

•	The consideration to be paid for such properties does not exceed the fair market value of such properties, as determined by a qualified independent real estate appraiser selected by the advisor and acceptable to the independent directors.

(10) We will not invest in debt that is secured by a mortgage on real property that is subordinate to the lien of other debt, except where the amount of total debt does not exceed 90% of the appraised value of the property. The value of all of these investments may not exceed 25% of our tangible assets.

(11) We will not engage in trading, as compared with investment activities.

(12) We will not engage in underwriting activities, or distribute as agent, securities issued by others.

(13) We will not acquire securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth in the foregoing clauses (1) through (12).

(14) We will not invest in foreign currency or bullion.

Subject to the above restrictions and so long as we qualify as a REIT, a majority of our directors, including a majority of our independent directors, may alter the investment policies if they determine that a change is in our best interests. In addition, if we fail to so qualify, our stockholders must vote on any such changes.

OPERATING PARTNERSHIP AGREEMENT

The following is a summary of the agreement of limited partnership of Lightstone Value Plus REIT LP. This summary and the descriptions of its provisions elsewhere in this prospectus, are qualified by the operating partnership agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See “Where You Can Find Additional Information.”

Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for limited partnership units rather than for cash or common stock. By this, the seller is able to defer some or all of the potential taxable gain on the transfer. From the seller’s point of view, there are also differences between the ownership of common stock and units. Some of the differences may be material to investors because they impact the form of business organization, distribution rights, voting rights, transferability of equity interests received and federal income taxation.

Description of Partnership Units

Partnership interests in the operating partnership are divided into “units.” Initially, the operating partnership will have two classes of units: general partnership units and limited partnership units. General partnership units represent an interest as a general partner in the operating partnership and we will hold them as general partner. In return for our capital contribution of $200,000 the operating partnership issued to us 20,000 general partnership units.

Limited partnership units represent an interest as a limited partner in the operating partnership. The operating partnership may issue additional units and classes of units with rights different from and superior to those of general partnership units or limited partnership units without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

For each limited partnership common unit received, investors generally will be required to contribute money or a property with a net equity value determined by the general partner. Holders of limited partnership units will not be obligated to make additional capital contributions to the operating partnership. Furthermore, they will not have the right to make additional capital contributions to the operating partnership or the right to purchase additional units without our consent as general partner. For further information on capital contributions, see “—Capital Contributions” in this section. Limited partners who do not participate in the management of the operating partnership generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions by virtue of their status as limited partners. We, however, as the general partner of the operating partnership, are liable for any unpaid debts and liabilities.

Limited partners do not have the right to participate in the management of the operating partnership. The voting rights of the limited partners are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each limited partnership common unit has one vote. See “—Management of the Operating Partnership” in this section for a more detailed discussion of this subject.

In general, each limited partnership common unit will share equally in distributions from the operating partnership when as general partner we may declare distributions in our sole discretion. They will also share equally in the assets of the operating partnership legally available for distribution upon its liquidation after payment of all liabilities and establishment of reserves and after payment of the preferred return owed to holders of limited partnership preferred units, if any. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for federal income tax purposes will be allocated to each limited partnership common unit, regardless of whether any distributions are made by the operating partnership. See “Federal Income Tax Considerations—Income Taxation of the Partnerships and Their Partners” for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partnership common unit holders. See “—Issuance of Additional Units” and “—Distributions” in this section; and also see “Federal Income Tax Considerations—Income Taxation of the Partnerships and Their Partners” for a more detailed explanation of these matters.

Under certain circumstances, holders of limited partnership units may not transfer their interests without the consent of the general partner. See “—Transferability of Interests” in this section for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers. After owning a limited partnership common unit for one year, limited partnership common unit holders generally may, subject to restrictions, exchange limited partnership units into cash or, at our option, shares of common stock. See “—Limited Partner Exchange Rights” in this section for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon their exercise. These exchange rights are accelerated in the case of some extraordinary transactions. See “—Extraordinary Transactions” in this section for an explanation of the exchange rights under those circumstances. For a description of registration rights which may in the future be granted to holders of limited partnership units, see “Shares Eligible for Future Sale—Registration Rights.”

Special Limited Partner Interest

Our limited partnership will issue a special limited partner interest to our sponsor or its affiliate in exchange for an amount equal to all expenses, dealer manager fees and selling commissions that we incur in connection with our organization and this offering. The proceeds of this offering that will be contributed by us to our operating partnership will be reduced by the amount that is paid by our sponsor to the operating partnership in exchange for the special partner interest. The special limited partner interest will have no voting, conversion, redemption or, except as set forth in this section, no other powers or rights.

Until the holders of our common stock shall have first received dividends in an amount equal to a cumulative non-compounded return of 7% per year on their net investment, our operating partnership will not pay to our sponsor any distributions with respect to the purchase price of the special limited partner interest that it received in exchange for agreeing to pay the costs and expenses of this offering, including dealer manager fees and selling commissions. After the holders of our common stock shall have received dividends in an amount equal to a cumulative non-compounded return of 7% per year on their net investment and until our sponsor receives from our operating partnership distributions in an amount equal to a cumulative non-compounded return of 7% per year on the purchase price of the special limited partner interest, our operating partnership will make all of its distributions to our sponsor. After the holders of our common stock shall have first received dividends in an amount equal to a cumulative non-compounded return of 7% per year on their net investment and our sponsor receives from our operating partnership distributions in an amount equal to a cumulative non-compounded return of 7% per year on the purchase price of the special limited partner interest, and until the holders of our common stock shall have received dividends in an amount equal to a cumulative non-compounded return of 12% per year on their net investment (including, for the purpose of the calculation of such amount, the amounts paid to the holders of our common stock described in the first sentence of this paragraph), 70% of the aggregate amount of any additional distributions by our operating partnership will be payable to the holders of our common stock (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement) and 30% of such amount will be payable by our operating partnership to our sponsor. After the holders of our common stock shall have first received dividends in an amount equal to the sum of a cumulative non-compounded return equal to 12% per year on their net investment (including, for the purpose of the calculation of such amount, the amounts paid to the holders of our common stock described in the preceding sentences of this paragraph), 60% of the aggregate amount of any additional distributions by our operating partnership will be payable by us to the holders of our common stock (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement) and 40% of such amount will be payable by our operating partnership to our sponsor.

Unless the holders of our common stock have first received an amount equal to the sum of (x) a cumulative non-compounded return equal to 7% per year on their net investment, plus (y) their initial investment, our operating partnership will not pay to our sponsor any special liquidation distribution in connection with our liquidation with respect to the purchase price of the special limited partner interest that it received in exchange for agreeing to pay the costs and expenses of this offering, including dealer manager fees and selling commissions. If the holders of our common stock have received such returns, our sponsor will be paid special liquidation distributions in the following amounts: (i) After the holders of our common stock have first received an amount referred to in the immediately preceding sentence and until our sponsor receives from our operating partnership distributions in an amount equal to a cumulative non-compounded return of 7% per year on the purchase price of the special limited partner interest, our operating partnership will make all of its distributions to our sponsor until it pays to our sponsor an amount equal to the sum of (x) the purchase price of the special limited partner interest, and (y) a cumulative non-compounded return equal to 7% per year on the purchase price of the special limited partner interest; (ii) After our sponsor receives the distributions described in clause (i) above, and until the holders of our common stock have first received an amount equal to the sum of (x) a cumulative non-compounded return equal to 12% per year on their net investment, plus (y) their initial investment (including, for the purpose of the calculation of such amount, the amounts paid to the holders of our common stock described in the first sentence of this section), 70% of the aggregate amount of any additional distributions by our operating partnership will be payable to the holders of our common stock (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement) and 30% of such amount will be payable by our operating partnership to our sponsor; and (iii) After the holders of our common stock and our sponsor receive the distributions described in clause (ii) above, 60% of the aggregate amount of any additional distributions by our operating partnership will be payable to the holders of our common stock (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement) and 40% of such amount will be payable by our operating partnership to our sponsor.

In addition, we will be required to pay our sponsor a special termination distribution if the advisory agreement is terminated under certain enumerated circumstances (x) in connection with our change of control, (y) by us for any reason other than “cause” as defined in the advisory agreement, or (z) by the advisor for “good reason” as defined in the advisory agreement, in the amounts set forth below:

•	the purchase price of the special limited partner interest plus a cumulative non-compound return on the purchase price of the special limited partner interest equivalent to the cumulative non-compound return paid to the holders of our common stock until the date of termination; and

•	if the holders of our common stock receive distributions after the date of termination, our sponsor will receive distributions equal to a cumulative non-compound return on the purchase price of the special limited partner interest equivalent to the cumulative non-compound return paid to the holders of our common stock, until our sponsor receives an amount equal to 15% of the amount, if any, by which (i) the appraised value of the properties on the date of termination of the advisory agreement less amounts of all indebtedness secured by the properties, exceeds (ii) the sum of (1) a cumulative non-compounded return equal to 7% per year on the stockholders net investment; and (2) their initial investment.

The amount of the special termination distribution that we pay our sponsor will be reduced by the amount of any distributions received by our sponsor until the date of termination.

The sponsor special termination distribution determinable on the date of termination will be immediately due and payable. The portion of the sponsor special termination distribution which may accrue after the date of termination will be payable at the same time distributions are made to the holders of our common stock. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the special termination distribution is incurred, which relate to the appreciation of the properties (a) will be an amount which provides compensation to the sponsor only for that portion of the holding period for the respective properties during which the advisor provided services to us, (b) will not be due and payable until the property to which the fees relate is sold or refinanced, and (c) will not bear interest until the property to which the fees relate is sold or refinanced.

Management of the Operating Partnership

The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and we anticipate that we will conduct substantially all of our business through it. Generally, pursuant to the operating partnership agreement, we, as general partner, will have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, including acquisitions, dispositions and refinancings, and to cause changes in its line of business and distribution policies. We may, without the consent of the limited partners:

•	file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or

•	cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners in their capacities as limited partners of the operating partnership will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law.

As general partner of the operating partnership, we may amend the operating partnership agreement without the consent of the limited partners. However, any amendment that:

•	alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under “—Distributions” in this section,

•	alters or changes their exchange rights,

•	imposes on limited partners any obligation to make additional capital contributions, or

•	alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions,

•	will require the unanimous written consent of the affected limited partners holding more than 50% of the voting power in the operating partnership. The limited partners have no right to remove us as the general partner.

Indemnification

To the extent permitted by law, the operating partnership agreement provides for our indemnification as general partner. It also provides for the indemnification of directors, officers and other persons as we may designate against damages and other liabilities under the same conditions and subject to the same restrictions applicable to the indemnification of officers, directors, employees and stockholders under our charter. See “Limitation of Liability and Indemnification of Directors, Officers and Our Advisor.”

Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest, except in connection with the sale of all or substantially all of our assets, without the consent of two-thirds of the limited partners. We may, however, assign less than all of our general partnership interest. Under certain circumstances, holders of limited partnership units may withdraw from the partnership and may transfer or encumber all or any part of their units only with the written consent of the general partner and upon satisfaction of the other conditions set forth in the partnership agreement.

In addition, limited partnership units are not registered under the federal or state securities laws. As a result, the ability of a holder to transfer units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally provides that either we or the operating partnership may engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another person, or the sale of all or substantially all of the assets of any entity, or any liquidation, or any reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partnership common unit holder notice of a proposed business combination at least 15 days prior to the record date for the stockholder vote on the combination, if any. Generally, a limited partner may not exercise his or her exchange rights until he or she has held the units for at least one year. However, in the case of a proposed combination, each holder of a limited partnership common unit in the operating partnership shall have the right to exercise his or her exchange right prior to the stockholder vote on the transaction, even if he or she has held the units for less than one year. See—“Limited Partner Exchange Rights” in this section for a description of such rights. Upon the limited partner’s exercise of the exchange right in the case of a business combination, the partnership units will be exchanged into cash or, at our option, shares of common stock. However, we cannot pay the limited partnership common unit holder in shares if the issuance of shares to such holder would:

•	violate the ownership limit;

•	result in our being “closely held” within the meaning of section 856(h) of the Internal Revenue Code;

•	cause us to no longer qualify or create a material risk that we may no longer qualify as a REIT in the opinion of our counsel; or

•	cause the acquisition of shares by such limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act of 1933.

Holders of limited partnership units who timely exchange their units prior to the record date for the stockholder vote on a business combination, if any, shall be entitled to vote their shares in any stockholder vote on the business combination. Holders of limited partnership units who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination. The right of the limited partnership common unit holders to exercise their right to exchange without regard to whether they have held the units for more than a year shall terminate upon the first to occur of the disapproval of the business combination by our board of directors, its disapproval by the stockholders, its abandonment by any of the parties to it, or its effective date.

Issuance of Additional Units

As general partner of the operating partnership, we can, without the consent of the limited partners, cause the operating partnership to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are different and/or superior to those of general partnership units and limited partnership units.

Capital Contributions

The operating partnership agreement provides that if the operating partnership requires additional funds at any time or from time to time in excess of funds available to it from borrowings or prior capital contributions, we as general partner have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we will contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of the cash or other property received in exchange for the issuance of a share, we will receive one general partnership common unit for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than a share, we shall receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock. If we so contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis in the event we contribute any additional capital.

Distributions

The operating partnership agreement sets forth the manner in which distributions from the partnership will be made to unit holders. Distributions from the partnership are made at the times and in the amounts determined by us as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the units. The agreement further provides that remaining amounts available for distribution after distributions for preferred units, if any, will be distributed at the times and in the amounts we determine as the general partner in our sole discretion, pro rata, to the holders of the general partnership units and the limited partnership units, in accordance with the number of units that they hold (provided that the special limited partner will also be entitled to its share of distributions as described in “Special Limited Partner Interest”, above). We will also distribute the remaining amounts to the holders of preferred units, if any, which are entitled to share in the net profits of the operating partnership beyond, or in lieu of, the receipt of any preferred return. Liquidating distributions will generally be made in the same manner and amounts as operating distributions. The operating partnership agreement also provides that as general partner we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units.

Operations

The operating partnership agreement requires that the operating partnership be operated in a manner that will:

•	satisfy the requirements for our classification as a REIT;

•	avoid any federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and

•	ensure that the operating partnership will not be classified as a publicly traded partnership under the Internal Revenue Code.

Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due or reimburse us for payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf of, or for the benefit of, the operating partnership.

Limited Partner Exchange Rights

Pursuant to the terms of the operating partnership agreement and subject to the conditions in the operating partnership agreement, each holder of a limited partnership common unit will have the right to have all or any portion of his or her units exchanged into cash in an amount equal to the aggregate market price on the date of exchange. However, at our option, we may satisfy the exchange right by delivering a number of shares which has an aggregate market price as of the date of exchange equal to the net equity value of the property or properties as of the date of exchange of the property or properties he or she contributed. We will make the decision to exercise our right to deliver exchange shares in lieu of cash on a case by case basis at our sole and absolute discretion. The limited partnership units exchanged for cash or common stock will augment our ownership percentage in the operating partnership. See—“Extraordinary Transactions” in this section for a description of exchange rights in connection with mergers and other major transactions. However, no limited partner may exchange any limited partnership units for shares during the first year following the issuance of such units (except in connection with a business combination) and no limited partner may exchange any limited partnership units at any time if the limited partner’s actual or constructive ownership of our common stock would:

•	violate the 9.8% ownership limit;

•	result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	in the opinion of our counsel, cause us to no longer qualify, or create a material risk that we would no longer qualify, as a REIT; or

•	cause the acquisition of common stock by the limited partner to be integrated with any other distribution of common stock for purposes of complying with the registration provisions of the Securities Act of 1933.

Any common stock issued to the limited partners upon exchange of their respective limited partnership units may be sold only pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration. We expect to grant holders of partnership interests registration rights for such shares of common stock. See “Shares Eligible for Future Sale—Exchange Rights” and “—Registration Rights.” The interest represented by the limited partnership units exchanged for cash or common stock will augment our ownership percentage interest in the operating partnership. The cash necessary to exchange limited partnership units will come from any funds legally available to us or the operating partnership. However, specific funds will not be specially set aside for such purposes, nor will an accounting reserve be established for it. The necessary cash to satisfy the exchange right could come from cash flow not required to be distributed to stockholders to maintain our REIT status, fund operations or acquire new properties, or could come from borrowings. However, as explained above, we always have the option to satisfy the exchange right by the issuance of common stock, and we intend to reserve common stock for that purpose. We will make the decision to exercise our right to satisfy the exchange right by paying to the holder the exchange price or common stock having an aggregate market price on the date the holder exercises the exchange right equal to the exchange price for all units being exchanged on a case by case basis in our sole and absolute discretion.

As general partner, we will have the right to grant similar exchange rights to holders of other classes of units, if any, in the operating partnership, and to holders of equity interests in the entities that own our properties.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units into common stock to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged. See “Federal Income Tax Considerations—Income Taxation of the Partnerships and their Partners” and “—Tax Consequences of Exercise of Exchange Right.”

Tax Matters

Pursuant to the operating partnership agreement, we will be the tax matters partner of the operating partnership and, as such, will have authority to make tax decisions under the Internal Revenue Code on behalf of the operating partnership. Tax income and loss will generally be allocated in a manner that reflects the entitlement of the general partner, limited partners and special limited partner to receive distributions from the operating partnership. For a description of other tax consequences stemming from our investment in the operating partnership, see “Federal Income Tax Considerations—Income Taxation of the Partnerships and their Partners.”

Duties And Conflicts

Except as otherwise set forth under “Conflicts of Interest” and “Management,” any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

Term

The operating partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated upon (1) our dissolution, bankruptcy, insolvency or termination, (2) the sale or other disposition of all or substantially all of the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (3) by operation of law.

FEDERAL INCOME TAX CONSIDERATIONS

The following discusses the material federal income tax considerations associated with ownership of our shares, as well as the applicable requirements under federal income tax laws to maintain REIT status, and the material federal income tax consequences of maintaining REIT status. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income and other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the Internal Revenue Service, or other tax authority. Proskauer Rose LLP has acted and will act as our tax counsel (“Counsel”) in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below. However, opinions of counsel are not binding on the Internal Revenue Service or on the courts, and no assurance can be given that the conclusions reached by Counsel would be sustained in court. Prospective investors are urged to consult their own tax advisors in order to determine the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

Beginning with our first taxable year, we will elect to qualify as a REIT under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder and receive the beneficial federal income tax treatment described below, and we intend to continue operating as a REIT so long as REIT status remains advantageous. However, we cannot assure you that we will meet the applicable requirements under federal income tax laws, which are highly technical and complex.

In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856-860 of the Internal Revenue Code, qualify as a REIT and claim federal income tax deductions for the dividends it pays to its stockholders. Such a corporation generally is not taxed on its REIT taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

Proskauer Rose LLP is of the opinion, assuming that the actions described in this section are completed on a timely basis and we timely filed the requisite elections, that we have been organized in conformity with the requirements for qualification as a REIT beginning with our first taxable year. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations made to Proskauer Rose LLP by us and the advisor as to factual matters. Our qualification and federal income tax treatment as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements under federal income tax laws in any taxable year.

Taxation

General. We use the term REIT Taxable Income which means the taxable income as computed for a corporation which is not a REIT:

•	without the deductions allowed by Internal Revenue Code Sections 241 and 247, and 249 and 250 (relating generally to the deduction for dividends received);

•	excluding amounts equal to:

•	the net income from foreclosure property; and

•	the net income derived from prohibited transactions;

•	deducting amounts equal to:

•	any net loss derived from prohibited transactions; and

•	the tax imposed by Internal Revenue Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests;

•	disregarding the deduction for dividends paid, computed without regard to the amount of the net income from foreclosure property which is excluded from REIT Taxable Income; and

•	without regard to any change of annual accounting period pursuant to Internal Revenue Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to federal income tax on that portion of our REIT Taxable Income or capital gain which is distributed to our stockholders. We will, however, be subject to federal income tax at normal corporate rates on any REIT Taxable Income or capital gain not distributed.

Although we can eliminate or substantially reduce our federal income tax liability by maintaining our REIT status and paying sufficient dividends, we could be subject to federal income tax on some items of income. If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), yet we maintain our REIT status, we will be subject to a penalty tax which would be imposed by reference to the amount by which we failed the 75% or 95% test (whichever amount is greater), as described below. We will also be subject to a penalty tax on the net income from any “prohibited transaction,” as described below. In addition, as a REIT we must make annual distributions to our stockholders of at least 90% of our annual REIT Taxable Income (as defined above). We will also be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed. We may also be subject to the corporate alternative minimum tax. Furthermore, if we have income from prohibited transactions (as described below) such income would be subject to a 100% tax. Additionally, we will be subject to federal income tax at the highest corporate rate on any nonqualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan.

Finally, if we acquire in exchange for our stock any asset from a corporation that is subject to full corporate-level federal income tax in a transaction in which our basis in the asset is determined by reference to the selling corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to federal income tax at the highest regular corporate federal income tax rate.

REIT Qualification Tests. The Internal Revenue Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•	that would be taxable as a domestic corporation but for its status as a REIT;

•	that is neither a financial institution nor an insurance company;

•	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

•	generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly, or indirectly, by five or fewer individuals or some entities; and

•	that meets the gross income, asset and annual distribution requirements, described in greater detail below.

The first four and last conditions must be met during each taxable year for which REIT status is sought, while the other two conditions do not have to be met until after the first taxable year for which a REIT election is made.

Although the 25% Asset Test (as defined below) generally prevents a REIT from owning more than 10% of the stock, by vote or value, of an entity other than another REIT, the Internal Revenue Code provides an exception for ownership of voting stock in a qualified REIT subsidiary and in a taxable REIT subsidiary. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT, and that it is not a taxable REIT subsidiary. For purposes of the asset and Gross Income Tests described below, all assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. Although we expect to hold all of our investments through the operating partnership, we may hold investments through qualified REIT subsidiaries. A taxable REIT subsidiary is described under “Asset Tests—25% Asset Test” below. With respect to the operating partnership, a partnership is not subject to federal income tax, and instead allocates its tax attributes to its partners. The partners are subject to federal income tax on their allocable share of the income and gain, without regard to whether they receive distributions from the partnership. Each partner’s share of a partnership’s tax attributes is determined in accordance with the partnership agreement. For purposes of the asset and income tests, we will be deemed to own a proportionate share (based on our capital interest) of the assets of the operating partnership and we will be allocated a proportionate share of each item of gross income of the operating partnership.

We, in satisfying the general tests described above, must meet, among others, the following requirements:

Share Ownership Tests. The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning our stock). However, these two requirements do not apply until after the first taxable year an entity elects REIT status.

Our charter contains certain provisions intended to enable us to meet these requirements. First, it contains provisions restricting the transfer of our stock which would result in any person or entity actually, constructively or beneficially acquiring or owning more than 9.8% of our outstanding stock. See “Description of Securities—Restrictions on ownership and transfer.” Additionally, the distribution reinvestment program contains provisions that prevent it from causing a violation of these tests as do the terms of the options granted to the independent directors. Our charter also contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Internal Revenue Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Regulations of the Internal Revenue Code, to submit a statement of such information to the Internal Revenue Service at the time of filing their annual income tax return for the year in which the request was made.

Asset Tests. We must satisfy, at the close of each calendar quarter of the taxable year, two tests based on the composition of our assets. After initially meeting the Asset Tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to insure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test. At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities. Real estate assets include (i) real property (including interests in real property and interests in mortgages on real property) (ii) shares in other qualifying REITs and (iii) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment program) or in a public offering of debt obligations that have a maturity of at least five years.

Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, and regular interests in a financial asset securitization investment trust, known as a FASIT, are considered real estate assets. However, if less than 95% of the assets of a REMIC or FASIT are real estate assets, we will be treated as holding and earning a proportionate share of the assets and income of the REMIC or FASIT directly.

We do not currently own interests in real properties but we intend to own such interests in the future. We anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described above. Furthermore, our purchase contracts for such real properties will apportion no more than 5% of the purchase price of any property to property other than “real property,” as defined in the Internal Revenue Code. However, there can be no assurance that the Internal Revenue Service may not contest such purchase price allocation. If the Internal Revenue Service were to prevail resulting in more than 5% of the purchase price of property being allocated to other than “real property,” we may be unable to continue to qualify under the 75% Asset Test, and may also be subject to additional taxes, as described below. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in the real properties will constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test. The remaining 25% of our assets may generally be invested without restriction. However, if we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either: (i) 5% of the value of our assets as to any one issuer; or (ii) 10% of the outstanding securities by vote or value of any one issuer. A partnership interest held by a REIT is not considered a “security” for purposes of these tests; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets.

Two modifications apply to the 25% Asset Test for “qualified REIT subsidiaries” or “taxable REIT subsidiaries.” As discussed above, the stock of a “qualified REIT subsidiary” is not counted for purposes of the 25% Asset Test. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout the subsidiary’s existence. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. Although we expect to hold all of our investments through the operating partnership, we may also hold investments separately, through qualified REIT subsidiaries. As described above, a qualified REIT subsidiary must be wholly owned by a REIT. Thus, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and would not be owned by the operating partnership.

Additionally, a REIT may own the stock of a “taxable REIT subsidiary.” A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as such. A corporation that is 35% owned by a taxable REIT subsidiary will also be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide types of services without causing the REIT to receive or accrue some types of non-qualifying income. For purposes of the 25% Asset Test, securities of a taxable REIT subsidiary are excepted from the 10% vote and value limitations on a REIT’s ownership of securities of a single issuer. However, no more than 20% of the value of a REIT may be represented by securities of one or more taxable REIT subsidiaries. In addition to using independent contractors to provide services in connection with the operation of our properties, we may also use taxable REIT subsidiaries to carry out these functions.

Gross Income Tests. We must satisfy for each calendar year two separate tests based on the composition of our gross income, as defined under our method of accounting.

The 75% Gross Income Test. At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) other specified investments relating to real property or mortgages thereon, and (vi) for a limited time qualified temporary investment income, as defined under the 75% Asset Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75% Gross Income Test (and the 95% Gross Income Test described below), subject to the rules discussed below:

Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more assets or net profits of, the tenant (unless the tenant is a taxable REIT subsidiary leasing a property at least 90% leased to tenants other than taxable REIT subsidiaries).

The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, other than through a permissible “independent contractor” from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are “usually or customarily rendered” in connection with the rental of space, and are not otherwise considered “rendered to the occupant.”

With respect to the last rule, tenants will receive some services in connection with their leases of the real properties. Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space, and, therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test

(and the 95% Gross Income Test described below). The board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services which it believes, after consultation with Proskauer Rose LLP, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above) (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease or (3) enter into any lease with a related party tenant.

It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% gross income test, and interest on loans secured by real property qualifies under the 75% gross income test, provided, in both cases, that the interest does not depend, in whole or in part, on the income or profits of any person (other than amounts based on a fixed percentage or percentages of receipts or sales). If a loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment. All of our loans secured by real property will be structured this way. Therefore, income generated through any investments in loans secured by real property will be treated as qualifying income under the 75% gross income test.

The 95% Gross Income Test. In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (i) sources which satisfy the 75% Gross Income Test, (ii) dividends, (iii) interest, or (iv) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no nonqualifying income to cause adverse federal income tax consequences.

As described above, we may establish one or more taxable REIT subsidiaries with whom we could enter into leases for any properties we may invest in. The gross income generated by these taxable REIT subsidiaries would not be included in our gross income. However, we would realize gross income from these subsidiaries in the form of rents. In addition, any dividends from taxable REIT subsidiaries to us would be included in our gross income and qualify for the 95% income test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our status as a REIT for such year if we satisfy the Internal Revenue Service that: (i) the failure was due to reasonable cause and not due to willful neglect, (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (iii) any incorrect information on such schedule was not due to fraud with intent to evade federal income tax. If this relief provision is available, we would remain subject to a 100% tax on the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements. In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT Taxable Income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions), (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration), and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the Internal Revenue Service, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the Internal Revenue Service) within a specified period.

If we do not distribute at least 90% of our REIT Taxable Income, we will be subject to federal income tax on the undistributed portion. We will also be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on net capital gains. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT Taxable Income and cash flow and, if necessary to comply with the annual distribution requirements, will borrow funds to fully provide the necessary cash flow.

Failure to Qualify. If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), will be taxable as ordinary income. This “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

Prohibited transactions. As discussed above, we will be subject to a 100% federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for sales of property that:

•	is a real estate asset under the 75% Asset Test;

•	has been held for at least four years;

•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

•	in some cases, was held for production of rental income for at least four years;

•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor;

•	when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than 10% of its assets (measured by federal income tax basis and ignoring involuntary dispositions and sales of foreclosure property) and

•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor.

Although we will eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions.

Characterization of Property Leases. We may purchase either new or existing properties and lease them to tenants. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are true leases, under which we would be the owner of the leased property for federal income tax purposes, rather than a conditional sale of the property or a financing transaction. A determination by the Internal Revenue Service that we are not the owner of any properties for federal income tax purposes may have adverse consequences to us, such as the denial of depreciation deductions (which could affect the determination of our REIT Taxable Income subject to the distribution requirements) or the aggregate value of our assets invested in real estate (which could affect REIT asset testing).

Tax Aspects Of Investments In Partnerships

General. We anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We intend to operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for federal income tax purposes (if the operating partnership was the sole owner) or treated as partnerships for federal income tax purposes. The following is a summary of the federal income tax consequences of our investment in the operating partnership. This discussion should also generally apply to any investment by us in a property partnership or other non-corporate entity.

A partnership (that is not a publicly traded partnership) is not subject to tax as an entity for federal income tax purposes. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT Taxable Income and federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Generally, for entities formed after January 1, 1997, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law after January 1, 1997 and will have two or more partners, the operating partnership will be treated as a partnership for federal income tax purposes. Additionally, the operating partnership (and any partnership invested in by the operating partnership) will not be treated as a publicly traded partnership within the meaning of Section 7704 of the Internal Revenue Code, which is taxed as a corporation for federal income tax purposes. The interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of our actual operations.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for federal income tax purposes, the character of our assets and items of gross income would change, and, as a result, we would most likely be unable to satisfy the applicable requirements under federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax. The partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Final anti-abuse Treasury regulations have been issued under the partnership provisions of the Internal Revenue Code that authorize the Internal Revenue Service, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions and, thus, cannot be recast by the Internal Revenue Service. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the Internal Revenue Service will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our status as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income taxation of the partnerships and their partners. In general, no gain or loss will be recognized by either the operating partnership or by the contributing partner on the transfer of a property in exchange for units in the partnership. Gain (but not loss) may be recognized by the transferring partner if the partner receives consideration other than units, if liabilities of the partner are assumed by the partnership in connection with the transfer of the property, if the transfer is treated as a disguised sale, and in other circumstances.

A partner’s adjusted basis in operating partnership units (the calculation of which is discussed below) is important for a number of reasons. The amount of losses and deductions allocated to a partner cannot exceed the partner’s adjusted basis. Any excess loss deduction allocated to a partner is suspended indefinitely until the partner has sufficient additional basis. In addition, the amount of gain or loss recognized on distributions to the partner, the adjusted basis of property distributed to the partner from the partnership, and the gain or loss recognized by a partner on the sale or other disposition of units are all calculated based on the partner’s adjusted basis in the units.

The initial basis of units in the operating partnership is equal to: (1) the sum of the adjusted basis of any property contributed to the partnership and the amount of any money contributed (or deemed contributed); (2) less the amount of money distributed (or deemed distributed) to the partner by the operating partnership in connection with the contribution. For purposes of these rules, the assumption of a partnership liability by a partner is treated as a deemed cash contribution by the partner; the assumption of a partner’s liability by the partnership is treated as a deemed cash distribution to the partner. Basis in units acquired through other means is calculated under other rules. In addition, other rules such as the disguised sale rules, may affect the basis of the partner’s units.

A partner’s initial basis in partnership units will be adjusted as follows. Basis is increased to reflect: (1) the partner’s distributive share of the taxable income of the operating partnership, and (2) the amount of any additional capital contributions made by the partner. Basis is reduced to reflect: (1) the amount of cash distributed (or deemed distributed) to the partner, (2) the adjusted basis of any partnership property distributed to the partner, and (3) the partner’s distributive share of the losses, deductions and nondeductible expenditures of the partnership that are not properly chargeable to a capital account. Finally, the basis of a unit is adjusted to reflect the partner’s share of the partnership’s liabilities. This allocation is made solely for tax purposes under federal income tax regulations. Allocations of partnership liabilities for basis purposes do not affect the limited liability of limited partners in the operating partnership.

Although a partnership agreement will generally determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for federal income tax purposes under Section 704(b) of the Internal Revenue Code and the Treasury regulations. If any allocation is not recognized for tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury regulations.

For a description of allocations by the operating partnership to the partners, see the section “Operating Partnership Agreement.”

In some cases special allocations of net profits or net losses will be required to comply with the federal income tax principles governing partnership tax allocations.

Additionally, pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership subsequent to our formation, such property will generally have an initial tax basis equal to its fair market value and, accordingly, Section 704(c) will not apply. The application of the principles of Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the Internal Revenue Service may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences.

For federal income tax purposes, depreciation deductions will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 40 years. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties transferred to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. For property acquired by a transferor prior to May 13, 1993, different depreciation methods may apply. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation will generally fall first on the contributing partner, but may also reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Tax Consequences of Disposition of Units. If a unit in the operating partnership is sold or disposed of in a transaction treated as a sale for federal income tax purposes, the unit holder will generally recognize gain or loss based on the difference between the amount realized for tax purposes and the holder’s adjusted basis in the unit. The amount realized will be equal to the sum of the cash and the fair market value of other property received plus the amount of any liabilities of the operating partnership allocated to the unit holder. It is possible that the amount of gain recognized, or the tax imposed on the disposition, could exceed the amount of cash and/or value of any property received. In general, gain recognized on the sale of a unit will be treated as capital gain. To the extent that the unit holder’s amount realized on the transaction is attributable to the unit holder’s share of inventory or unrealized receivables of the operating partnership, such portion may be recharacterized as ordinary income.

Tax Consequences of Exercise of Exchange Rights. Subject to some restrictions, the operating partnership agreement gives holders of limited partnership units the right to exchange their units into cash, subject to our right to pay for the units with shares of common stock rather than with cash. The exchange of units into shares is treated as a taxable sale of the units to us on which the unit owners will generally recognize capital gain or loss. To the extent that the unit holder’s amount realized on the transaction is attributable to the unit holder’s share of inventory or unrealized receivables of the operating partnership, such portion may be recharacterized as ordinary income. No gain or loss will be recognized by us. Our basis in the units will be increased by the amount of cash and the market price of the shares used to acquire the units, and will be adjusted to reflect changes in the liabilities of the operating partnership allocated to us as a result of acquiring the units.

Termination of the Operating Partnership. The operating partnership will be considered as having terminated for federal income tax purposes if either: (1) no part of any business of the partnership continues to be carried on, or (2) within a 12 month period there is a sale or exchange of units representing 50% or more of the total ownership in the operating partnership. The operating partnership would be considered as having terminated solely for tax purposes and the termination would not result in an actual liquidation or dissolution of the operating partnership for state law purposes. It is unlikely that the operating partnership would terminate as a result of a sale of 50% or more of the operating partnership’s total ownership. Provisions in the operating partnership agreement specifically prohibit transfers of units (and any exercise of exchange rights) that would cause such a termination.

The termination of the operating partnership for federal income tax purposes would cause its taxable year to close. This may cause a “bunching” of income if the operating partnership’s taxable year is different from that of its partners; however, both we and the operating partnership intend to use the calendar taxable year. Additional tax consequences may result from a deemed termination. A deemed termination may also cause the operating partnership to reset its periods for depreciation and amortization, and to remake other tax elections, all of which could result in further tax consequences. Termination of the operating partnership generally would also cause a deemed termination of every non-corporate entity in which the operating partnership had a majority interest, with similar consequences.

Federal Income Taxation of Stockholders

Taxation of Taxable Domestic Stockholders. As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be ordinary dividend income. Generally, a domestic stockholder is any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the stockholder, reducing the stockholder’s tax basis in his or her common stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other noncash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the stockholder’s basis in our stock, this will increase the stockholder’s gain on any subsequent sale of the stock.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for federal income tax purposes, stockholders may not use any of our operating or capital losses to reduce their tax liabilities. We may also decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In this case, stockholders would include their proportionate shares of such gains in income, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

In general, the sale of our common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the stockholder’s basis in the common stock sold. However, any loss from a sale or exchange of common stock by a stockholder who has held such stock for six months or less will be treated as a long-term capital loss, to the extent of our distributions that the stockholder treated as long-term capital gains.

We will report to our domestic stockholders and to the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. A stockholder may be subject to backup withholding with respect to dividends paid unless such stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding can be credited against the stockholder’s federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their non-foreign status to us. See “—Taxation of Foreign Stockholders” in this section.

Legislative Changes. On May 28, 2003, the President signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003. The Jobs and Growth Tax Relief Reconciliation Act of 2003 generally reduces the maximum tax rate applicable to you on capital gains recognized on the sale or other disposition of shares from 20% to 15%.

The Jobs and Growth Tax Relief Reconciliation Act of 2003 also generally reduces the maximum marginal rate of tax payable by individuals on dividends received from corporations that are subject to a corporate level of tax. Except in limited circumstances, this reduced tax rate will not apply to dividends paid to you by us, because generally we are not subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders. The reduced maximum federal income tax rate will apply to that portion, if any, of dividends received by you that are attributable to:

•	dividends received by us from non-REIT corporations or taxable REIT subsidiaries;

•	income from the prior year with respect to which we were required to pay federal corporate income tax during the prior year (if, for example, we did not distribute 100% of our REIT taxable income for the prior year); and

•	distributions by us that we designate as long-term capital gains dividends (except for certain distributions taxable to you at a maximum rate of 25%).

The dividend and capital gains tax rate reductions provided in the Jobs and Growth Tax Relief Reconciliation Act of 2003 generally are effective for taxable years ending on or after May 6, 2003 through December 31, 2008. Without future legislative changes, the maximum long-term capital gains and dividend rates discussed above will increase in 2009.

Although this legislation does not adversely affect the taxation of real estate investment trusts or dividends paid by real estate investment trusts, the more favorable treatment of regular corporate dividends could cause investors who are individuals to consider stocks of other corporations that pay dividends to be more attractive relative to stocks of real estate investment trusts. It is not possible to predict whether this change in perceived relative value will occur, or what the effect will be on the market price of our stock.

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in us.

Taxation of Tax-Exempt Stockholders. Our distributions to a stockholder that is a domestic tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Internal Revenue Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would fail to satisfy the “five or fewer” share ownership test (discussed above with respect to the Share Ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may be publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

Taxation of Foreign Stockholders. The rules governing the federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, “Non-U.S. Stockholder”) are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. investors should consult with their own tax advisors to determine the impact that federal, state and local income tax or similar laws will have on them as a result of an investment in our REIT.

Distributions—In General. Distributions paid by us that are not attributable to gain from our sales or exchanges of United States real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a United States trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). Dividends in excess of the our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in “—Sale of Shares” below.

Distributions Attributable to Sale or Exchange of Real Property. Distributions that are attributable to gain from our sales or exchanges of United States real property interests will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption.

Tax Withholding on Distributions. For withholding tax purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with a properly completed Internal Revenue Service (i) Form W-8BEN evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable tax treaty (in which case we will withhold at the lower treaty rate) or (ii) Form W-8ECI claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the United States (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities but, rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Thus, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Sales of Shares. Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be subject to U.S. federal income taxation, provided that: (i) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the United States; (ii) the Non-U.S. Stockholder is not present in the United States for 183 days or more during the taxable year and certain other conditions apply; and (iii) our REIT is a “domestically controlled REIT,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous 5-year period ending on the date of disposition or, if shorter, during the entire period of our existence.

We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were not a domestically controlled REIT, a Non-U.S. Stockholder’s sale of common shares would be subject to tax, unless the common shares were regularly traded on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned during a specified testing period more than 5% in value of our common shares. However, it is not anticipated that the common shares will be “regularly traded” on an established market. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, and the purchaser of such common shares may be required to withhold 10% of the gross purchase price.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing foreign stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under

Treasury regulations, if the proceeds from a disposition of common stock paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a “controlled foreign corporation” for federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the United States, then (i) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a foreign stockholder, and (ii) information reporting will not apply if the foreign stockholder certifies its status as a foreign stockholder and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the United States for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors concerning these rules.

Other Tax Considerations

Distribution Reinvestment Program. Stockholders who participate in the distribution reinvestment program will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and federal income tax effects applicable to all dividends. See “Taxation of Stockholders” in this section. Stock received under the program will have a holding period beginning with the day after purchase, and a federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

State And Local Taxes. We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in the common shares.

Foreign taxes. Various of our subsidiaries and entities in which we and our subsidiaries invest may be subject to taxation in various foreign jurisdictions. Each of the parties will pay any such foreign taxes prior to payment of any dividends. Each entity will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent that any of these entities is required to pay foreign taxes, the cash available for distribution to our shareholders will be reduced accordingly.

You should consult your own advisor regarding the specific foreign tax consequences of the purchase, ownership, and sales of our common shares, and of potential changes in applicable foreign tax laws.

Legislative Proposals. You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the Internal Revenue Service and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common shares.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of ERISA and of Section 4975 of the Internal Revenue Code that may be relevant to a prospective purchaser of the shares. This discussion does not address all aspects of ERISA or Section 4975 of the Internal Revenue Code or, to the extent not pre-empted by ERISA, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code but that may be subject to state law and other Internal Revenue Code requirements) in light of their particular circumstances.

General Investment Considerations

A plan fiduciary making the decision to invest in shares is advised to consult its own legal advisor regarding the specific considerations arising under ERISA, Section 4975 of the Internal Revenue Code, and (to the extent not pre-empted by ERISA) state law with respect to the purchase, ownership, or sale of shares. Plan fiduciaries should also consider the entire discussion under the preceding section entitled “Federal Income Tax Considerations,” as material contained therein is relevant to any decision by a plan to purchase the shares.

In considering whether to invest a portion of the assets of a plan in shares, plan fiduciaries should consider, among other things, whether the investment:

•	will be in accordance with the documents and instruments governing the plan;

•	will allow the plan to satisfy the diversification requirements of ERISA, if applicable;

•	will result in UBTI to the plan (see “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Tax-Exempt Stockholders”);

•	will be sufficiently liquid;

•	is prudent under ERISA; and

•	is for the exclusive purpose of providing benefits to participants and their beneficiaries.

The fiduciary of a plan not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, such as a governmental or church plan, should consider that such a plan may be subject to prohibitions against some related-party transactions under Section 503 of the Internal Revenue Code, which operate similar to the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code. In addition, the fiduciary of any such plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan. We express no opinion on whether an investment in shares is appropriate or permissible for any plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other law respecting such plan.

Regulation Under ERISA and the Internal Revenue Code

In addition to imposing general fiduciary standards of investment prudence and diversification on persons who are plan fiduciaries, ERISA and the Internal Revenue Code prohibit certain transactions involving “plan assets” and persons who have specified relationships to the plan (“parties in interest” under ERISA and “disqualified persons” under the Internal Revenue Code).

A prohibited transaction may occur if our assets are deemed to be assets of a benefit plan (i.e., the “look-through rule”) which invests in shares and thereafter a “party in interest” or a “disqualified person” deals with the assets in a manner not permitted under ERISA or the Internal Revenue Code. Under such circumstances, any person that exercises authority or control with respect to the management or disposition of plan assets is a plan fiduciary and, therefore, is a “party in interest” and a “disqualified person” capable of participating in a prohibited transaction with the plan. Thus, the action of an employee of ours in dealing with our assets could cause a plan which invests in our shares to be a participant in a prohibited transaction.

Regulations Issued by the Department of Labor

While the term “plan assets” is not defined by ERISA or the Internal Revenue Code, the Department of Labor, or the DOL, issued regulations that provide guidance on the circumstances under which a plan’s investment in shares will be subject to the “look-through rule” and thus turn our assets into plan assets. The DOL regulations provide exceptions to the “look-through rule.” Under the DOL regulation, an exception exists for investments in a “publicly-offered security.” A “publicly-offered security” is a security that is:

•	part of a class of securities that is “widely held,”

•	“freely transferable,” and

•	either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 provided the securities are registered under the Securities Exchange Act of 1934 within the requisite time.

The DOL regulations provide that a security is “widely-held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely-held” because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer’s control. We represent that the shares will be held by over 100 investors independent of us and of one another and, therefore, should be considered “widely-held.”

The DOL regulations further provide that whether a security is “freely-transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL regulations state that generally, when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, some restrictions ordinarily will not, alone or in combination, affect the determination of the finding that such securities are “freely-transferable.” The DOL regulations indicate that a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect the determination of whether securities are “freely transferable.” The ownership limits imposed under our charter on the transfer of the shares are designed to prevent violations of the five or fewer requirement of federal income tax laws (which would cause a termination of REIT status for tax purposes) or are otherwise permitted under the DOL regulations and, therefore, we represent that there will be no restrictions imposed on the transfer of shares that will cause the shares to fail to be “freely-transferable.”

The DOL regulations are interpretive in nature and, therefore, no assurance can be given that the DOL will not conclude that the shares are not “freely-transferable,” or not “widely-held.” However, since the shares will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 and they will be timely registered under the Securities Exchange Act of 1934, each as amended, we believe that the shares are “publicly offered securities” for purposes of the DOL regulations and that:

•	our assets will not be deemed to be “plan assets” of any plan that invests in the shares; and

•	any person who exercises authority or control with respect to our assets should not be treated as a plan fiduciary of any plan that invests in the shares, for purposes of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code.

Other Prohibited Transactions

In addition, a prohibited transaction may also occur under ERISA or the Internal Revenue Code where there are circumstances indicating that:

•	investment in the shares is made or retained for the purposes of avoiding application of the fiduciary standard of ERISA;

•	the investment in the REIT constitutes an arrangement under which it is expected that the REIT will engage in transactions which would otherwise be prohibited if entered into directly by the plan purchasing the shares;

•	the investing plan, by itself, has the authority or influence to cause the REIT to engage in such transactions; or

•	the person who is prohibited from transacting with the investing plan may, but only with the aid of its affiliates and the investing plan, cause the REIT to engage in such transactions with such person.

In any event, a fiduciary or other person investing “plan assets” of any plan should not purchase shares, unless an exemption is available, if we or any of our affiliates either:

•	have investment discretion with respect to the investment of such assets; or

•	have authority or responsibility to give or regularly gives investment advice with respect to such assets, for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such plan.

Any such purchase might result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

Insurance Companies

An insurance company considering an investment in shares should consider whether its general account may be deemed to include assets of the plans investing in the general account, for example, through the purchase of an annuity contract. In John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the United States Supreme Court held that assets held in an insurance company’s general account may be deemed to be the plan assets under certain circumstances. In that event, the insurance company might be treated as a party in interest under such plans. However, Prohibited Transaction Exemption 95-60 may exempt some or all of the transactions that could occur as the result of the acquisition of the common stock by an insurance company general account. Therefore, insurance company investors should analyze whether John Hancock and PTE 95-60 or any other exemption may have an impact with respect to their purchase of the shares.

In addition, the Small Business Job Protection Act of 1996 added a new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account. As a result of these regulations, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee plans on or before December 31, 1998 and the insurer satisfies various conditions. The assets of a plan invested in an insurance company separate account continue to be treated as the plan assets of any such plan.

See “ Risk Factors—Employee Benefit Plan Risks—Annual Statement of Value is an Estimate” for an explanation of the annual statement of value we will provide stockholders.

PLAN OF DISTRIBUTION

General

We are offering a maximum of the 20,000,000 shares of our common stock to the public through Lightstone Securities, our dealer manager, a registered broker-dealer. The shares are being offered at a price of $10.00 per share. In addition, we may offer up to 10,000,000 shares of common stock at a purchase price of $10.00 per share issuable at our sole discretion, in the event that we receive subscriptions for more than 20,000,000 shares of common stock. All of the shares are being sold through Lightstone Securities, a registered broker-dealer, underwriter and the dealer manager on a best-efforts basis. A “best-efforts” basis means that neither the dealer manager nor the soliciting dealers are under any obligation to purchase any of the shares being offered. Therefore, no specified number of shares is guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering. Our dealer manager is a subsidiary of our sponsor.

This offering will commence as of the date of this prospectus. If the minimum offering of 1,000,000 shares is not sold by [                    ], 2004, we will cancel this offering and your investment will be returned to you. If the minimum offering of 1,000,000 shares of common stock is sold and if this offering continues thereafter, the offering will terminate on or before [                    ], 2005, unless we elect to extend it to a date no later than [                    ], 2006, in states that permit an extension. We reserve the right to terminate this offering at any time.

At each closing following our acceptance of subscriptions to purchase at least 1,000,000 shares of our common stock, our sponsor will also pay, as additional purchase price for its share of the special limited partner interest, an amount sufficient to cover (a) our expenses, fees and commissions in connection with that closing, and (b) at the first closing, our expenses in connection with our organization.

Escrow Conditions

If you are qualified to participate in this offering, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, [            ], and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. None of the common stock offered by this prospectus will be sold, no commissions or fees will be paid, and your initial admission as a stockholder will not take place unless the escrow agent has received and accepted paid subscriptions for at least 1,000,000 shares of common stock for $10,000,000 (subject to any applicable volume discounts) within one year from the date of this prospectus. Through the purchase of the special limited partner interest by our sponsor, we will pay expenses and commissions to the managing dealer, who may reallow them to the soliciting dealers. If subscriptions for at least the minimum offering have not been received, accepted, and paid for within one year from the date of this prospectus, the escrow agent will promptly (but in any event within 10 days) refund your investment, without interest. If a refund is made, our sponsor will pay any escrow fees and no amounts will be deducted from the escrow funds.

The escrow agreement between us, the dealer manager and the escrow agent provides that escrowed funds will be held by the escrow agent in an non-interest bearing account with the power of investment in investments permitted under Rule 15c2-4 the Securities Exchange Act of 1934. Additionally, as soon as we have received subscription proceeds for at least 1,000,000 shares of our common stock, we may direct that the escrow agent invest the proceeds in other short-term investments which can be readily sold, with appropriate safety of principal. After the minimum offering amount is sold, closings will be held on an ongoing basis to release subscription proceeds to us. We will accept or reject subscriptions within 10 days after we receive them.

No interest will be earned on subscription proceeds relating to the minimum offering prior to their release to us from escrow, and thus no interest on such funds will be distributed to you. After your initial admission as a stockholder in connection with the sale of at least 1,000,000 shares, you will not be entitled to interest earned on our funds or to receive interest on your investment.

Subscription Process

We are offering up to 20,000,000 shares of our common stock to the public through the dealer manager and the soliciting dealers. As indicated previously, we may offer up to another 10,000,000 shares of our common stock if we receive subscriptions for more than 20,000,000 shares, at our sole discretion. The agreement between our dealer manager and the soliciting dealers requires the soliciting dealers to make diligent inquiries of you in order to find out whether a purchase of our common stock is suitable for you, and to transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require.

The dealer manager or a soliciting dealer is also required to deliver to you a copy of this prospectus and its appendices. We plan to make this prospectus and the appendices available electronically to the dealer manager and the soliciting dealers, as well as to provide them paper copies. As a result, if the dealer manager or a soliciting dealer chooses to, with your prior consent, it may provide you with the option of receiving this prospectus and the appendices electronically. In any case, however, you may always receive a paper copy upon request.

Our common stock is being sold as subscriptions for the common stock are received and accepted by us, subject to the satisfaction by us of the escrow conditions described in the section immediately above. We have the unconditional right to accept or reject your subscription. Your subscription will be accepted or rejected within 10 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares of common stock subscribed for. If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance. No sale of our common stock may be completed until at least five business days after the date you receive this prospectus and, if required by state regulatory authorities, a copy of our organizational documents. If for any reason your subscription is rejected, your funds and your subscription agreement will be returned to you, without interest or deduction, within 10 days after receipt.

Representations and Warranties in the Subscription Agreement

The subscription agreement requires you to make the following factual representations:

•	Your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	You received a copy of this prospectus not less than five business days prior to signing the subscription agreement;

•	You meet the minimum income, net worth and any other applicable suitability standards established for you;

•	You are purchasing our common stock for your own account; and

•	You acknowledge that our common stock cannot be readily sold.

Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement.

By executing the subscription agreement, you will not be waiving any rights under the federal securities laws.

Determination of Your Suitability as an Investor

We, our dealer manager, each soliciting dealer and our sponsor will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you. The soliciting dealers must determine whether you can reasonably benefit from this investment. In making this determination, the soliciting dealers will consider whether:

•	you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature;

•	you have an apparent understanding of:

•	the fundamental risks and possible financial hazards of this type of investment;

•	the fact that the shares cannot be readily sold;

•	the role of our advisor in directing or managing your investment in our company;

•	the tax consequences of your investment; and

•	you have the financial capability to invest in our common stock.

By executing the subscription agreement, each soliciting dealer acknowledges its determination that our common stock is a suitable investment for you. Each soliciting dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of our common stock as an investment for you. We and our affiliates will coordinate the processes and procedures used by the dealer manager and the soliciting dealers and, where necessary, implement additional reviews and procedures to determine that you meet the suitability standards set forth in this prospectus.

Compensation We Will Pay for the Sale of Our Shares

You will not be responsible for any commissions on any sales of shares under this offering. We will pay all costs and expenses of this offering (including organizational expenses, broker dealer fees and selling commissions), using for that purpose the proceeds from our sale of a special limited partner interest to our sponsor or its affiliate. Accordingly, none of the payments described below will reduce the amount which we will invest to acquire property. Except for the special sales described later in this section, we will pay the dealer manager cash selling commissions of 7% on all of the shares of common stock sold. A portion of these selling commissions may, at the discretion of the dealer manager, be retained or given to soliciting dealers as compensation for their services in soliciting and obtaining subscriptions from you and other investors. Except for the special sales described later in this section, we will pay the dealer manager 1% of the gross offering proceeds in the form of a dealer manager fee as compensation for acting as the dealer manager and for expenses incurred in connection with marketing our shares and paying the employment costs of the dealer manager’s wholesalers. Out of its dealer manager fee, the dealer manager may pay salaries and commissions to its wholesalers of up to 1% of gross offering proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Generally, the dealer manager will not give any portion of the dealer manager fee to soliciting dealers unless they have a prescribed minimum annual sales volume of our common stock. Marketing and due diligence costs paid by the dealer manager on behalf of, or to, the soliciting dealers will be deducted from any potion of the dealer manager fee payable to the soliciting dealers.

We will also award to the dealer manager one soliciting dealer warrant for every 50 shares sold to the public or issued to stockholders pursuant to our dividend reinvestment plan during the offering period. The dealer manager intends to reallow these warrants to participating dealers by awarding one soliciting dealer warrant for every 50 shares sold during the offering period, unless such issuance of soliciting dealer warrants is prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant will be entitled to purchase one share from the Lightstone Value Plus Real Estate Investment Trust, Inc. at a price of $12 per share during the period beginning on the first anniversary of the effective date of this offering and ending five years after the effective date of this offering. Subject to certain exceptions, a soliciting dealer warrant may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of this offering. The shares issuable upon exercise of the soliciting dealer warrants are being registered as part of this offering. For the life of the soliciting dealer warrants, participating dealers are given the opportunity to profit from a rise in the market price for the common stock without assuming the risk of ownership, with a resulting dilution in the interest of other stockholders upon exercise of such warrants. In addition, holders of the soliciting dealer warrants would be expected to exercise such warrants at a time when we could obtain needed capital by offering new securities on terms more favorable than those provided by the soliciting dealer warrants. Exercise of the soliciting dealer warrants is governed by the terms and conditions detailed in this prospectus and in the Warrant Purchase Agreement, which is an exhibit to the registration statement.

We will not pay selling commissions in connection with the following special sales:

•	the sale of common stock in connection with the performance of services to our employees, directors and associates and our affiliates, our advisor, affiliates of our advisor, the dealer manager or their respective officers and employees and some of their affiliates;

•	the purchase of common stock under the distribution reinvestment program;

•	the sale of our common stock to one or more soliciting dealers and to their respective officers and employees and some of their respective affiliates who request and are entitled to purchase common stock net of selling commissions; and

•	the common stock credited to an investor as a result of a volume discount.

It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our common stock; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the common stock.

If, in connection with your purchase of our shares, you have engaged the services of a registered investment advisor to whom you have agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold, you may agree with the participating broker-dealer selling such shares and Lightstone Securities to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to us will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

To the extent necessary to comply with NASD rules, we will provide, on an annual basis, a per-share estimated value of our common stock, the method by which we developed such value and the date of the data we used to estimate such value.

Volume Discounts

We will offer a reduced share purchase price to “single purchasers” on orders of more than $250,000 and selling commissions paid to Lightstone Securities and participating broker-dealers will be reduced by the amount of the share purchase price discount. The share purchase price will be reduced for each incremental share purchased in the total volume ranges set forth in the table below. The reduced purchase price will not affect the amount we receive for investment.

For a “single purchaser”	Purchase price per share for incremental share in volume discount range	Selling commission per share for incremental share in volume discount range
$ 1,000 —$ 250,000	$10.00	$0.70
250,001 — 500,000	9.85	0.55
500,001 — 750,000	9.70	0.40
750,001 — 1,000,000	9.60	0.30
1,000,001 — 5,000,000	9.50	0.20

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional whole shares. No fractional shares will be issued. Selling commissions will not be paid on any shares issued for a volume discount.

As an example, a single purchaser would receive 50,380 shares rather than 50,000 shares for an investment of $500,000 and the selling commission would be $31,250. The discount would be calculated as follows: On the first $250,000 of the investment there would be no discount and the purchaser would receive 25,000 shares at $10 per share. On the remaining $250,000, the per share price would be $9.85 and the purchaser would receive 25,380 shares.

Selling commissions for purchases of $5,000,000 or more will, in our sole discretion, be reduced to $0.20 per share or less, but in no event will the proceeds to us be less than $9.20 per share. Selling commissions paid will in all cases be the same for the same level of sales. In the event of a sale of $5,000,000 or more, we will supplement this prospectus to include: (i) the aggregate amount of the sale, (ii) the price per share paid by the purchaser and (iii) a statement that other investors wishing to purchase at least the amount described in (i) will pay no more per share than the initial purchaser.

Orders may be combined for the purpose of determining the total commissions payable with respect to applications made by a “single purchaser,” so long as all the combined purchases are made through the same soliciting dealer. The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term “single purchaser” will include:

•	any person or entity, or persons or entities, acquiring shares as joint purchasers;

•	all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity;

•	all funds and foundations maintained by a given corporation, partnership or other entity; and

•	all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity (except an investment advisor registered under the Investment Advisers Act of 1940) exercises discretionary authority with respect to an investment in our company.

In the event a single purchaser described in the last four categories above wishes to have its orders so combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all of the orders were made by a single purchaser.

Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in any category above who, subsequent to its initial purchase of shares, orders additional shares. In this event, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously.

Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment advisor, that investment advisor may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis on the amount of the investment of each entity not required to pay federal income tax on their combined purchases.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Electronic Prospectus

We will be facilitating Internet distribution for this offering to certain of our Internet subscription customers. We intend to allocate a limited number of shares for sale to online customers. An electronic prospectus is available on our Internet Web site. Other than the prospectus in electronic format, the information on our Web site is not part of this prospectus.

Indemnification

We have agreed to indemnify the dealer manager and the soliciting dealers against certain liabilities arising under the Securities Act of 1933, as amended.

WHO MAY INVEST

In order to purchase shares, you must:

•	Meet the financial suitability standards, and

•	Purchase at least the minimum number of shares.

Suitability Standards

Because an investment in our common stock is risky and is a long-term investment, it is suitable for you only if you have adequate financial means to make this investment, you have no immediate need for liquidity in your investment and you can bear the loss of your investment. We have established financial suitability standards for investors who purchase shares of our common stock, which are set forth following the cover page hereof.

Minimum Purchase

Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of 100 shares of common stock for a total purchase price of $1,000 or tax-exempt entities which purchase a minimum of 300 shares of common stock for a total purchase price of $3,000. Tax-exempt entities are generally any investor that is exempt from federal income taxation, including:

•	a pension, profit-sharing, retirement or other employee benefit plan which satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;

•	a pension, profit-sharing, retirement or other employee benefit plan which meets the requirements of Section 457 of the Internal Revenue Code;

•	trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

•	a voluntary employees’ beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

•	an IRA which meets the requirements of Section 408 of the Internal Revenue Code.

The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described above may purchase shares of common stock. See “Who May Invest” and “Plan of Distribution—Determination of Investor Suitability,” above, for the suitability standards. Investors who want to purchase shares must proceed as follows:

•	Read the entire prospectus and the current supplement(s), if any, accompanying the prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in the prospectus as Appendix C.

•	Deliver a check for the full purchase price of the shares being subscribed for, payable to “[ ], Escrow Agent for Lightstone Value Plus Real Estate Investment Trust, Inc.,” along with the completed subscription agreement to the soliciting dealer. The name of the soliciting dealer appears on the subscription agreement.

•	By executing the subscription agreement and paying the full purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

A sale of the shares may not be completed until at least five business days after the subscriber receives the prospectus. Within 10 days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within 10 days after we received it.

An approved trustee must process through us and forward to us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation to the trustee.

SALES LITERATURE

In addition to and apart from this prospectus, we may use supplemental sales material in connection with the offering. This material may consist of a brochure describing the advisor and its affiliates and our objectives. The material may also contain pictures and summary descriptions of properties similar to those we intend to acquire that our affiliates have previously acquired. This material may also include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of the National Association of Securities Dealers designated by Lightstone Securities and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS

Distribution Reinvestment Program

Our distribution reinvestment program provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting distributions. Stockholders who elect to participate in the distribution reinvestment program will authorize us to use distributions payable to them to purchase additional shares of common stock. A participant will not be able to acquire common stock under the program if the purchase would cause it to exceed the 9.8% ownership limit or would violate any of the other share ownership restrictions imposed by our charter. Participation in the distribution reinvestment program is limited to stockholders who purchase shares pursuant to this offering. Stockholders who have received a copy of this Prospectus and participate in this offering may elect to participate in and purchase shares through the distribution reinvestment program at any time and would not need to receive a separate prospectus relating solely to such program.

As further explained below, purchases under the distribution reinvestment program are made at a price, $9.50 per share at first, equal to 95% of the market price of a share of common stock on the date of purchase until such time as our shares are listed on a national securities exchange or included for quotation on a national market system. This reduced price reflects a decrease in costs associated with these issuances.

Participants in the distribution reinvestment program may also purchase fractional shares of common stock, so that 100% of distributions will be used to acquire common stock. Common stock will be purchased under the distribution reinvestment program on the record date for the distribution used to purchase the common stock. Distributions on common stock acquired under the distribution reinvestment program will be paid at the same time as distributions are paid on common stock purchased outside the program and are calculated with a daily record and distribution declaration date. Each participant agrees that if, at any time prior to listing the common stock on a national securities exchange or inclusion of them for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in us or cannot make the other representations or warranties set forth in the subscription agreement, he or she will promptly notify us in writing.

Beginning with the first distribution paid after the effective date of the offering, participants will acquire our shares at a fixed price of $9.50 per share. This will continue until the earlier of (1) the increase of the public offering price per share of common stock in the offering from $10 per share, if there is an increase, and (2) the termination of the offering. Thereafter, participants may acquire our shares at a price equal to 95% of the market price of a share on the date of purchase until our shares are listed on a national stock exchange or included for quotation on a national market system. In the event of listing or inclusion, we will purchase shares for the distribution reinvestment program on the exchange or market at the prevailing market price. We will then sell the shares to stockholders at that price. The discount from the public offering price per share will not exceed 5% of the market price of a share on the date of purchase. It is possible that a secondary market will develop for the shares, and that the prices on the secondary market will be lower or higher than the price of shares purchased through the distribution reinvestment program. We may purchase shares in this secondary market for sale under the distribution reinvestment program, and if we choose to do so, participants will pay the price we paid to purchase such shares, which may be higher or lower than otherwise set forth in this section. Participants will also pay any fees and commissions paid by us in connection with any share purchases on the secondary market on behalf of the distribution reinvestment program. Neither we nor our affiliates will receive a fee for selling shares through the distribution reinvestment program. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the program.

A participant may stop participating in the distribution reinvestment program at any time without penalty, by delivering written notice to us. Prior to listing the shares on a national stock exchange or including them for quotation on a national market system, any transfer of shares by a participant to a non-participant will terminate participation in the distribution reinvestment program with respect to the transferred shares. Within 90 days after the end of our fiscal year, we provide each participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amount of distributions received during the prior fiscal year. Prior to listing the shares as described above, we will not issue share certificates except to stockholders who make a written request therefor, and ownership of these shares will be in book-entry form.

The individualized statement to participants will include receipts and purchases relating to each participant’s participation in the distribution reinvestment program including the tax consequences relative thereto. The directors, including a majority of independent directors, by majority vote may amend or terminate the distribution reinvestment program upon 30 days notice to participants.

Stockholders who participate in the distribution reinvestment program will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits, in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment program. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. In addition, the 5% discount applicable to shares purchased under the dividend reinvestment program will itself be treated as a deemed distribution to the purchaser. Shares received under the distribution reinvestment program will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders” for a full discussion of the tax effects of distributions.

As explained under “Description of Securities—Restrictions on Ownership and Transfer,” the certificates representing shares purchased through the distribution reinvestment program will bear a legend referring to the restrictions on their ownership and transfer.

Share Repurchase Program

The share repurchase program may, subject to restrictions and applicable law, provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

•	during the offering period and the 12 months following the end of the offering period, at $9.00 per share. This is a reduction of $1.00 from the $10 offering price per share;

•	during the next 12 months at $9.50 per share; and

•	thereafter, at $10 per share.

A stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through the share repurchase program. Our affiliates will not be eligible to participate in the share repurchase program.

Subject to applicable law, we will make repurchases under the share repurchase program, if requested, at least once quarterly on a first-come, first-served basis. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to one half of one percent, 0.5%, of the weighted average number of shares outstanding during the prior calendar year. Funding for the share repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan and other operating funds, if any, as the board of directors, at its sole discretion, may reserve for this purpose.

The board of directors, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board of directors to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors.

We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each year. If no funds are available for the program when repurchase is requested, the stockholder may withdraw the request, or ask that we honor the request when funds are available. Pending requests will be honored on a first-come, first-served basis.

Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national stock exchange, inclusion of the shares for quotation on a national market system, or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

If we terminate, reduce or otherwise change the share repurchase program, we will send a letter to stockholders informing them of the change, and we will disclose the changes in quarterly reports filed with the Securities and Exchange Commission on Form 10-Q.

REPORTS TO STOCKHOLDERS

Our advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of these books of account, together with a copy of our charter, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

The advisor will submit to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:

•	audited financial statements;

•	the ratio of the costs of raising capital during the period to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of fees paid to the advisor and any affiliate of the advisor, including fees or charges paid to the advisor and to any affiliate of the advisor by third parties doing business with us;

•	our total operating expenses, stated as a percentage of the average invested assets and as a percentage of net income;

•	a report from the independent directors that the policies we follow are in the best interests of our stockholders and the basis for such determination; and

•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, the directors, the advisor and any of their affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each stockholder within 45 days after the close of each quarterly fiscal period. Also, each stockholder will be provided our unaudited semi-annual reports within 270 days following the close of each fiscal year. The semi-annual reports will contain the same type of information as the annual reports described above.

At the same time as any distribution, we will provide stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons why the information is not available. In no event will the information be provided to stockholders more than 60 days after we make the distribution. We will include in our stockholders’ account statements an estimated value of our shares that will comply with the requirements of NASD Rule 2340.

Within 60 days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a property, we will submit a report to each stockholder containing:

•	the location and a description of the general character of the property acquired during the quarter;

•	the present or proposed use of the property and its suitability and adequacy for that use;

•	the terms of any material leases affecting the property;

•	the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, “due-on-sale” or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and

•	a statement that title insurance has been or will be obtained on the property acquired.

In addition, during the period of the offering we will send a report to each stockholder and submit to prospective investors when the advisor believes a property will probably be acquired:

•	on specified terms, i.e., upon completion of due diligence which includes review of the title insurance commitment, appraisal and environmental analysis; and

•	involving the use of 10% or more, on a cumulative basis, of the net proceeds of the offering.

After the completion of the last acquisition, the advisor will, upon request, send a schedule to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury, reflects: each acquisition made; the purchase price paid; the aggregate of all acquisition expenses paid on each transaction; and a computation showing compliance with our charter. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators, any report or statement required to be distributed to stockholders pursuant to our charter or any applicable law or regulation.

The accountants we regularly retain will prepare our federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between generally accepted accounting principles and income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information (including a Form 1099) to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the distribution reinvestment program. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

We may deliver to our stockholders each of the reports discussed in this section, as well as any other communications that we may provide them with, by E-mail or by any other means.

See “ Risk Factors; Employee Benefit Plan Risks; Annual Statement of Value is an Estimate” for an explanation of the annual statement of value we provide to stockholders.

LITIGATION

We are not subject to any material pending legal proceedings.

RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into agreements to pay our advisor, our property manager, our dealer manager and their affiliates fees or other compensation for providing services to us, as more fully described in “Compensation Table.”

LEGAL MATTERS

Proskauer Rose LLP, New York, New York, will pass upon the legality of the common stock and legal matters in connection with our status as a REIT for federal income tax purposes. Proskauer Rose LLP does not purport to represent our stockholders or potential investors, who should consult their own counsel. Proskauer Rose LLP also provides legal services to our sponsor, advisor and their affiliates.

Proskauer Rose LLP has reviewed the statements in the section in the prospectus titled “Federal Income Tax Considerations” and elsewhere as they relate to federal income tax matters and the statements in the section in the prospectus titled “ERISA Considerations.”

Venable LLP will pass upon certain matters of Maryland law in connection with our organization. Venable LLP does not purport to represent our stockholders or potential investors, who should consult their own counsel.

EXPERTS

The balance sheet included in this prospectus has been audited by Kamler Lewis & Noreman, LLP, independent auditors, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with this offering. This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You may read and copy our registration statement and all of its exhibits and schedules which we have filed with the SEC and which may be inspected and copied at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. This material, as well as copies of all other documents filed with the SEC, may be obtained from the Public Reference Section of the SEC, Washington D.C. 20549 upon payment of the fee prescribed by the SEC. The SEC maintains a web site that contains reports, proxies, information statements and other information regarding registrants that file electronically with the SEC, including us. The address of this website is http://www.sec.gov.

INDEPENDENT AUDITORS’ REPORT

The Shareholder of

Lightstone Value Plus Real Estate Investment Trust, Inc.

326 Third Street

Lakewood, New Jersey 08701

We have audited the accompanying balance sheet of Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Company”) as of July 12, 2004. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of Lightstone Value Plus Real Estate Investment Trust, Inc. as of July 12, 2004 in conformity with accounting principles generally accepted in the United States of America.

Kamler, Lewis & Noreman LLP

July 12, 2004

Great Neck, New York

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

(A Maryland Corporation in the Developmental Stage)

BALANCE SHEET

July 12, 2004

ASSETS

Cash	$202,000
Total assets	$202,000

LIABILITIES AND SHAREHOLDER’S EQUITY

LIABILITIES:
Due to limited partnership	$2,000
SHAREHOLDER’S EQUITY:
Preferred shares, 10,000,000 shares authorized, none outstanding	—
Common shares, $0.01 par value, 60,000,000 shares authorized, 20,000 shares issued and outstanding	200
Additional paid in capital	199,800

Total liabilities and shareholder’s equity	$202,000

The accompanying notes are integral part of this consolidated balance sheet.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

(A Maryland Corporation in the Developmental Stage)

NOTES TO BALANCE SHEET

July 12, 2004

Organization:

Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Company”), incorporated on June 8, 2004, is a newly formed Maryland corporation that intends to qualify as a real estate investment trust (“REIT”). The Company intends to offer for sale a maximum of 30,000,000 (exclusive of 4,000,000 shares available pursuant to the Company’s dividend reinvestment plan, 600,000 shares that could be obtained through the exercise of selling dealer warrants when and if issued and 75,000 shares that is reserved for issuance under the Company’s stock option plan) common shares at a price of $10 per share. The Company sold 20,000 shares to Lightstone Value Plus REIT LLC (the “Advisor”) as of July 6, 2004, at $10 per share. The Company will seek to acquire and operate commercial and residential properties. All such properties may be acquired and operated by the Company alone or jointly with another party. As of the date of this financial statement, the Company has neither purchased nor contracted to purchase any properties, nor has the Advisor identified any properties in which there is a reasonable probability that the Company will acquire. The Company may also acquire mortgages secured by real estate, with a view towards acquiring such real estate.

The management of the Company will be through the Advisor and Lightstone Value Plus REIT Management LLC, which will serve as the Company’s property manager (“Property Manager”). Lightstone Securities, LLC (“Dealer Manager”) will serve as the dealer manager of the Company’s public offering. These related parties will receive compensation and fees for services related to the offering and for the investment and management of the Company’s assets. These entities will receive fees during the offering, acquisition, operational and liquidation stages. The compensation levels during the offering, acquisition and operational stages are based on percentages of: 1) the offering proceeds sold; 2) the cost of acquired properties; and 3) the annual revenue earned from such properties and other such fees outlined in each of the respective agreements. See Footnote 2, Related Party Transactions, below for a summary of related party fees.

Summary of Significant Accounting Policies:

Cash and cash equivalents include cash in banks and money market funds, and temporary investments in short-term instruments with original maturities equal to or less than three months.

Related Party Transactions

The Company expects to pay the following fees to its Advisor and its affiliates during its operational stage:

Fees/Compensation	Amount
Acquisition Fee	2.75% of the gross contract purchase price of the property purchased. The acquisition fee and expenses for any particular property will not exceed, in the aggregate, 6% of the gross contract purchase price of the property.

Property Management Fee	The Property Manager will be paid the following fees.

Residential and Retail Properties:

Our property manager will be paid a monthly management fee (including all rent-up, leasing, and leasing fees and bonuses paid to any person) of 5% of the gross revenues from our residential and retail properties.

Fees/Compensation	Amount

Office and Industrial Properties:

For the management and leasing of our office and industrial properties, we will pay to our property manager, property management and leasing fees of up to 4.5% of gross revenues from our office and industrial properties. In addition, we may pay our property manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to up to two months’ rent).

Asset Management Fee	The Advisor and its affiliates will be paid an advisor asset management fee of 0.55% of the Company’s average invested assets. This fee will be payable quarterly in an amount equal to 0.1375 of 1% of average invested assets as of the last day of the immediately preceding quarter.

Reimbursable Expenses	The Advisor and its affiliates will be reimbursed for expenses that may include costs of goods and services, administrative services and non-supervisory services performed directly for the Company by independent parties.

Income Taxes

The Company expects to qualify as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company generally will not be subject to federal income tax on that portion of its REIT taxable income (“Taxable Income”) which it distributes to its shareholders provided that at least 90% of Taxable Income is distributed and provided that such income meets other conditions. Accordingly, no provision for federal income taxes is required. The Company may be subject to state taxes in certain jurisdictions. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.

Concentration of Credit Risk:

The Company maintains its cash in a bank which is insured by the Federal Deposit Insurance Corporation (“FDIC”) for a balance up to $100,000. At July 12, 2004, the account balance exceeded the FDIC limit.

Subsequent Event—Investment in Limited Partnership

Lightstone Value Plus REIT LP (the “Operating Partnership”) will issue to the Company 20,000 Operating Partnership units in exchange for $200,000. The Company will be the sole general partner and holder of 99.01% of the units of the Operating Partnership. The Advisor agreed to contribute $2,000 to the Operating Partnership in exchange for a 0.99% limited partner interest in the Operating Partnership, which was received on June 17, 2004. The limited partner interests have the right to convert Operating Partnerships units into cash or, at the option of the Company, an equal number of common shares of the Company, as allowed by the limited partnership agreement. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the Operating Partnership’s assets.

Appendix A

Prior Performance Tables

The following introduction provides information relating to real estate investment programs sponsored by the sponsor or its affiliates (“Prior Programs’). These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. Information in the tables is current as of December 31, 2003. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by The Lightstone Group. During the five years ending December 31, 2003, The Lightstone Group sponsored programs that have investment objectives similar to ours.

Prospective investors should read these tables carefully together with the summary information concerning the prior programs as set forth in “Prior Performance Summary” elsewhere in this prospectus.

INVESTORS IN LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAMS AND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR PROGRAMS.

Prospective investors should note that the investment objectives of each of the programs listed in these tables are substantially different than ours in that the investor benefits of such programs are intended to be low income housing tax credits rather than quarterly cash dividends and capital appreciation.

Additional information about these tables can be obtained by calling us at (732) 367-0129.

The following tables use certain financial terms. The following paragraphs briefly describe the meanings of these terms.

•	“Acquisition Costs” means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.

•	“Cash Generated From Operations” means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.

•	“GAAP” refers to “Generally Accepted Accounting Principles” in the United States.

•	“Recapture” means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.

•	“Reserves” refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.

•	“Return of Capital” refers to distributions to investors in excess of net income.

Table I

EXPERIENCE IN RAISING AND INVESTING FUNDS(1)

(UNAUDITED)

	2001	2002	2003
Dollar Amount Offered (total equity)	$7,475,000	$8,000,000	$63,880,000
Dollar Amount Raised from Investors	$2,150,000	$4,825,000	$47,600,000
Dollar Amount Raised from Sponsor and Affiliates	$5,325,000	$3,175,000	$16,280,000
Total Dollar Amount	100%	100%	100%
Less offering expenses:	—	—	—
Selling commissions and discounts	1%	2%	2%
Retained by affiliates	—	—	—
Organizational expenses	0.4%	0.4%	0.5%
Other (explain)	—	—	—

Reserves:
Percent available for investment	98.6%	97.6%	97.5%

Acquisition costs:
Prepaid items and fees related to purchase of property	0%	0%	0%
Cash down payment—(deposit)	98.6%	97.6%	97.5%
Acquisition fees	—	—	—
Other (explain)	—	—	—
Total acquisition cost (purchase price + closing costs)	$53,775,000	$56,010,000	$747,265,500

Percent leverage (mortgage financing divided by total)	86%	74%	88%

Number of Offerings in the Year	2 (2)	2 (3)	4 (4)

Length of offering (in months)	n/a	n/a	n/a

Month to invest 90% of amount available for investment	n/a	n/a	n/a

(1)	This table only includes information regarding programs with respect to which The Lightstone Group raised capital from third parties.
(2)	Consisted of office properties in Allentown, Pennsylvania and industrial properties in Jacksonville, Florida.
(3)	Consisted of retail properties in Larchmont and Mt. Laurel, New Jersey and Barceloneta, Puerto Rico.
(4)	Consisted of the retail properties of Prime Outlets throughout the United States and of residential properties in Indiana and Virginia.

Table II

COMPENSATION TO SPONSOR(1)

(UNAUDITED)

	Compensation for 2 programs that closed in 2001	Compensation for 2 programs that closed in 2002	Compensation for 4 programs that closed in 2003	Compensation for all other programs that was received in 2001	Compensation for all other programs that was received in 2002	Compensation for all other programs that was received in 2003
Date offering commenced	2001	2002	2003
Dollar amount raised	$2,150,000	$4,700,000	$47,600,000	n/a	n/a	n/a
Amount paid to sponsor from proceeds of offering:	—	—	—	n/a	n/a	n/a
Underwriting fees	—	—	—	n/a	n/a	n/a
Acquisition fees	—	—	—	n/a	n/a	n/a
-Real estate commissions	—	—	—	n/a	n/a	n/a
-Advisory fees	—	—	—	n/a	n/a	n/a
-Other (identify and quantify)	—	—	—	n/a	n/a	n/a
Annualized dollar amount of cash generated from operations before deducting payments to sponsor(2)	$10,187,574	$15,955,788	$120,339,383	n/a	n/a	n/a
Actual amount paid to sponsor from operations:
Property management fees	$46,000	$179,400	$285,000	n/a	n/a	n/a
Partnership management fees	—	—	—	n/a	n/a	n/a
Reimbursements	—	—	—	n/a	n/a	n/a
Leasing commissions	—	—	—	n/a	n/a	n/a
Other—Share of actual distributions from cash generated from operations	$641,266	$575,000	$2,900,000	n/a	n/a	n/a
Dollar amount of property sales and refinancing before deducting payment to sponsor
-Cash	—	—	—	n/a	n/a	n/a
-Notes	—	—	—	n/a	n/a	n/a
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	—	—	—	n/a	n/a	n/a
Incentive fees	—	—	—	n/a	n/a	n/a
Other (identify and quantify)	—	—	—	n/a	n/a	n/a

(1)	This table only includes information regarding programs with respect to which The Lightstone Group raised capital from third parties.
(2)	Figures relating to properties that were acquired during the course of the year are annualized on a full year basis from January 1 of the applicable year, as if the properties were acquired on such date.

Table III

OPERATING RESULTS OF PRIOR PROGRAMS(1)

(UNAUDITED)

	1999	2000	2001	2002	2003
Number of Programs(2)	n/a	1	3	5	9
Gross Revenues(3)	n/a	$522,144	$13,774,195	$22,765,360	$203,346,332
Profit on sales of properties	n/a	n/a	n/a	n/a	n/a
Less: Operating expenses(3)	n/a	$161,919	$4,131,666	$6,988,972	$80,291,949
Interest expense(3)	n/a	$284,920	$6,302,123	$8,041,721	$60,620,824
Depreciation(3)	n/a	$175,988	$1,783,543	$2,470,046	$44,472,605
Net Income—GAAP Basis(3)	n/a	$(100,683)	$1,556,863	$5,264,621	$17,960,954
Taxable Income
From operations(3)	n/a	$1,152,078	$13,378,089	$14,869,910	n/a	(4)
From gain on sale	—	—	—	—	—
Cash generated from operations(3)	n/a	$360,225	$10,141,574	$15,776,388	$120,054,383
cash generated from sales	—	—	—	—	—
cash generated from refinancing	—	—	—	—	—
cash generated from operations, sales and refinancing(3)	n/a	$360,225	$10,141,574	$15,776,388	$120,054,383
Less: Actual cash distribution to investors
From operating cash flow	n/a	$300,000	$160,000	$858,000	$1,067,072
From sales and refinancing	—	—	—	—	—
From other	—	—	—	—	—
Cash generated (deficiency) after cash distributions(3)	n/a	$60,225	$5,522,127	$14,918,388	$118,987,311
Less: Special items	n/a	n/a	n/a	n/a	n/a
Cash generated (deficiency) after cash distributions and special items(3)	n/a	$60,225	$5,522,127	$14,918,388	$118,987,311
Tax and distribution data per $1,000 invested	n/a	—	—	—	—
Federal income tax results:
Ordinary income (loss)
-from operations	n/a	$(110,442)	$1,263,243	$1,602,633	n/a	(4)
-from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors Source (on GAAP basis)
-Investment Income	—	—	—	—	—
-Return of capital	—	—	—	—	—
Source (on cash basis)	—
-Sales	—	—	—	—	—
-Refinancing	—	—	—	—	—
-Operations	n/a	$300,000	$160,000	$858,000	$1,067,072
-Other	n/a	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	n/a	100%	100%	100%	100%

(1)	This table only includes information regarding programs with respect to which The Lightstone Group raised capital from third parties.
(2)	Including prior years.
(3)	Figures relating to properties that were acquired during the course of the year are annualized on a full year basis from January 1 of the applicable year, as if the properties were acquired on such date.
(4)	To be provided by amendment.

Table IV

RESULTS OF COMPLETED PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

NOT APPLICABLE

Table V

SALES OR DISPOSITIONS OF PROPERTIES

NOT APPLICABLE

Appendix B

Distribution Reinvestment Plan

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

DISTRIBUTION REINVESTMENT PROGRAM

Lightstone Value Plus Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), pursuant to its Charter (the “Charter”), has adopted a Distribution Reinvestment Program (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms are defined in Section X of this appendix, unless otherwise defined herein.

As agent for the Stockholders who purchase Shares from the Company pursuant to the Company’s public offering of its Shares (the “Offering”) and elect to participate in the DRP (the “Participants”), the Company will apply all distributions, paid with respect to the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for said Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

Procedure for Participation. Any Stockholder who purchases Shares pursuant to the Company’s Offering may elect to become a Participant by completing and executing the Subscription Agreement or other appropriate authorization form as may be available from the Company, the Dealer Manager or the Soliciting Dealer. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP will be paid at the same time as Distributions are paid on Shares purchased outside the DRP and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

Purchase of Shares. Participants will acquire Shares from the Company at a fixed price of $9.50 per Share until the first to occur of (i) the termination of the Offering, or (ii) the public offering price per Share in the Offering is increased above $10 per share. Thereafter, Participants will acquire Shares, at the Company’s option, (i) from the Company at a price equal to 95% of the Market Price of a Share on the date of purchase, until such time as the Company’s Shares are listed on a national stock exchange or included for quotation on a national market system or (ii) if a secondary market for the Shares develops, at the price paid by the Company for the Shares in such secondary market, including any fees and commissions paid by the Company to purchase such Shares. In the event of such listing or inclusion, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price. Prior to such listing or inclusion, the discount per Share is never intended to exceed 5% of the current Market Price of a Share on the date of purchase. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Charter.

Prior to the first to occur of (i) the termination of the Offering or (ii) the public offering price per Share in the Offering increasing above $10 per share, it is possible that a secondary market will develop for the Shares, and that the Shares may be bought and sold on the secondary market at prices lower or higher than the $9.50 per Share price which will be paid under the DRP.

The Company shall endeavor to acquire Shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

If the Company’s Shares are listed on a national stock exchange or included for quotation on a national market system, the reservation of any Shares from the Offering for issuance under the DRP, which have not been issued as of the date of such listing or inclusion, will be canceled, and such Shares will continue to have the status of authorized but unissued Shares. Those unissued Shares will not be issued unless they are first registered with the Securities and Exchange Commission (the “Commission”) under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

Share Certificates. Unless and until the Shares are listed on a national securities exchange, the quotation of the Shares by The Nasdaq Stock Market or the trading of the Shares in the over-the-counter market, the Company will not issue share certificates except to stockholders who make a written request to the Company. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.

Reports. Within 90 days after the end of the Company’s fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant’s participation in the DRP including the tax consequences relative thereto.

Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.

Amendment or Termination of DRP by the Company. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days’ written notice to the Participants.

Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Act or the securities laws of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

Governing Law. This DRP shall be governed by the laws of the State of Maryland. However, causes of action for violations of federal or state securities laws shall not be governed by this Section IX.

Defined Terms.

“Act” means the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

“Affiliate” means, with respect to any other Person: (i) any Person directly or indirectly owning, controlling or holding, with the power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Dealer Manager” means Lightstone Securities, LLC.

“Directors” means the members of the Board of Directors of the Company, including the Independent Directors.

“Independent Directors” means the Directors who: (i) are not affiliated and have not been affiliated within the two years prior to their becoming an Independent Director, directly or indirectly, with the Company, the Sponsor, or the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of the Company, the Sponsor, the Advisor or any of their Affiliates; (ii) do not serve as a director or trustee for more than two other REITs organized by the Company or the Advisor; and (iii) perform no other services for the Company, except as Directors. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Director has one of the foregoing relationships with the Company, the Sponsor, the Advisor or any of their Affiliates. For purposes of determining whether or not the business or professional relationship is material, the aggregate gross revenue derived by the prospective Independent Director from the Company, the Sponsor, the Advisor and their Affiliates shall be deemed material PER SE if it exceeds 5% of the prospective Independent Directors: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis.

“Market Price” means on any date the average of the Closing Price (as defined below) per Share for the five consecutive Trading Days (as defined below) ending on such date. The “Closing Price” on any date means the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high “bid” and of the low “ask” prices in the over-the-counter market, as reported by The Nasdaq Stock Market, Inc. (“Nasdaq”), or, if Nasdaq is no longer in use, the principal automated quotation system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Board, or if there is no professional market maker making a market in the Shares, the average of the last ten (10) sales pursuant to the Offering if the Offering has not concluded, or if the Offering has concluded, the average of the last ten (10) purchases by the Company pursuant to its Share Repurchase Program (the “SRP”), and if there are fewer than ten (10) of such purchases under the SRP, then the average of such lesser number of purchases, or, if the SRP is not then in existence, the price at which the Company is then offering Shares to the public if the Company is then engaged in a public offering of Shares, or if the Company is not then offering Shares to the public, the price at which a Stockholder may purchase Shares pursuant to the Company’s Distribution Reinvestment Program (the “DRP”) if such DRP is then in existence, or if the DRP is not then in existence, the fair market value of the Shares as determined by the Company, in its sole discretion. “Trading Day” shall mean a day on which the principal national securities exchange or national automated quotation system on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange or national automated quotation system, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close. The term “regular way” means a trade that is effected in a recognized securities market for clearance and settlement pursuant to the rules and procedures of the National Securities Clearing Corporation, as opposed to a trade effected “ex-clearing” for same-day or next-day settlement.

“NASD” means the National Association of Securities Dealers, Inc.

“Ownership Limit” means the prohibition on beneficial ownership of no more than 9.8%, in number of shares or value, of outstanding Equity Stock of the Company.

“Shares” means the shares of voting common stock, par value $.01 per share, of the Company, and “SHARE” means one of those Shares.

“Soliciting Dealers” means the dealer members of the NASD, designated by the Dealer Manager.

“Stockholders” means the holders of Shares.

Appendix C

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

SUBSCRIPTION AGREEMENT

PLEASE MAIL THE BLUE COPY, THE WHITE COPY, AND YOUR CHECK MADE PAYABLE TO “[            ], Escrow Agent for Lightstone Value Plus Real Estate Investment Trust, Inc.” TO: Lightstone Securities, LLC, [                    ], Attn: [                    ]. Please use ballpoint pen or type the information. If you have questions, please call 800-                    .

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC., Instructions to Subscribers

INSTRUCTIONS	Any person desiring to subscribe for our common shares should carefully read and review the prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page which follows these instructions. Follow the appropriate instruction listed below for the items indicated. Please print in ink or type the information.

INVESTMENT A

Item 1—Enter the number of shares to be purchased and the dollars and cents amount of the purchase. Minimum purchase 100 shares ($1,000). Qualified Plans 300 Shares ($3,000).

Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount.

B	Item 2—Check if you desire to participate in our distribution reinvestment program.

REGISTRATION INFORMATION C

Item 3—Enter the exact name in which the shares are to be held. For co-owners enter the names of all owners. For investments by qualified plans, include the exact name of the plan. For investments by qualified plans, enter the name of the custodian or trustee on the first line and FBO the name of the investor on the second line. If this is an additional purchase by a qualified plan, please use the same exact plan name as previously used.

Item 4—Enter mailing address, state of residence, telephone number and E-mail address of owner. For qualified investments, please enter mailing address of custodian or trustee. Lightstone Value Plus Real Estate Investment Trust, Inc. may deliver correspondence and notices by E-mail or any other electronic means.

Item 5—Enter birth date(s) or date of incorporation.

Item 6—Check the appropriate box. If the owner is a non-resident alien, he must apply to the United States Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to us as soon as it is available.

Item 7—Check this box if the owner is an employee of Inland or an individual who has been continuously affiliated with Inland as an independent contractor.

Item 8—Enter the Social Security number or Taxpayer I.D. number. The owner is certifying that this number is correct. For qualified investments please enter both the investor’s social security number (for identification purposes) and the custodian or trustee’s Taxpayer I.D. number (for tax purposes).

D	Item 9—Enter the residence address if different than the mailing address. For qualified investments, please enter the residence address of the investor.

E	Item 10—Check the appropriate box to indicate the type of entity which is subscribing. If this is an additional purchase, this should be completed exactly the same as previous investment. If the subscriber is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC., Instructions to Subscribers

SIGNATURE F	Item 11—The Subscription Agreement/Signature Page must be executed by the owner(s), and if applicable, the trustee or custodian.

ALTERNATE ADDRESS FOR DISTRIBUTIONS (OPTIONAL) G	Item 12—If owners desire direct deposit of his/her/their cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, please complete. Please make sure account has been opened and account number is provided, as well as informing recipient that distribution will be forthcoming and is an asset transfer.

BROKER/DEALER REGISTERED REPRESENTATIVE H

Item 13—Enter the name of the broker/dealer and the name of the registered representative, along with the street address, city, state, zip code, telephone number, fax and e-mail of the registered representative. By executing the Subscription Agreement/Signature Page, the registered representative substantiates compliance with the conduct rules of the NASD, by certifying that the registered representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such registered representative, that an investment in us is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the registered representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in us during its term. The registered representative (authorized signature) should sign where provided.

Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker-dealer whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. That box must be checked in order for such subscribers to purchase shares net of the selling commissions.

SUBMISSION OF SUBSCRIPTION	The properly completed and executed Blue and White copies of the Subscription Agreement/Signature Page together with a CHECK MADE PAYABLE TO “[ ] as Escrow Agent for Lightstone Value Plus Real Estate Investment Trust, Inc.” should be returned to the owner’s registered representative or the offices of Lightstone Securities, LLC, [ ].

NOTE: If a person other than the person in whose name the shares will be held is reporting the income received from us, you must notify us in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN OUR SHARES.

CALIFORNIA INVESTORS

ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

Please read this Subscription Agreement/Signature Page and the Terms and Conditions before signing. Subscriber must read the Subscription Instructions.

(1)    INVESTMENT

MAKE CHECK PAYABLE TO [            ]/ESCROW AGENT FOR LIGHTSTONE REAL

ESTATE INVESTMENT TRUST, INC.

A	This subscription is in the amount of $ for the purchase of common shares of Lightstone Value Plus Real Estate Investment Trust, Inc. at $10 per share. Minimum Initial Investment: 100 shares; 300 shares for IRA, Keogh and qualified plan accounts).

B	This is an: ☐ INITIAL INVESTMENT ☐ ADDITIONAL INVESTMENT

(2)    DISTRIBUTION REINVESTMENT PROGRAM: ☐ YES Subscriber elects to participate in the distribution reinvestment program described in the prospectus. Distributions will be made by check unless box is marked.

(3)    REGISTERED OWNER

☐ Mr. ☐ Mrs. ☐ Ms.

Co-Owner

☐ Mr. ☐ Mrs. ☐ Ms.

(4) Mailing Address

State of Residence

E-mail Address:	@	@

C

(5) Date of Birth

(6) Please Indicate Citizenship Status	☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien

(7) Employee or Affiliate

(8) Social Security #

Co-Owner Social Security #

Corporate or Custodial Tax Identification Number

(9) RESIDENCE ADDRESS IF DIFFERENT FROM ABOVE OR FOR INVESTOR OF QUALIFIED PLAN

Street	City	State Zip Code

D

E	(10)	CHECK ONE

A	☐	Individual Ownership
B	☐	Joint Tenants with Right of Survivorship
C	☐	Community Property
D	☐	Tenants in Common
E	☐	Tenants by the Entirety
F	☐	Corporate Ownership
G	☐	Partnership Ownership
H	☐	IRA
I	☐	Qualified Plan (Keogh)
J	☐	Simplified Employee Pension/Trust (S.E.P.)
K	☐	Uniform Gifts to Minors Act State of a Custodian for
L	☐	Pension or Profit Sharing Plan ☐ Taxable ☐ Exempt under § 501A
M	☐	Trust/Date Trust Established Name of Trustee or other Administrator ☐ Taxable ☐ Grantor A or B
N	☐	Estate
O	☐ ☐	Other (Specify) Taxable ☐ Non-Taxable

F

(11)    THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding.

The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf) the following: (Texas residents must separately initial each of the representations below)

(a) acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement (not required for Minnesota residents), of the prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares must give written notice and provide certain information to Lightstone Value Plus Real Estate Investment Trust, Inc.;

(b) represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in Lightstone Value Plus Real Estate Investment Trust, Inc.) I (we) have gross income due in the current year of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000, or such higher suitability as may be required by certain states and set forth on the reverse side hereof; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares;

(c) represents that the subscribers are purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s);

(d) acknowledges that the shares are not liquid; (not required for Minnesota or Maine residents);

(e) if an affiliate of Lightstone Value Plus Real Estate Investment Trust, Inc., represents that the shares are being purchased for investment purposes only and not for immediate resale.

Print Name of Custodian or Trustee (if Applicable)

X

Signature-Registered Owner

Authorized Signature (Custodian or Trustee)	Signature—Co-Owner

A SALE OF THE SHARES MAY NOT BE COMPLETED BY THE SOLICITING DEALERS UNTIL AT LEAST FIVE BUSINESS DAYS AFTER RECEIPT OF THE PROSPECTUS.

G

(12)    DIRECTLY DEPOSIT CASH DISTRIBUTIONS (OPTIONAL) TO:

Account Number—MUST BE FILLED IN

Name of Bank, Brokerage Firm or Individual

Signature—Registered Owner

Signature—Co-Owner

Mailing Address

City, State & Zip Code

H

(13)    BROKER/DEALER DATA—completed by selling Registered Representative (Please use Rep’s address—not home office)

Name of Registered Representative

Registered Representative’s Telephone

Have you changed broker/dealer ☐ Yes ☐ No

Representative’s email:

Representative’s fax:

Mailing Address

City, State & Zip Code

Broker/Dealer Name

Home Office Mailing Address

City, State & Zip Code

Signature—Registered Representative:

☐  REGISTERED INVESTMENT ADVISOR (RIA) (check here) This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative whose agreement with the subscriber includes a fixed “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through RIA.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

SUBSCRIPTION AGREEMENT/SIGNATURE PAGE—REVERSE SIDE

Certain states have imposed special financial suitability standards for subscribers who purchase shares.

Standards for subscribers from California, Iowa, Massachusetts, Michigan, North Carolina and Tennessee

•	The subscriber has either (i) a net worth of at least $60,000 (exclusive of home, home furnishings and automobiles) and an annual gross income of at least $60,000, or (ii) a net worth of at least $225,000 (exclusive of home, home furnishings and automobiles).

Standards for subscribers from Maine

•	The subscriber has either (i) a net worth of at least $50,000 (exclusive of home, home furnishings and automobiles), and an annual gross income of at least $50,000, or (ii) a net worth of at least $200,000 (exclusive of home, home furnishings and automobiles).

Standards for subscribers from Missouri

•	the subscriber (i) invests no more than 10% of the subscriber’s net worth in us and (ii) has either (a) a net worth of at least $60,000 (exclusive of home, home furnishings and automobiles), and an annual gross income of at least $60,000, or (b) a net worth of at least $225,000 (exclusive of home, home furnishings and automobiles).

Standards for subscribers from New Hampshire

•	The subscriber has either (i) a net worth of at least $125,000 (exclusive of home, home furnishings and automobiles), and an annual gross income of at least $50,000, or (ii) a net worth of at least $250,000 (exclusive of home, home furnishings and automobiles).

Standards for the subscribers from Ohio and Pennsylvania

•	The subscriber has (i) a net worth of at least ten times the subscriber’s investment in us; and (ii) either (a) a net worth of at least $45,000 (exclusive of home, home furnishings and automobiles), and an annual gross income of at least $45,000, or (b) a net worth of at least $150,000 (exclusive of home, home furnishings and automobiles).

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. AS USED IN THIS SUBSCRIPTION AGREEMENT, “LIGHTSTONE” REFERS TO THE LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND ITS AFFILIATES. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

By executing this Subscription Agreement, the subscriber is not waiving any rights under the federal securities laws.

OFFICE USE ONLY	Investor Check Date Investor Check Check Amount	Owner Account Number

Broker/Dealer Number		Co-Owner Account Number

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Common Stock

1,000,000 SHARES—MINIMUM OFFERING

20,000,000 SHARES—MAXIMUM OFFERING

30,000,000 SHARES—INCREASED MAXIMUM OFFERING

P R O S P E C T U S

[                    ], 2004

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Lightstone Value Plus Real Estate Investment Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Until [                    ], 2004 (         days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

PART II    INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration Fee	$43,736.90
NASD Filing Fee	$30,500.00
Printing and Mailing Expenses	*
Blue Sky Fees and Expenses	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Advertising and Sales Literature	*
Due Diligence	*
Miscellaneous

Total	*

*	To be supplied by amendment

SALES TO SPECIAL PARTIES.

Our sponsor, The Lightstone Group, will receive a special limited partner interest of our operating partnership in exchange for agreeing to pay $20,000,000, assuming 20,000,000 shares are sold pursuant to this offering, which we will use to defray all costs and expenses of this offering, including organizational costs and selling commissions. Soliciting dealers may be entitled to purchase up to 600,000 shares of our shares pursuant to warrants issuable to Lightstone Securities and transferable to participating broker-dealers whereby participating broker-dealers will have the right to purchase one share for every 50 shares they sell in this offering. The exercise price for shares purchased pursuant to the warrants is $12 per share. Our independent directors, will be granted options to purchase shares under the company’s stock option plan at an initial exercise price of $10 per share. Stockholders will be allowed to purchase shares pursuant to our distribution reinvestment plan for $9.50 per Share. Subscribers to shares which are entitled to volume discounts will pay reduced selling commissions. See “Compensation Table—Nonsubordinated Payments—For and in Connection With the Offering,” “Management—Stock Option Plan,” and “Plan of Distribution—Volume Discounts” and “—Other Discounts.”

RECENT SALES OF UNREGISTERED SECURITIES.

On July 6, 2004, Lightstone Value Plus REIT LLC purchased from us 20,000 Shares for $10 per Share, for an aggregate purchase price of $200,000, in connection with our organization. Our advisor also made a capital contribution to Lightstone Value Plus REIT LP, our operating partnership, in the amount of $2,000 in exchange for 200 limited partnership units of the operating partnership. The 200 limited partnership units received by our advisor may be exchanged, at its option, for 200 shares identical to those being offered pursuant to the Prospectus included in this Registration Statement, subject to our option to pay cash in lieu of such shares. No sales commission or other consideration was paid in connection with such sales, which were consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration in Section 4(2) of the Act as transactions not involving any public offering.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article XII, Sections 12.3 and 12.4 of the Company’s charter provide as follows:

SECTION 12.3. INDEMNIFICATION. To the maximum extent permitted by Maryland law in effect from time to time (but subject to the provisions set forth below), the Company shall indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former director or officer of the Company, (ii) any individual who, while a director of the Company and at the request of the Company, serves or has served as a director, officer, partner, or trustee of another corporation, real investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise, and (iii) the Advisor and its Affiliates (such persons and the Advisor and its Affiliates being referred to herein as the “Indemnitee”), from and against any claim or liability to which the Indemnitee may become subject or which the Indemnitee may incur by reason of his, her or its service in such capacities. The Corporation may, with the approval of its board of directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation or Lightstone Value Plus REIT LLC.

So long as the Company is subject to the NASAA REIT Guidelines, the Company will not indemnify any Indemnitee unless (i) the Indemnitee has determined in good faith that the course of conduct which caused the loss, liability or expense was in the best interests of the Company, (ii) the Indemnitee was acting on behalf of the Company or performing services for the Company and (iii) the liability, loss or expense was not the result of negligence or misconduct on the part of the Indemnitee, except that if the Indemnitee is or was an independent director, the liability, loss or expense was not the result of gross negligence or willful misconduct. In any such case, the indemnification or agreement to indemnify shall be recoverable only out of the net assets of the Company and not from the assets of any stockholder.

So long as the Company is subject to the NASAA REIT Guidelines, the Company will not indemnify any Indemnitee for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) each claim or count involving alleged violations of federal or state securities has been adjudicated in favor of the Indemnitee, or (ii) each such claim or count has been dismissed with prejudice by a court of competent jurisdiction, or a court of competent jurisdiction approves a settlement of each such claim or count and finds that indemnification of the settlement and related costs should be made, and the court considering the matter has been advised of the position of the Securities and Exchange Commission and the published position of any applicable state securities regulatory authority as to indemnification for securities law violations.

So long as the Company is subject to the NASAA REIT Guidelines, the Company will advance amounts to an Indemnitee only if (i) the proceeding relates to acts or omissions relating to the performance of duties or services for the Company or on its behalf, (ii) the proceeding is initiated by a third party who is not a stock holder or is initiated by a stockholder acting in his or her capacity as such, and a court of competent jurisdiction specifically approves the advancement, (iii) the Indemnitee provides the Company with written affirmation of his, her or its good faith belief that he, she or it has met the standard of conduct necessary for indemnification, and (iv) the Indemnitee undertakes in writing to repay the advanced funds to the Company, together with interest at the applicable legal rate of interest if the Indemnitee is found not to be entitled to indemnification.

The Company may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee, agent or the Advisor, or any of his, her or its Affiliates, against any claim or liability asserted or incurred by reason of or arising out of such status; provided, however, that the Company shall not incur the cost of any liability insurance which insures any person against any claim or liability for which he, she or it could not be indemnified under the charter of the Company.

The board of directors may take such action as is necessary to carry out the foregoing indemnification provisions and is expressly empowered to adopt, approve and amend, from time to time, Bylaws, resolutions or contracts implementing such provisions. No amendment of the Charter or repeal of any of its provision shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

SECTION 12.4 PAYMENT OF EXPENSES. Subject to the provision of Section 12.3(c) of this Article XII, the Company shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding upon receipt by the Company of (i) a written affirmation by the Indemnitee of his, her or its good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification as authorized by Section 2-418 of the MGCL and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount paid or reimbursed by the Company if it is ultimately determined that the standard of conduct has not been met. Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2-418(e) of the MGCL or any successor statute.

Our Bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the Articles or the Bylaws will apply to or affect, in any respect, an indemnified person’s right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

The Lightstone Group intends to enter into separate indemnification agreements with each of the Company’s Directors and certain of its executive officers. The indemnification agreements will require, among other things, that The Lightstone Group indemnify the Company’s Directors and officers to the fullest extent permitted by law, and advance to the Directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Lightstone Group must also indemnify and advance all expenses incurred by Directors and officers seeking to enforce their rights under the indemnification agreements and cover Directors and officers under The Lightstone Group’s Directors’ and officers’ liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles and the Bylaws, as a contract, it cannot be unilaterally modified by the board of directors or by the Stockholders to eliminate the rights it provides.

To the extent that the indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

Inapplicable.

EXHIBITS

The following documents are filed as part of this Registration Statement:

EXHIBIT NO.	DESCRIPTION
1.1	Form of Dealer Manager Agreement by and between Lightstone Value Plus Real Estate Investment Trust, Inc. and Lightstone Securities, LLC.

1.2	Form of Soliciting Dealers Agreement by and between Lightstone Securities, LLC and the Soliciting Dealers.

1.3	Form of Warrant Purchase Agreement by and between Lightstone Value Plus Real Estate Investment Trust, Inc. and Lightstone Securities, LLC.

3.1	Form of Charter of Lightstone Value Plus Real Estate Investment Trust, Inc.

3.2	Bylaws of Lightstone Value Plus Real Estate Investment Trust, Inc.

4.1	Agreement of Limited Partnership of Lightstone Value Plus REIT LP.

4.2	Specimen Certificate for the Shares.

5(1)	Form of Opinion of Proskauer Rose LLP as to the legality of the Shares being registered.

8	Form of Opinion of Proskauer Rose LLP as to tax matters.

10.1(1)	Form of Escrow Agreement by and among Lightstone Value Plus Real Estate Investment Trust, Inc., [ ] and Lightstone Securities.

EXHIBIT NO.		DESCRIPTION

10.2		Form of Advisory Agreement by and among Lightstone Value Plus Real Estate Investment Trust, Inc., Lightstone Value Plus REIT LP and Lightstone Value Plus REIT LLC.

10.3		Form of Management Agreement, by and among Lightstone Value Plus Real Estate Investment Trust, Inc., Lightstone Value Plus REIT LP and Lightstone Value Plus REIT Management LLC.

10.4	(1)	Form of the Company’s Stock Option Plan.

10.5	(1)	Form of Indemnification Agreement by and between The Lightstone Group and the directors and executive officers of Lightstone Value Plus Real Estate Investment Trust, Inc.

23.1		Consent of Kamler Lewis & Noreman, LLP dated July 14, 2004.

23.2	(1)	Consent of Proskauer Rose LLP dated July 14, 2004 (included in Opinion of Proskauer Rose LLP On Exhibit 5.1).

23.3	(1)	Consent of Venable LLP dated July 14, 2004.

24		Power of Attorney (included on signature page to the Registration Statement).

(1)	To be filed by amendment.

UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission at the time such post-effective amendments are filed.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Registrant undertakes to send to each Stockholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

C. The Registrant undertakes to provide to the Stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

D. The Registrant hereby undertakes to send to the Stockholders, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Securities and Exchange Commission.

E. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each Property not identified in the Prospectus at such time as there arises a reasonable probability that such Property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Stockholders. Each sticker supplement should also disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements Rule 3-14 of Regulation S-X only for Properties acquired during the distribution period.

The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Stockholders at least once each quarter after the distribution period of the offering has ended.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Table VI

ACQUISITION OF PROPERTIES BY PROGRAMS(1)

(UNAUDITED)

	2001		2002		2003
Name	SFN PA, LLC	Florida Acquisitions 1986, LLC	Larchmont	Prime Outlets, Puerto Rico	International Village	Regency Park South	F&W Properties	Prime Outlets
Location	Allentown, PA	Jacksonville, FL	Mt. Laurel, NJ	Barceloneta, PR	Indianapolis, IN	Indianapolis, IN	Virginia	Various
Type of Property	Office	Industrial	Retail	Retail	Residential	Residential	Residential	32 Retail outlets
Gross leasable space (sq. feet) or number of units and total sq. feet of unit	346,890 Sq. Ft.	343,131 Sq. Ft.	123,700 Sq. Ft.	176,344 Sq. Ft.	462 Units	304 Units	2120 Units	8,597,113 Sq. Ft.
Date of purchase	1/2001	5/2001	12/2002	12/2002	10/2003	10/2003	10/2003	12/2003
Mortgage financing at date of purchase	$33,000,000	$13,300,000	$8,900,000	$32,500,000	$13,430,000	$8,840,000	$41,082,400	$625,000,000
Cash down payment Contract purchase price plus acquisition fee	$5,750,000	$1,725,000	$5,110,000	$9,500,000	$1,420,000	$1,010,000	$12,759,610	$43,700,000
Other cash expenditures expensed	—	—	—	—	—	—	—	—
Other cash expenditures capitalized	—	—	—	—	—	—	—	—
Total acquisition cost	$38,750,000	$15,025,000	$14,010,000	$42,000,000	$14,850,000	$9,850,000	$53,842,010	$668,700,000

(1)	This table only includes information regarding programs with respect to which The Lightstone Group raised capital from third parties.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, State of New York, on the 14th day of July, 2004.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ DAVID LICHTENSTEIN
CHIEF EXECUTIVE OFFICER, PRESIDENT AND CHAIRMAN OF THE BOARD OF DIRECTORS

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Lichtenstein and Jonathan Gould and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	CAPACITY	DATE

/s/ DAVID LICHTENSTEIN David Lichtenstein	Chief Executive Officer, President and Chairman of the Board of Directors	July 14, 2004

/s/ JONATHAN GOULD Jonathan Gould	Senior Vice-President-Acquisitions and Director	July 14, 2004

/s/ GAIL GROSSMAN Gail Grossman	Chief Financial Officer and Treasurer	July 14, 2004